As filed with the Securities and Exchange Commission on November 12, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

SINGLE TOUCH SYSTEMS INC.

(Exact name of Registrant as specified in its charter)

Delaware	7389	13-4122844
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2235 Encinitas Boulevard, Suite 210

Encinitas, California 92024

(760) 438-0100

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Anthony Macaluso

Chief Executive Officer

Single Touch Systems Inc.

2235 Encinitas Boulevard, Suite 210

Encinitas, California 92024

(760) 438-0100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Hayden Trubitt

Stradling Yocca Carlson & Rauth

A Professional Corporation

4365 Executive Drive, Suite 1500

San Diego, California 92121

(858) 926-3000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	8,000,000	$0.92	$7,360,000	$524.77

(1)

In accordance with Rule 416 under the Securities Act, the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(2)

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, using the average of the high and low prices as reported on the OTC Bulletin Board on November 5, 2010.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said section 8(a) may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated November 12, 2010

PROSPECTUS

SINGLE TOUCH SYSTEMS INC.

8,000,000 Shares

Common Stock

This prospectus relates to an aggregate of up to 8,000,000 shares of our common stock which may be resold from time to time by the selling stockholders identified in this prospectus. The shares were transferred by Anthony Macaluso, our Chief Executive Officer, to the selling stockholders to provide a means of satisfying a judgment they hold against him, and certain related amounts. Once the judgment and such related amounts owed have been satisfied by net proceeds of sales of the share (or otherwise), any further net proceeds will be paid over to Mr. Macaluso, and/or any remaining shares will be transferred back to Mr. Macaluso. The selling stockholders may sell common stock from time to time in the open market (at the prevailing market price) or in negotiated transactions.

You should read this prospectus and any prospectus supplement carefully before you invest. We will not receive any proceeds from the sale of the shares by any of the selling stockholders.

Our common stock is traded on the OTC Bulletin Board under the symbol “SITO”. On November 9, 2010, the last reported closing sale price of our common stock was $1.00 per share.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 2 for certain risks you should consider before purchasing any shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2010

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission. You should rely only on the information contained in this prospectus or to which we have referred you. We have not authorized anyone to provide you with information or to make any representation on behalf of Single Touch Systems Inc. that is different from that contained in this prospectus. You should not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered by this prospectus under circumstances and in jurisdictions where it is lawful to do so. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the date of delivery of this prospectus or of any sales of these securities. Our business, financial condition, results of operations and prospects may have changed since the date of this prospectus. This prospectus may be used only in jurisdictions where it is legal to sell these securities.

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CAUTION REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this prospectus are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and we intend that such forward-looking statements be subject to the safe harbors created thereby. These statements are based on the current expectations, forecasts, and assumptions of our management and are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements are sometimes identified by language such as “believes,” “anticipates,” “estimates,” “expects,” “plans,” “intends,” “projects,” “future” and similar expressions and may also include references to plans, strategies, objectives, and anticipated future performance as well as other statements that are not strictly historical in nature. The risks, uncertainties, and other factors that could cause our actual results to differ materially from those expressed or implied in this prospectus include, but are not limited to, those noted under the caption “Risk Factors” beginning on page 2 of this prospectus. Readers should carefully review this information as well the risks and other uncertainties described in other filings we may make after the date of this prospectus with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on forward-looking statements. They reflect opinions, assumptions, and estimates only as of the date they were made, and we undertake no obligation to publicly update or revise any forward-looking statements in this prospectus, whether as a result of new information, future events or circumstances, or otherwise.

PROSPECTUS SUMMARY

This summary highlights the information contained elsewhere in this prospectus. Because this is only a summary, it does not contain all of the information that you should consider before buying shares of our common stock. You should read the entire prospectus and any prospectus supplements carefully, especially the sections entitled “Caution Regarding Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” together with our financial statements and the related notes included elsewhere in this prospectus and in any prospectus supplements related hereto, before deciding to purchase shares of our common stock.

We have developed and are deploying a scalable messaging and voice based enterprise level solution. Our technology enables the delivery of mission-critical messaging across multiple communication channels. With gateways that connect directly into the infrastructure of all key mobile-network operators, we guarantee delivery and receipt of massive quantities of messages in real time, to and from any application or platform.

Our solution is designed to drive return on investment for high volume clients and/or customized branded advertisers. Our platform and tools are designed to enable large brands or anyone with substantial reach to utilize the mobile device as a new means to communicate. Communication might be in the form of a reminder message, a coupon, an advertisement or a voice call. Regardless of the form, our platform can drive value and cost savings for companies large and small, and the ability to drive contextually relevant advertising messages to the right audience.

Our business has focused on leveraging our solution in the areas of messaging/notifications and Abbreviated Dial Codes.

Currently, over 90% of our revenues are paid to us through AT&T Services, Inc., and currently the bulk of that revenue comes from notifications sent on behalf of Walmart. We are primarily a B2B player and/or white label service, and do not seek to have a consumer brand presence for our own name.

For a more complete description of our business, please see “Business,” beginning on page 11.

All of the shares covered by this prospectus are being offered for resale by the selling stockholders named in this prospectus. We will not receive any proceeds from any sale of the shares.

An investment in our common stock is speculative and involves substantial risks. You should read the “Risk Factors” section of this prospectus for a discussion of certain factors to consider carefully before deciding to invest in shares of our common stock.

Corporate information

Our principal executive offices are located at 2235 Encinitas Boulevard, Suite 210, Encinitas, California 92024 and our telephone number is (760) 438-0100. Our website is www.singletouch.net.

The contents of our website are not incorporated by reference into this prospectus.

Summary of the Offering

Shares of common stock offered by us	None.

Shares of common stock offered by the Selling Stockholders	8,000,000 shares

Use of proceeds	We will not receive any proceeds from the sale of common stock covered by this prospectus.

Risk Factors	An investment in our common stock is speculative and involves substantial risks. You should read the “Risk Factors” section of this prospectus for a discussion of certain factors to consider carefully before deciding to invest in shares of our common stock.

Plan of Distribution	The shares of common stock covered by this prospectus may be sold by the selling stockholders in the manner described under “Plan of Distribution.”

OTC Bulletin Board Symbol	“SITO”

RISK FACTORS

Your investment in our common stock involves a high degree of risk. You should consider the risks described below and the other information contained in this prospectus carefully before deciding to invest in our common stock. If any of the following risks actually occur, our business, financial condition and operating results could be harmed. As a result, the trading price of our common stock could decline, and you could lose a part or all of your investment.

We currently rely on brand owners, and especially Walmart, to use our programs to satisfy their communication needs and thereby to indirectly generate our revenues from wireless carriers. The loss of or a change in any of these significant relationships could materially reduce our revenues.

Both are present and our future depend heavily on our relationship with Walmart. We must retain our current business there and expand the relationship into augmented programs, both for its own sake and as a reference point for possible similar business with other retailers and brand owners. Our relationship with Walmart is subject to risk based on factors such as performance, reliability, pricing, competition, alternate technological solutions and changes in interpersonal relationships.

We currently rely on wireless carriers, and especially AT&T, to market and distribute our products and services and to generate our revenues. The loss of or a change in any of these significant carrier relationships could cause us to lose access to their subscribers and thus materially reduce our revenues.

Our future success is highly dependent upon maintaining successful relationships with wireless carriers. A significant portion of our revenue has always been derived from a very limited number of carriers, and currently over 90% of our revenues are paid to us through AT&T Services, Inc. We expect that we will continue to generate a substantial majority of our revenues through distribution relationships with a limited number of carriers for the foreseeable future. Our failure to maintain our relationships with these carriers would materially reduce our revenues and thus harm our business, operating results and financial condition.

Typically, carrier agreements have a term of one or two years with automatic renewal provisions upon expiration of the initial term, absent a contrary notice from either party. In addition, some carrier agreements, including our key agreement with AT&T Services, Inc., provide that the carrier can terminate the agreement early and, in some instances, at any time without cause, which could give them the ability to renegotiate economic or other terms. The agreements generally do not obligate the carriers to market or distribute any of our products or services. In many of these agreements, we warrant that our products do not violate community standards, do not contain libelous content, do not contain material defects or viruses, and do not violate third-party intellectual property rights and we indemnify the carrier for any breach of a third party’s intellectual property.

Many other factors outside our control could impair our ability to generate revenues through a given carrier, including the following:

•	the carrier’s preference for our competitors’ products and services rather than ours;

•	the carrier’s decision to discontinue the sale of some or all of our products and services;

•	the carrier’s decision to offer similar products and services to its subscribers without charge or at reduced prices;

•	the carrier’s decision to restrict or alter subscription or other terms for downloading our products and services;

•	a failure of the carrier’s merchandising, provisioning or billing systems;

•	the carrier’s decision to offer its own competing products and services;

•	the carrier’s decision to transition to different platforms and revenue models; and

•	consolidation among carriers.

If any of our carriers decides not to market or distribute our products and services or decides to terminate, not renew or modify the terms of its agreement with us or if there is consolidation among carriers generally, we may be unable to replace the affected agreement with acceptable alternatives, causing us to lose access to that carrier’s subscribers and the revenues they afford us, which could materially harm our business, operating results and financial condition.

We may be unable to develop and introduce in a timely way new products or services.

The planned timing and introduction of new products and services are subject to risks and uncertainties. Unexpected technical, operational, deployment, distribution or other problems could delay or prevent the introduction of new products and services, which could result in a loss of, or delay in, revenues.

We may need to raise additional capital to meet our business requirements in the future and such capital raising may be costly or difficult to obtain and could dilute current stockholders’ ownership interests.

We may need to raise additional capital in the future, which may not be available on reasonable terms or at all. The raising of additional capital may dilute our current stockholders’ ownership interests. Our present income from operations is insufficient to achieve our business plan. We may need to raise additional funds through public or private debt or equity financings to meet various objectives including, but not limited to:

•	pursuing growth opportunities, including more rapid expansion;

•	acquiring complementary businesses;

•	making capital improvements to improve our infrastructure;

•	hiring qualified management and key employees;

•	developing new services, programming or products;

•	responding to competitive pressures;

•	complying with regulatory requirements such as licensing and registration; and

•	maintaining compliance with applicable laws.

Any additional capital raised through the sale of equity or equity backed securities may dilute current stockholders’ ownership percentages and could also result in a decrease in the fair market value of our equity securities. The terms of those securities issued by us in future capital transactions may be more favorable to new investors, and may include preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have a further dilutive effect.

Furthermore, any additional debt or equity financing that we may need may not be available on terms favorable to us, or at all. If we are unable to obtain required additional capital, we may have to curtail our growth plans or cut back on existing business and, further, we may not be able to continue operating if we do not generate sufficient revenues from operations needed to stay in business.

We may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we issue, such as convertible notes and warrants, which may adversely impact our reported financial results.

We may not be able to effectively manage our growth.

Our strategy envisions growing our business. Even if we do grow, if we fail to effectively manage our growth our financial results could be adversely affected. Growth may place a strain on our management systems and resources. We must continue to refine and expand our business development capabilities, our systems and processes and our access to financing sources. As we grow, we must continue to hire, train, supervise and manage new employees. We cannot assure you that we will be able to:

•	meet our capital needs;

•	expand our systems effectively or efficiently or in a timely manner;

•	allocate our human resources optimally; or

•	identify and hire qualified employees or retain valued employees.

If we are unable to manage our growth and our operations our financial results could be adversely affected.

Our management ranks are thin, and losing or failing to add key personnel could affect our ability to successfully grow our business.

Our future performance depends substantially on the continued service of our senior management and other key personnel, including personnel which we need to hire. In particular, our success depends upon the continued efforts of our management personnel, including our President and Chief Executive Officer, Anthony Macaluso, and other members of the senior management team. We need to identify and hire additional senior managers to perform key tasks and roles.

Our inability to adequately protect or monetize our proprietary technology could adversely affect our business.

Our proprietary technology is one of the keys to our performance and ability to remain competitive. We rely on a combination of patent, copyright and trade secret laws to establish and protect our proprietary rights. We also use technical measures, confidentiality agreements and non-compete agreements to protect our proprietary rights.

We rely on copyright laws and/or trade secret laws to protect the source code for our proprietary software. We generally enter into agreements with our employees and consultants and limit access to and distribution of our software, documentation and other proprietary information. The steps we take to protect our proprietary information may not prevent misappropriation of our technology, and the agreements we enter into for that purpose might not be enforceable. A third party might obtain and use our software or other proprietary information without authorization or develop similar software independently. It is difficult for us to police the unauthorized use of our technology, particularly because the global nature of the Internet makes it difficult to control the ultimate destination or security of software or other transmitted data. The laws of other countries may not provide us with adequate or effective protection of our intellectual property.

In fact, we believe competitors our violating some of our patents. We believe this is damaging our business. Due to our limited resources, it may be risky or difficult for us to undertake legal actions to enjoin violations of our patent rights and/or compel compensation for use of those rights. If we are required to contract with third parties who would take on some of this enforcement risk, there would be no assurance of success and, even in the event of success, the third party would require a financial return to compensate it for its enforcement efforts and contributions.

Competitors might be able to work around our patents and our other intellectual property.

Applicable rules, including those contained in and issued under the Sarbanes-Oxley Act of 2002, may be burdensome to us and/or make it difficult for us to retain or attract qualified officers and directors, which could adversely affect the management of our business.

We may be unable to attract and retain those qualified officers, directors and members of board committees required to provide for our effective management because of the rules and regulations that govern publicly held companies. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in the issuance of a series of rules and regulations and the strengthening of existing rules and regulations by the SEC, as well as the adoption of new and more stringent rules by national securities exchanges. The perceived increased personal risk associated with these recent changes may deter qualified individuals from accepting roles as directors and executive officers.

Further, some of these recent changes heighten the requirements for board or committee membership, particularly with respect to an individual’s independence from the corporation and level of experience in finance and accounting matters. We may have difficulty attracting and retaining directors with the requisite qualifications. If we are unable to attract and retain qualified officers and directors, the management of our business and our ability to obtain or retain listing of our shares of common stock on any national securities exchange (assuming we elect to seek and are successful in obtaining such listing) could be adversely affected.

We are subject to competition.

We have many actual and potential competitors, almost all of whom have more financial, personnel, intellectual property and/or reputational resources than we do. If we and our business do not grow larger, we will not be able to enjoy the economies of scale that many of our competitors do.

If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or detect fraud. Consequently, investors could lose confidence in our financial reporting and this may decrease the trading price of our stock.

We must maintain effective internal controls to provide reliable financial reports and detect fraud. We will be assessing our internal controls to identify areas that need improvement. Failure to implement any required changes to our internal controls or any others that we identify as necessary to maintain an effective system of internal controls could harm our operating results and cause investors to lose confidence in our reported financial information. Any such loss of confidence would have a negative effect on the trading price of our stock.

Also, and in any event, Sarbanes-Oxley Act requirements regarding internal control over financial reporting are costly to implement and maintain, and such costs are relatively more burdensome for smaller companies such as us than for larger companies.

RISKS RELATED TO OUR INDUSTRY

If wireless subscribers do not continue to use their mobile handsets to access mobile content and other applications, our business growth and future revenues may be adversely affected.

We operate in a developing industry. Our success depends on growth in the number of wireless subscribers who use their handsets to receive information and access data services and, in particular, applications of the type we develop and distribute. New or different mobile applications developed by our current or future competitors may be preferred by subscribers to our offerings. In addition, other mobile platforms may become widespread, and end users may choose to switch to these platforms. If the market for our products and services does not continue to grow or we are unable to acquire new end users, our business growth and future revenues could be adversely affected.

System or network failures could reduce our sales, increase costs or result in a loss of end users of our products and services.

Mobile content delivery relies on wireless carrier networks to deliver products and services to end users. In certain circumstances, mobile content distributors may also rely on their own servers to deliver products on demand to end users through their carriers’ networks. In addition, certain products require access over the mobile Internet to our servers in order to enable certain features. Any failure of, or technical problem with, carriers’, third parties’ or billing systems, delivery or information systems, or communications networks could result in the inability of end users to receive communications or download our products, prevent the completion of a billing transaction, or interfere with access to some aspects of our products. If any of these systems fails or if there is an interruption in the supply of power, an earthquake, fire, flood or other natural disaster, or an act of war or terrorism, end users might be unable to access our offerings. For example, from time to time, our carriers have experienced failures with their billing and delivery systems and communication networks, including gateway failures that reduced the provisioning capacity of their branded e-commerce system. Any failure of, or technical problem with, the carriers’, other third parties’ or our systems could cause us to lose end users or revenues or incur substantial repair costs and distract management from operating our business, or persuade retailers or brand owners that solutions utilizing our programs are not sufficiently reliable. This, in turn, could harm our business, operating results and financial condition.

Our business depends on the growth and maintenance of wireless communications infrastructure.

Our success will depend on the continued growth and maintenance of wireless communications infrastructure in the United States and internationally. This includes deployment and maintenance of reliable next-generation digital networks with the speed, data capacity and security necessary to provide reliable wireless communications services. We have no control over this. Wireless communications infrastructure may be unable to support the demands placed on it if the number of subscribers continues to increase, or if existing or future subscribers increase their bandwidth requirements. Wireless communications have experienced a variety of outages and other delays as a result of infrastructure and equipment failures, and could face outages and delays in the future. These outages and delays could reduce the level of wireless communications usage as well as our ability to distribute our products and services successfully. In addition, changes by a wireless carrier to network infrastructure may interfere with downloads and may cause end users to lose functionality. This could harm our business, operating results and financial condition.

Actual or perceived security vulnerabilities in mobile handsets or wireless networks could adversely affect our revenues.

Maintaining the security of mobile handsets and wireless networks is critical for our business. There are individuals and groups who develop and deploy viruses, worms and other illicit code or malicious software programs that may attack wireless networks and handsets. Security experts have identified computer “worm” programs that target handsets running on certain operating systems. Although these worms have not been widely released and do not present an immediate risk to our business, we believe future threats could lead some end users to seek to reduce or delay future purchases of our products or reduce or delay the use of their handsets, or persuade retailers or brand owners that solutions utilizing our programs are not sufficiently reliable. Wireless carriers and handset manufacturers may also increase their expenditures on protecting their wireless networks and mobile phone products from attack, which could delay adoption of new handset models. Any of these activities could adversely affect our revenues and this could harm our business, operating results and financial condition.

It is possible that laws and regulations may be adopted in the United States and elsewhere that could restrict the media and wireless communications industries, including laws and regulations regarding customer privacy, taxation, content suitability, copyright, distribution and antitrust. Such news laws and regulations, if any, might be adverse to our business interest. Furthermore, the growth and development of the market for electronic commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on companies such as ours conducting business through wireless carriers. We anticipate that regulation of our industry will increase and that we will be required to devote legal and other resources to address this regulation. Changes in current laws or regulations or the imposition of new laws and regulations in the United States or elsewhere regarding the media and wireless communications industries may lessen the growth of wireless communications services and may materially reduce our ability to increase or maintain sales of our products and services.

We may experience unexpected expenses or delays in service enhancements if we are unable to license third-party technology on commercially reasonable terms.

We rely on technology that we license from third parties, and may find a need to license additional technology in the future. These third-party technology licenses might not continue to be available to us on commercially reasonable terms or at all. If we are unable to obtain or maintain these licenses on favorable terms, or at all, we could experience delays in completing and developing our products and services.

RISKS RELATED TO OUR COMMON STOCK

Our common stock is not traded on any national securities exchange.

Our common stock is currently quoted on the OTC Bulletin Board and is not heavily traded, which may increase price quotation volatility and could limit the liquidity of the common stock, all of which may adversely affect the market price of the common stock and our ability to raise additional capital.

Trading in our stock over the last 12 months has been limited, so investors may not be able to sell as much stock as they want at prevailing prices.

The average daily trading volume in our common stock for the twelve-month period ended September 30, 2010 was approximately 75,000 shares. If limited trading in our stock continues, it may be difficult for investors to sell or buy substantial quantities of shares in the public market at any given time at prevailing prices.

Applicable SEC rules governing the trading of “penny stocks” limits the trading and liquidity of the common stock which may affect the trading price of the common stock.

Our common stock is currently quoted on the OTC Bulletin Board, and trades below $5.00 per share; therefore, the common stock is considered a “penny stock” and subject to SEC rules and regulations which impose limitations upon the manner in which such shares may be publicly traded. These regulations require the delivery, before any transaction involving a penny stock, of a disclosure explaining the penny stock market and the associated risks. Under these regulations, certain brokers who recommend such securities to persons other than established customers or certain accredited investors must make a special written suitability determination regarding such a purchaser and receive such purchaser’s written agreement to a transaction before sale. In addition, margin regulations prevent low-priced stocks such as ours from being used as collateral for brokers’ margin loans to investors. These regulations have the effect of limiting the trading activity of the common stock and reducing the liquidity of an investment in our common stock.

The price of our common stock has been and may continue to be volatile, which could lead to losses by investors and costly securities litigation.

The trading price of our common stock has been and is likely to continue to be volatile and could fluctuate in response to factors such as:

•	actual or anticipated variations in our operating results and prospects;

•	announcements of technological innovations by us or our competitors;

•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•	additions or departures of key personnel;

•	Introduction of new services by us or our competitors;

•	sales of our common stock or other securities in the open market; and

•	other events or factors, many of which are beyond our control.

The stock market has experienced significant price and volume fluctuations, which have often been unrelated to the operating performance of these companies, and in particular the market prices of stock in smaller companies and technology companies have been highly volatile. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been initiated against the company. Litigation initiated against us, whether or not successful, could result in substantial costs and diversion of our management’s attention and resources, which could harm our business and financial condition.

We do not expect any cash dividends to be paid on our common stock in the foreseeable future.

We have never declared or paid a cash dividend on our common stock, and we do not anticipate such a declaration or payment for the foreseeable future. We expect to use future earnings, if any, to fund business growth. Consequently, stockholders’ only opportunity to achieve a return on your investment is if the price of our common stock appreciates and they sell their shares at a profit. We cannot assure stockholders of a positive return on their investment when they sell their shares, nor can we assure that stockholders will not lose the entire amount of their investment.

Securities analysts may not initiate coverage or continue to cover our common stock and this may have a negative impact on its market price.

Common stock prices are often significantly influenced by the research and reports that securities analysts publish about companies and their business. We do not have any control over these analysts. There is no guarantee that securities analysts will cover our common stock. If securities analysts do not cover our common stock, the lack of research coverage may adversely affect its market price. If we are covered by securities analysts, and our stock is downgraded, our stock price would likely decline. If one or more of these analysts ceases to cover us or fails to publish regular reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

You may experience dilution of your ownership interests because of the future issuance of additional shares of our common stock and our preferred stock.

We have aggressively issued common stock and other equity-based securities in support of our business objectives and initiatives. In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We are currently authorized to issue an aggregate of 205,000,000 shares of capital stock consisting of 200,000,000 shares of common stock and 5,000,000 shares of preferred stock with preferences and rights to be determined by our Board of Directors. As of September 30, 2010, there were 123,176,892 shares of common stock outstanding, 8,675,000 shares of common stock issuable upon exercise of outstanding stock options and 40,979,123 shares of common stock issuable upon exercise or conversion of outstanding warrants and convertible notes. The holders of such options, warrants, and convertible securities can be expected to exercise (convert) them at a time when our common stock is trading at a price higher than the exercise (conversion) price of these outstanding options, warrants, and convertible securities. If these options or warrants to purchase our common stock are exercised, convertible debt is converted or other equity interests are granted under our 2008 or 2009 stock plans, or under other plans or agreements adopted in the future, such equity interests will have a dilutive effect on your ownership of common stock. We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. Such securities may be issued at below-market prices or, in any event, prices that are significantly lower than the price at which you may have paid for your shares. The future issuance of any such securities may create downward pressure on the trading price of our common stock.

We are controlled by our Chief Executive Officer/major stockholder Anthony Macaluso.

Anthony Macaluso, our Chief Executive Officer, beneficially owns approximately 38% of our outstanding common stock, on a Rule 13d-3 basis. Such concentrated control of the Company may adversely affect the price of our common stock. Because of his high percentage of beneficial ownership, and his positions as an officer and director, Mr. Macaluso may be able to control matters requiring the vote of stockholders, including the election of our board of directors and certain other significant corporate actions. This control could delay, defer or prevent others from initiating a potential merger, takeover or other change in our control, even if these actions would benefit our other stockholders and us. This control could adversely affect the voting and other rights of our stockholders and could depress the market price of our common stock. If you acquire common stock, you may have no effective voice in the management of the Company.

Our income statements are heavily influenced by non-cash charges, which may negatively influence investors’ view of us.

Investors like companies which report income statement profits (or relatively small net losses), and do not like companies which report large losses on their income statements. In recent years our income statements’ reported losses have been increased by large non-cash charges such as those for non-employee stock-based compensation, employee stock-based compensation, net loss on settlement of indebtedness (with below-market stock issuances), and changes in the fair value of derivative liability. This could make it more difficult for some investors to easily understand our operations and the situation of our business, especially if they prefer to use traditional stock valuation metrics and multiples; and it could cause some investors to disregard us or to view us negatively. This could affect the demand for our stock, and adversely affect our stock price. It is possible that we will take actions which result in such charges on our future statements of income; but whether or not we do, the past instances of charges will continue to be reflected in the current-period-versus-past-period comparisons which are used in our SEC reports and by investors and analysts.

Even though we are not a California corporation, our common stock could still be subject to a number of key provisions of the California General Corporation Law.

Under Section 2115 of the California General Corporation Law, or CGCL, non-listed corporations not organized under California law may still be subject to a number of key provisions of the CGCL. This determination is based on whether the corporation has specific significant business contacts with California and if more than 50% of its voting securities are held of record by persons having addresses in California. In the immediate future, arguably a majority of the business operations, revenue and payroll will be conducted in, derived from, and paid to residents of California. Therefore, we could be subject to certain provisions of the CGCL. Among the more important provisions are those relating to the election and removal of directors, cumulative voting, standards of liability and indemnification of directors, distributions, dividends and repurchases of shares, shareholder meetings, approval of certain corporate transactions, dissenters’ rights, and inspection of corporate records.

USE OF PROCEEDS

We will not receive any proceeds from the sales, if any, of the common stock covered by this prospectus. All net proceeds from the sale of the common stock covered by this prospectus will go to the selling stockholders or, under certain circumstances, to Anthony Macaluso. See “Selling Stockholders” and “Plan of Distribution” described below.

MARKET INFORMATION / PRICE RANGE OF COMMON STOCK / DIVIDENDS

Market Information

Our common stock has been quoted on the OTC Bulletin Board since June 20, 2002. From June 20, 2002 until May 14, 2008 our stock was quoted under the symbol “HSNI”. From May 15, 2008 to the present it has been quoted under the symbol “SITO”. The following table sets forth, for the fiscal quarters indicated, the high and low closing sale prices per share of our common stock. Such quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions. When applicable, such prices give retroactive effect to a 1:2.3 reverse stock split effected on May 15, 2008 and to a 200% stock dividend (equivalent to a 3:1 forward stock split) effected on June 26, 2008.

Quarter Ended	High	Low

December 31, 2010 (to date)	1.05	0.73
September 30, 2010	1.48	0.65
June 30, 2010	1.52	0.48
March 31, 2010	0.84	0.45
December 31, 2009	0.76	0.65
September 30, 2009	0.55	0.52
June 30, 2009	1.05	1.05
March 31, 2009	2.35	2.20
December 31, 2008	3.50	3.00
September 29, 2008	3.00	2.90
June 30, 2008	0.65	0.25
March 31, 2008	0.59	0.06
December 31, 2007	0.09	0.09

Holders

As of September 30, 2009, there were 378 record holders of our common stock. This does not include the additional beneficial owners of our common stock who held their shares in street name as of that date.

As of September 30, 2010, there were 272 record holders of our common stock. This does not include the additional beneficial owners of our common stock who held their shares in street name as of that date.

Dividends

We have never paid or declared any cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future but rather intend to retain future earnings, if any, for reinvestment in our future business. Any future determination to pay cash dividends will be in compliance with our contractual obligations and otherwise at the discretion of the board of directors and based upon our financial condition, results of operations, capital requirements and such other factors as the board of directors deems relevant.

BUSINESS

General

We were incorporated in Delaware on May 31, 2000, under our original name, Hosting Site Network, Inc. On May 12, 2008, we changed our name to Single Touch Systems Inc. In the periods before the acquisition described in the next sentence, we had no active business operations. On July 24, 2008, we acquired all of the outstanding shares of Single Touch Interactive, Inc. (“Interactive”). Interactive was incorporated in Nevada on April 2, 2002.

We have developed and are deploying a scalable messaging and voice based enterprise level solution. Our technology enables the delivery of mission-critical messaging across multiple communication channels. With gateways that connect directly into the infrastructure of all key mobile-network operators, we guarantee delivery and receipt of massive quantities of messages in real time, to and from any application or platform.

Our solution is designed to drive return on investment for high volume clients and/or customized branded advertisers. Our platform and tools are designed to enable large brands or anyone with substantial reach to utilize the mobile device as a new means to communicate. Communication might be in the form of a reminder message, a coupon, an advertisement or a voice call. Regardless of the form, our platform can drive value and cost savings for companies large and small, and the ability to drive contextually relevant advertising messages to the right audience.

Currently, over 90% of our revenues are paid to us through AT&T Services, Inc., and currently the bulk of that revenue comes from notifications sent on behalf of Walmart. We are primarily a B2B player and/or white label service, and do not seek to have a consumer brand presence for our own name.

Background of Industry Growth and Potential

Cell phone penetration and usage are becoming almost ubiquitous, and business applications utilizing cell phones are growing rapidly.

AT&T Wireless and Verizon Wireless continue to be the dominant US wireless providers. (AT&T Wireless and Verizon Wireless had 90 million and 92 million subscribers, respectively, at June 30, 20101). For many consumers, cellular phones have already made the transition from a communication device to a media-consumption device. With continuing technological advancements, people are becoming more dependent on their cell phones and less dependent on landlines. The Centers for Disease Control and Prevention reported in May 2010 that, as of 2009, 25% of American households (and about half of Americans age 25-29) have cell phones but no landline.

Principal Products and Services

Messaging and Notifications – Our Short Message Service (SMS) gateway offers a hosted messaging platform to SMS-enable any application, website or system. We enable the immediate capability to deliver and receive messages to and from any application, via our messaging platform.

[1]	Derived from their respective periodic SEC reports

An example of our solution running today is Walmart. Walmart pharmacy departments send individualized text messages through our gateway, to their customers letting them know when their prescriptions are ready for pickup. Potentially, we would be able to not only send customers a reminder but also let them know that a product is on sale, provide product information or product reviews, display inventory levels or enable a click-through connection to customer service.

Abbreviated Dial Codes – Abbreviated Dial Codes (ADCs) enable completion of a mobile call by pushing fewer digits than in a standard telephone number. (Think of dialing 411 for information.) We enable ADC programs for enterprises. Solutions such as #BET, #MTV and #WMT (for Wal-Mart) are examples of such programs. ADCs are as easy as (indeed, even easier than) making a phone call, can be used on all mobile phones and enable everyone to have access to content, coupons, reviews, connections to customer service, etc. All of our ADCs begin with the # symbol.

We own important patents for ADC or # programs, and are considering ways to protect and/or monetize our intellectual property rights in this area.

Although our mobile business began with ADCs, we have recently been transitioning to a focus on messaging and notifications.

Material Agreements

Our business agreements consist primarily of customer agreements and carrier agreements. Customer agreements are typically agreements with companies which have sales relationships with the end users of the transacted media content or service application. These agreements typically involve a split of the fees received between the brand owner and us or a fixed fee per transaction. Carrier agreements are infrastructure in nature and establish the connection to the end user that enables us to deliver and collect payment for the transacted media content or service application. Carrier agreements typically involve a split of the fees received between the carrier and us.

Our services agreement with AT&T Services, Inc., as amended, provides among other things that we shall provision, implement and maintain the ADC Registry Program to be licensed for use by AT&T for the purpose of marketing and promoting customer retail locations and other programs. AT&T may terminate the agreement at any time on upon proper written notice as provided in the agreement.

Research and Development

During the fiscal years ended September 30, 2009 and September 30, 2008 we spent $0.8 million and $0.5 million, respectively, on software development which was capitalized. Software development costs amortized and charged to operations (i.e., expensed) in fiscal 2009 and fiscal 2008 were $0.7 million and $0.5 million, respectively. In addition, in fiscal 2009 we charged off $0.3 million in development costs (and $5.4 million with respect to an acquired portfolio of software patents and patent applications) we deemed impaired. We expect our spending on research and development during the 2010 fiscal year to be lower.

Our research and development activities relate primarily to general coding of software and product development. These activities consist of both new products and support or improvements to existing products. Certain of our research and development resources are dedicated to improving our ADC programs while others are dedicated to refining our mobile notification and couponing products.

We believe that we may need to increase our current level of dedicated research and development resources by adding both hardware and engineers.

Government Regulation

We provide value added and enabling platforms for carrier based distribution of various software and media content, as well as notifications and other communications. Applicable regulations are primarily under the Federal Communications Commission and related to the operations policies and procedures of the wireless communications carriers. The wireless carriers are primarily responsible for regulatory compliance. Given the growing and dynamic evolution of digital wireless products that can be offered to consumers over a wireless communication network, regulators could impose rules, requirements and standards of conduct on third party content and infrastructure providers such as us. We are not currently aware of any pending regulations that would materially impact our operations.

Employees

We currently have 14 full time and no part-time employees including our chief executive officer, 7 persons serving as programmers and technical staff operators, 3 persons in sales and marketing, 2 persons in finance and 1 administrative assistant. We expect to increase our future employee levels on an as needed basis in connection with our expected growth.

Properties

Our executive offices are located at 2235 Encinitas Blvd., Suite 210, Encinitas, CA 92024. We have a month-to-month renewal lease for this space, beginning August 1, 2010, at a rate of $8,000 per month. The facilities comprise approximately 5000 square feet consisting entirely of administrative and software development office space.

Our servers are housed at CoreSite, 900 N. Alameda Street, Los Angeles, CA 90012. We have a revised informal month-to-month lease for the servers, certain other equipment, fixtures and furniture, an analytics platform and other software, and certain service accounts, beginning July 1, 2010, at a rate of $22,500 per month. The lessor is Soapbox Media, Inc., which is majority-owned by Anthony Macaluso, our chief executive officer.

Legal Proceedings

In July 2010, our wholly owned subsidiary Single Touch Interactive, Inc. was sued for breach of contract by Panzarella Consulting, LLC in the United States District Court for Nevada. Panzarella Consulting, LLC alleges that between September 2008 and January 2009, it sought to exercise Warrants issued by Interactive in 2005 to receive common stock in the Company, and seeks damages for the difference between the claimed exercise price and the price our stock was trading for at the time of the alleged exercise of the Warrants. We have no record of Panzarella Consulting, LLC, during that time period, tendering the Warrants, the required Form(s) of Subscription, or the payment that would be required to exercise the Warrants. There is no net-exercise alternative in said Warrants. In addition, we believe Panzarella Consulting transferred the Warrants in 2007. We have filed a motion to dismiss for lack of jurisdiction and a hearing is set for November 29, 2010.

From time to time we may be named in claims arising in the ordinary course of business. Currently, no additional legal proceedings or claims are pending against or involve us that, in the opinion of management, could reasonably be expected to have a material adverse effect on our business and financial condition.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following Management’s Discussion and Analysis should be read in conjunction with our financial statements and the related notes thereto. The Management’s Discussion and Analysis contains forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions. Any statements that are not statements of historical fact are forward-looking statements. When used, the words “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future-tense or conditional constructions (“will,” “may,” “could,” “should,” etc.), or similar expressions, identify certain of these forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results or events to differ materially from those expressed or implied by the forward-looking statements in this Prospectus. Our actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors such as those in the Risk Factors section above. We do not undertake any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this Prospectus.

Overview

For several years before July 24, 2008, we existed as a “shell company” with nominal assets. On July 24, 2008, we acquired all of the shares of Single Touch Interactive, Inc. in exchange for our issuance of an aggregate of 42,967,554 shares of our common stock; in addition, we assumed the obligation to issue up to 48,027,433 common shares issuable upon exercise or conversion of warrants and convertible notes which had been issued by Single Touch Interactive, Inc. The transaction was accounted for as a reverse merger (recapitalization) with Single Touch Interactive, Inc. deemed to be the accounting acquirer, and Single Touch Systems Inc. the legal acquirer.

Throughout our history our operations have been constrained by our ability to raise funds, and our liquidity has been an ongoing issue. We have received debt and equity investments both from insiders and from private investors. We have always had negative cash flows from operations and net operating losses, although the size of the net operating losses has been magnified by a variety of non-cash accounting charges. We believe, however, that recent events have significantly improved our liquidity.

Currently, over 90% of our revenues are paid to us through AT&T Services, Inc., and currently the bulk of that revenue comes from notifications sent on behalf of Walmart. We believe that, beginning in the fourth quarter of our 2010 fiscal year, we are gaining traction in the Walmart related programs we have developed with Walmart and AT&T over the past two years; as these programs and related services continue the recent rollout nationwide we anticipate this increasing activity will indirectly cause our AT&T revenues to grow.

We have developed and are deploying a scalable messaging and voice based enterprise level solution. Our technology enables the delivery of mission-critical messaging across multiple communication channels. With gateways that connect directly into the infrastructure of all key mobile-network operators, we guarantee delivery and receipt of massive quantities of messages in real time, to and from any application or platform.

Our solution is designed to drive return on investment for high volume clients and/or customized branded advertisers. Our platform and tools are designed to enable large brands or anyone with substantial reach to utilize the mobile device as a new means to communicate. Communication might be in the form of a reminder message, a coupon, an advertisement or a voice call. Regardless of the form, our platform can drive value and cost savings for companies large and small, and the ability to drive contextually relevant advertising messages to the right audience.

Our business has focused on leveraging our solution in the areas of messaging/notifications and Abbreviated Dial Codes.

As we expand operational activities, we may continue to experience operating losses and/or negative cash flows from operations and may be required to obtain additional financing to fund operations.

Our operating history makes predictions of future operating results difficult to ascertain. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in our stage of development. Such risks include, but are not limited to, an evolving business model and the management of growth. To address these risks we must, among other things, diversify our customer base, implement and successfully execute our business and marketing strategy, continue to develop and upgrade technology and products, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.

Results of Operations

Nine-Months Ended June 30, 2010 and June 30, 2009

Revenues for the nine-month period ending June 30, 2010 were $0.3 million, a decrease of 66% from revenues of $0.8 million for the comparable period in fiscal 2009. The revenue decrease was primarily caused by the termination of our services to Teligence and Lavalife in December 2009. This was a reflection of our migration of our business model from a top line billing amount model (e.g., we would receive a consumer’s purchase payment and then be obliged to manage outbound payments such as to carriers, music publishers, brand owners, etc.) to a pure-transaction-based model (e.g., we receive a per-message fee for our service). The effect of this business model change is to gross down both our stated revenues and our stated expenses.

We reported a $5.7 million net operating loss and a (total) net loss of $16.9 million for the nine-months ended June 30, 2010 — compared to a $17.0 million net operating loss and a (total) net loss of $7.6 million for the nine-months ended June 30, 2009.

The primary causes of the $11.3 million reduction in net operating loss were an $8.1 million reduction in non-employee stock-based compensation ($1.2 million versus $9.2 million) and a $5.2 million reduction in research and development expenses ($0.1 million versus $5.3 million). On the other hand, the fiscal 2010 period included a $1.9 million net loss on settlement of indebtedness (i.e., we settled $1.0 million of indebtedness by issuing new shares at below-market valuations).

The fiscal 2009 period’s non-employee stock-based compensation was for non-cash amortization of the original valuation of compensatory warrants we issued in October 2008 to Peltz Capital Management, LLC. The 2009 period’s research and development expenses included a $5.4 million write-down of patents and patent applications immediately after they were acquired in June 2009.

Our net operating loss was $11.3 million lower in the fiscal 2010 period than in the fiscal 2009 period, but our (total) net loss was $9.3 million higher in the fiscal 2010 period than in the fiscal 2009 period. The primary reason for this $20.6 million swing was a non-cash, non-operating item, changes in the value of our derivative liability relating to the warrants we issued in October 2008 to Peltz Capital Management, LLC. Our derivative liability pertains to our requirement to register the underlying shares associated with this warrant grant pursuant to ASC Topic 815-40, formerly EITF Issue No. 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock.” We value the warrant using the Black-Scholes option valuation model. In the fiscal 2010 period we had a positive change of $10.7 million in the value of our derivative liability relating to the warrants. When our stock goes up, the value of our derivative liability goes up, increasing net loss (although not affecting cash). In the fiscal 2009 period we had a negative change of $9.6 million in the value of our derivative liability relating to the warrants. When our stock goes down, the value of our derivative liability goes down, decreasing net loss (although not affecting cash).

Years Ended September 30, 2009 and September 30, 2008

During the fiscal year ending September 30, 2009, we had revenues of $0.8 million and experienced a net operating loss of $22.2 million and a net loss of $13.6 million.

During the fiscal year ending September 30, 2008, we had revenues of $1.7 million and experienced a net operating loss of $9.7 million and a net loss of $11.1 million.

Although our revenues decreased by $0.9 million (53%) in fiscal 2009, the major difference in our net operating loss for the respective fiscal years was the $11.6 million increase in our operating expenses to $23.0 million in fiscal 2009 as compared to $11.4 million in fiscal 2008. The increase in operating expenses was primarily driven by a $10.4 million increase in non-employee stock-based compensation ($12.7 million versus $2.3 million) and a $5.4 million impairment loss on the patents and patent applications acquired in June 2009 from StreamWorks Technologies, Inc. Almost all the $12.7 million of non-employee stock-based compensation in fiscal 2009 is for non-cash amortization of the original valuation of compensatory warrants we issued in October 2008 to Peltz Capital Management, LLC.

Offsetting these factors to a limited degree, our salaries/wages/officers compensation was $2.8 million lower in fiscal 2009 than in fiscal 2008; in fiscal 2008 we had $2.6 million of stock-based compensation in these categories, which explains the difference. Also, we reduced travel expenses by $1.2 million in fiscal 2009.

Our net operating loss was $12.5 million larger in fiscal 2009 than in fiscal 2008, although our (total) net loss was only $2.5 million larger in fiscal 2009 than in fiscal 2008. The difference lies in two non-operating items. In fiscal 2009 we had a negative change of $9.1 million in the value of our derivative liability relating to the warrants we issued in October 2008 to Peltz Capital Management, LLC. Our derivative liability pertains to our requirement to register the underlying shares associated with this warrant grant pursuant to ASC Topic 815-40, formerly EITF Issue No. 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock.” We value the warrant using the Black-Scholes option valuation model. When our stock goes down, the value of our derivative liability goes down, decreasing net loss (although not affecting cash).

Also, our interest expense decreased by $1.0 million to only $0.5 million in fiscal 2009, from $1.5 million in fiscal 2008. The major difference in interest expense pertained to the non-cash amortization of the beneficial conversion feature (“BCF”) inherent in $1.0 million of convertible debt we issued to non-affiliates in fiscal 2008; there was no BCF amortization in fiscal 2009. We also recognized a BCF relating to the convertible debt due to our President and a company affiliated with him, but we charge the amortization of that BCF to equity because the underlying debt is due to a related party.

The primary reason for the year-over-year decrease in revenues was declines in our programs with Motricity, BET, Teligence and MTV, as we migrated our business model from a top line billing amount model (e.g., we would receive a consumer’s purchase payment and then be obliged to manage outbound payments such as to carriers, music publishers, brand owners, etc.) to a pure-transaction-based model (e.g., we receive a per-message fee for our service). The effect of this business model change is to gross down both our stated revenues and our stated expenses.

Liquidity and Capital Resources

At June 30, 2010, we had total assets of $7.0 million and total liabilities of $17.1 million; while at June 30, 2009, we had total assets of $6.3 million (although that included $4.6 million which was the unamortized portion of the fair value of the warrants issued in October 2008 to our special advisor that was classified to prepaid expense) and total liabilities of $9.8 million. The fair value of the warrant had been completely amortized by the date of the June 30, 2010 balance sheet. Also, of our total liabilities at June 30, 2010 of $17.1 million, $15.4 million pertained to the derivative liability on the above indicated warrant.

Our cash balance increased by $4.9 million (from a low starting position of less than $0.1 million) during the 12 months ended June 30, 2010.

From September 2009 through January 2010, we raised $1.8 million by issuing approximately 5.6 million shares of common stock and 6.25 million common stock warrants (exercisable for $1.00 or $1.50 per share cash) to Mike Robert.

In January 2010 we raised approximately $0.5 million by issuing approximately 1.5 million shares of common stock and approximately 0.5 million common stock warrants (exercisable for $1.50 per share cash) to Zanett Opportunity Fund Ltd. and its affiliates. We paid a $25,000 placement agent fee in connection therewith.

From January through May 2010, we raised approximately $3.6 million by issuing approximately 9.7 million shares of common stock to 38 accredited investors. We compensated our placement agent, Gar Wood Securities, LLC, and its affiliates, with approximately 0.1 million common stock warrants and approximately $0.1 million cash in connection therewith. (We also had issued 1.0 million common stock warrants to that firm in January 2010 upon the inception of our relationship with it.) In addition, we compensated our placement agent Financial West Investment Group, Inc., and its affiliates, with approximately 55,000 common stock warrants and approximately $29,000 cash in connection therewith.

Also, in July 2010, we raised $6.2 million by issuing approximately 8.2 million shares of common stock and approximately 2.1 million common stock warrants (exercisable for $1.00 per share cash until July 2013) to 24 accredited investors. The offering was structured as the sale of approximately 2.1 million detachable units (each consisting of four shares and one warrant) at $3.00 per unit. We compensated our placement agent in the offering, Gar Wood Securities, LLC, and its affiliates, with approximately 0.2 million of the common stock warrants and approximately $0.2 million cash.

We also resolved a significant amount of outstanding debt in and shortly before fiscal 2010.

In September 2009, an individual investor converted a $0.5 million convertible note, which we had issued to him in August 2009, into common shares at a rate of $0.95 per share.

In March 2010 we issued a $0.5 million convertible note and 1.0 million common stock warrants to Mike Robert in exchange for a $0.5 million, but in August 2010 he converted the note into common shares at a rate of $0.37 per share.

In March and May 2010, we repaid the final $0.8 million (plus accrued interest) of our 2008 secured loan from Fort Ashford Funds, LLC. (In addition, we issued 1,000,000 shares of common stock to Fort Ashford Funds, LLC in September 2010 in connection with a settlement agreement.)

In June 2010, approximately $3.0 million of obligations owed to Anthony Macaluso, his affiliate, Activate, Inc., director James Cassina and others were converted into common shares. Also in June 2010, we modified approximately $0.8 million of indebtedness to Anthony Macaluso and his affiliate Activate, Inc. by extending its due date to June 27, 2011 at a reduced interest rate of 1% per annum, and with a conversion price of $0.37 per share.

Our only outstanding indebtedness now is the approximately $0.8 million of indebtedness to Anthony Macaluso and his affiliate Activate, Inc., with a due date of June 27, 2011, an interest rate of 1% per annum, and a conversion price of $0.37 per share.

The future of our liquidity/capital resources position will hinge on how soon, if ever, our operations become profitable.

Critical Accounting Policies and Estimates

The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. We have identified the following accounting policies that we believe are key to an understanding of ours financial statements. These are important accounting policies that require management’s most difficult, subjective judgments.

Revenue Recognition

Under the terms of various service and licensing agreements, we receive a fee, net of revenue sharing and other costs, each time its application is utilized by the end user. Revenue is recognized in the month the application is utilized. We record our revenue pursuant to Accounting Standards Codification (“ASC”) Topic 605-45, formerly EITF Issue No. 99-19, “Reporting Revenue Gross as a Principal versus Net as an Agent.”

Non-monetary Consideration Issued for Services

We value all services rendered in exchange for our common stock at the quoted price of the shares issued at date of issuance or at the fair value of the services rendered, whichever is more readily determinable. All other services provided in exchange for other non-monetary consideration are valued at either the fair value of the services received or the fair value of the consideration relinquished, whichever is more readily determinable.

Our accounting policy for equity instruments issued to consultants and vendors in exchange for goods and services follows the provisions of ACS Topic 505-50, formerly EITF Issue No. 96-18, “Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services”, and formerly EITF 00-18, “Accounting Recognition for Certain Transactions Involving Equity Instruments Granted to Other Than Employees.” The measurement date for the fair value of the equity instruments issued is determined at the earlier of (i) the date at which a commitment for performance by the consultant or vendor is reached or (ii) the date at which the consultant or vendor’s performance is complete. In the case of equity instruments issued to consultants, the fair value of the equity instrument is recognized over the term of the consulting agreement. In accordance with ACS Topic 505, an asset acquired in exchange for the issuance of fully vested, nonforfeitable equity instruments should not be presented or classified as an offset to equity on the grantor’s balance sheet once the equity instrument is granted for accounting purposes. Accordingly, we record the fair value of nonforfeitable common stock issued for future consulting services as prepaid services in our consolidated balance sheet.

Conventional Convertible Debt

When the convertible feature of the conventional convertible debt provides for a rate of conversion that is below market value, this feature is characterized as a beneficial conversion feature (“BCF”). We record a BCF as a debt discount pursuant to ACS Topic 470-20, formerly EITF Issue No. 98-5, “Accounting for Convertible Securities with Beneficial Conversion Features or Contingency Adjustable Conversion Ratio,” and formerly EITF Issue No. 00-27, “Application of EITF Issue No. 98-5 to Certain Convertible Instrument(s).” In those circumstances, the convertible debt will be recorded net of the discount related to the BCF. We amortize the discount to interest expense over the life of the debt using the effective interest method.

Software Development Costs

We account for our software development costs in accordance with ACS Topic 985-20, formerly Statement of Financial Accounting Standards No. 86, “Accounting for the Cost of Computer Software to be Sold, Leased, or Otherwise Marketed.” Under ACS Topic 985-20, we expense software development costs as incurred until we determine that the software is technologically feasible. Once we determine that the software is technologically feasible, we amortize the costs capitalized over the expected useful life of the software, which is generally two years.

Fair Value Measurement

We adopted ACS Topic 820-10, formerly Statement of Financial Accounting Standards No. 157, “Fair Value Measurements”, at the beginning of fiscal year 2009 to measure the fair value of certain of our financial assets and liabilities required to be measured on a recurring basis. The adoption of Topic 820-10 did not impact our consolidated financial position or results of operations. Topic 820-10 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). Topic 820-10 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants on the measurement date. A fair value measurement assumes that the transaction to sell the asset or transfer the liability occurs in the principal market for the asset or liability. The three levels of the fair value hierarchy under Topic 820-10 are described below:

Level 1. Valuations based on quoted prices in active markets for identical assets or liabilities that an entity has the ability to access. We have no Level 1 assets or liabilities.

Level 2. Valuations based on quoted prices for similar assets or liabilities, quoted prices for identical assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable data for substantially the full term of the assets or liabilities.

We have no Level 2 assets. Our Level 2 liabilities consist of notes payable, convertible debentures and a derivative warrant liability. We determine the fair value of notes payable and convertible debentures based on the effective yields of similar obligations. We determine the fair value of our derivative warrant liability based upon the trading prices of our common stock on the date of issuance and when applicable, on the last day of the quarter. We use the Black-Scholes Option Model in valuing the fair value of our derivative warrant liability.

Level 3. Valuations based on inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. We have no Level 3 assets or liabilities.

Recent Accounting Pronouncements

In August 2010, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update 2010-22 (ASU 2010-22), “Accounting for Various Topics.” This update amends various SEC paragraphs in the FASB Accounting Standards Codification based on external comments received and the issuance of Staff Accounting Bulletin (SAB) No. 112 which amends or rescinds portion of certain SAB topics. SAB 112 was issued to bring existing SEC guidance into conformity with ASC 805 “Business Combination” and ASC 810 “Consolidation”. The adoption of this update did not have any material impact on our financial statements.

In August 2010, the FASB issued Accounting Standards Update 2010-21 (ASU 2010-21), “Accounting for Technical Amendments to Various SEC Rules and Schedules: Amendments to SEC Paragraphs Pursuant to Release No. 33-9026: Technical Amendments to Rules, Forms, Schedules and Codification of Financial Reporting Policies.” The Company does not expect the provisions of ASU 2010-21 to have a material effect on our financial position, results of operations or cash flows.

In July 2010, the FASB issued Accounting Standards Update 2010-20 (ASU 2010-20), “Receivables (Topic 310): Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses.” The amendments in this Update are to provide financial statement users with greater transparency about an entity’s allowance for credit losses and the credit quality of its financing receivables. The disclosures about activity that occurs during the reporting period are effective for interim and annual reporting periods beginning on or after December 15, 2010. The Company does not expect the provisions of ASU 2010-20 to have a material effect on our financial position, results of operations or cash flows.

In May 2010, the FASB issued Accounting Standards Update 2010-19 (ASU 2010-19), “Foreign Currency (Topic 830): Multiple Foreign Currency Exchange Rates.” The amendments in this Update are effective for reported balances in an entity’s financial statements that differ from their underlying U.S. dollar denominated values under Subtopic 830-30-S99-1 occurring in the first interim or annual period ending on or after March 15, 2010. The amendments are to be applied retrospectively. The Company does not expect the provisions of ASU 2010-19 to have a material effect on our financial position, results of operations or cash flows.

In April 2010, the FASB issued Accounting Standards Update 2010-17, “Revenue Recognition – Milestone Method (Topic 605).” ASU 2010-17 provides guidance on applying the milestone method of revenue recognition in arrangements with research and development activities. We do not expect this ASU to have a material impact on our revenue recognition when adopted for our 2011 fiscal year.

In April 2010, the FASB issued Accounting Standards Update 2010-13, “Compensation - Stock Compensation (Topic 718) - Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades.” ASU 2010-13 provides amendments to Topic 718 to clarify that an employee share-based payment award with an exercise price denominated in the currency of a market in which a substantial portion of the entity’s equity securities trades should not be considered to contain a condition that is not a market, performance, or service condition. Therefore, an entity would not classify such an award as a liability if it otherwise qualifies as equity. The amendments in ASU 2010-13 are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010. The adoption of ASU 2010-13 will not have a material impact on our financial position, results of operations or cash flows.

In March 2010, the FASB issued Accounting Standards Update 2010-11, “Derivatives and Hedging (Topic 815): Scope Exception Related to Embedded Credit Derivatives.” The amendments in this Update are effective for each reporting entity at the beginning of its first fiscal quarter beginning after June 15, 2010. Early adoption is permitted at the beginning of each entity’s first fiscal quarter beginning after issuance of this Update. We do not expect the provisions of ASU 2010-11 to have a material effect on our financial position, results of operations or cash flows.

In February 2010, the FASB issued Accounting Standards Update 2010-10 (ASU 2010-10), “Consolidation (Topic 810): Amendments for Certain Investment Funds.” The amendments in this Update are effective as of the beginning of a reporting entity’s first annual period that begins after November 15, 2009 and for interim periods within that first reporting period. Early application is not permitted. Our adoption of provisions of ASU 2010-10 did not have a material effect on our financial position, results of operations or cash flows.

In February 2010, the FASB issued Accounting Standards Update 2010-09 “Subsequent Events (ASC Topic 855): Amendments to Certain Recognition and Disclosure Requirements.” ASU 2010-09 requires an entity that is an SEC filer to evaluate subsequent events through the date that the financial statements are issued and removes the requirement for an SEC filer to disclose a date, in both issued and revised financial statements, through which the filer had evaluated subsequent events. The adoption did not have an impact on our financial position and results of operations.

In January 2010, the FASB issued Accounting Standards Update 2010-06, “Improving Disclosures about Fair Value Measurements.” ASU 2010-06 amends FASB Accounting Standards Codification 820 and clarifies and provides additional disclosure requirements related to recurring and non-recurring fair value measurements and employers’ disclosures about postretirement benefit plan assets. This ASU is effective for interim and annual reporting periods beginning after December 15, 2009. The adoption of ASU 2010-06 did not have a material impact on our financial statements.

MANAGEMENT

The following persons are our executive officers and directors, and hold the offices set forth opposite their names.

Name	Age	Position

Anthony Macaluso	48	Chairman, Chief Executive Officer, President, and Chief Financial Officer
James Cassina	54	Director
Laurence Dunn	49	Director
Richard Siber	49	Director
James Darcey	41	Senior Vice President
Thomas Candelaria	50	Director of Corporate Finance

Our Board of Directors consists of four members. None of our directors receive any cash remuneration for acting as such. Directors may, however be reimbursed their expenses, if any, for attendance at meetings of the Board of Directors.

No family relationships exist between any of our present directors and officers.

The following is a brief account of the business experience during the past five years of each of our directors and executive officers:

Anthony Macaluso became our President, Chief Executive Officer, Chairman, and principal shareholder upon the closing of the acquisition of Single Touch Interactive, Inc. He founded Interactive in 2002 and since that time has had primary responsibilities for our operations and business.

James Cassina has served as a Director since February 2008 and also served as our Secretary for four months in 2008. Mr. Cassina is a self employed business consultant and investor experienced in many aspects of the business and development of public companies including growth and expansion, mergers and acquisitions, and corporate financing, with particular recent emphasis on Canadian energy companies. Mr. Cassina is also a director of Eagleford Energy Inc. (OTCBB: EFRDF), an oil and gas company of which he is also President since June 2010. Within the past five years (i.e., from 1999 to 2008), Mr. Cassina was also a director of EnerNorth Industries Inc. (AMEX: ENY), an international oil and gas, engineering and offshore fabrication, and in India, power development company.

Laurence Dunn became a director of us upon the closing of the acquisition of Single Touch Interactive, Inc. in July 2008. Also, he has been actively consulting for us since December 2009. Mr. Dunn has spent the last 15 years managing traditional equity long/short hedge funds and structuring funding strategies for private companies. Since 2006 he has been President of John Galt Institutional Research, an institutional investment research firm. From 2004 to 2006 he was managing director of Pacific Coast Investment Partners, LP, a hedge fund specializing in activist investing. Mr. Dunn received a business undergraduate degree from the University of Wisconsin-Madison in 1982, an MBA from California State University in 1988 and his Chartered Financial Analyst (CFA) designation in 1991.

Richard Siber became a director of ours upon the closing of the acquisition of Single Touch Interactive, Inc. in July 2008. Mr. Siber founded Siber Consulting LLC in July 2004 and presently serves as its Chief Executive Officer. Siber Consulting provides technical and marketing services to the wireless industry. From 1994 through June 30, 2008 Mr. Siber was a partner in the Communications & High Tech practice at Accenture, Ltd. where he helped manage Accenture’s worldwide wireless communications activities and was involved in all aspects of Accenture’s mobile and wireless practice, including its Service Delivery Platform. Throughout his career, Mr. Siber has provided a broad range of marketing, strategic and industry oriented consulting services to mobile operators, equipment vendors and content providers worldwide in the wireless industry. His experience has included all wireless industry licensed and unlicensed technologies including Cellular, PCS, LMR, Paging, Narrowband and Broadband Mobile Data, WiFi, Wireless PBX, Wireless Local Loop, and Satellite. Mr. Siber is a frequent industry speaker and has chaired, moderated or spoken at more than 250 wireless conferences and forums worldwide. Mr. Siber has a Bachelor of Arts degree from Boston University (1983) and a Masters of Business Administration degree from Boston College (1990).

James Darcey became our Senior Vice President of Carrier Relations following the closing of the acquisition of Single Touch Interactive, Inc. Mr. Darcey is primarily responsible for business development. Mr. Darcey has been with Single Touch since November 2003. Mr. Darcey graduated from the University of Arkansas at Little Rock with a bachelor’s degree in finance in 1991. He also received a master’s degree in business administration from the University of Arkansas at Fayetteville in 1994.

Thomas Candelaria became our Director of Corporate Finance in March 2010. Before then, he was a private investor in commercial real estate and in angel-round and start-up ventures, since before 2005.

Executive Compensation

The following table sets forth information concerning the total compensation paid or accrued by us during the two fiscal years ended September 30, 2009 to:

•	all individuals who served as our chief executive officer, chief financial officer or acted in a similar capacity for us at any time during the fiscal year ended September 30, 2009 and

•

all individuals who served as executive officers of ours at any time during the fiscal year ended September 30, 2009 and received annual compensation during the fiscal year ended September 30, 2009 in excess of $100,000.

SUMMARY COMPENSATION TABLE

Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Total ($)

Anthony Macaluso (1) Chief Executive and Financial Officer	2009 2008	275,000 275,000	0 0	0 2,100,000	3,140 376,800	278,140 2,751,800

James S. Darcey (2) Senior Vice President -Carrier Relations	2009 2008	180,000 180,000	0 0	0 315,000	12,560 0	192,560 495,000

Thomas W. Hovasse (3) Vice President	2009 2008	111,906 160,760	0 0	0 0	9,420 0	121,326 160,760

(1)

During fiscal 2008, we issued Mr. Macaluso 3,000,000 shares of common stock in respect of fiscal 2008 and fiscal 2007 services. The table assigns a value of $2,100,000 to the 1,500,000 shares issued in respect of fiscal 2008.

In fiscal 2008, we granted Mr. Macaluso 6,000,000 immediately-vested options to purchase our common stock at a price per share of $1.375 per share. Using the Black-Scholes valuation model, these options were valued at $376,800.

In fiscal 2008, in addition to the 6,000,000-option grant, we granted Mr. Macaluso, as a director, 100,000 options to purchase common stock at price per share of $1.375. 50,000 of these options vested on July 28, 2009 and 50,000 of these options vested on July 28, 2010. In fiscal 2009, $3,140 was recognized as compensation on the July 2009 vesting of the first 50,000 of the options.

(2)	In March 2008, Mr. Darcey received a bonus of 225,000 shares of common stock valued at $315,000.

In fiscal 2008, we granted Mr. Darcey 400,000 options to purchase common stock at price per share of $1.375. 200,000 of these options vested on July 28, 2009 and 200,000 of these options vested on July 28, 2010. In fiscal 2009, $12,560 was recognized as compensation on the July 2009 vesting of the first 200,000 of the options.

(3)	Mr. Hovasse resigned on October 28, 2009.

In fiscal 2008, we granted Mr. Hovasse 300,000 options to purchase common stock at price per share of $1.375. 150,000 of these options vested on July 28, 2009. In fiscal 2009, $9,420 was recognized as compensation on the July 2009 vesting of the 150,000 options.

Employment Agreements and Benefits

None of our officers or employees have written employment agreements. All of our officers and employees are employees at will. Other than health insurance, we do not currently provide any employee benefit or retirement programs. Our officers’ salaries are determined by the Board of Directors. Officers and employees may receive bonuses from time to time in the form of cash or equity at the sole discretion of the board of directors.

We have no plans in place and have never maintained any plans that provide for the payment of retirement benefits or benefits that will be paid primarily following retirement including, but not limited to, tax qualified deferred benefit plans, supplemental executive retirement plans, tax-qualified deferred contribution plans and nonqualified deferred contribution plans. Similarly, we have no contracts, agreements, plans or arrangements, whether written or unwritten, that provide for payments to the named executive officers or any other persons following, or in connection with, the resignation, retirement or other termination of a named executive officer or a change in control of us or a change in a named executive officer’s responsibilities following a change in control.

Equity Compensation

The following table reflects information for our executive officers named in the Summary Compensation Table, effective September 30, 2009. In each case, the indicated stock option was granted under the 2008 Stock Option Plan on July 28, 2008 and vested three years before the indicated expiration date.

Outstanding Equity Awards at Fiscal Year-End

Name	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)	Option exercise price($)	Option expiration date
Anthony Macaluso	6,000,000	—	1.375	7/28/2011
	50,000	—	1.375	7/28/2012
	—	50,000	1.375	7/28/2013
James Darcey	200,000	—	1.375	7/28/2012
	—	200,000	1.375	7/28/2013
Thomas Hovasse	150,000	—	1.375	7/28/2012
	—	150,000	1.375	7/28/2013

The following table reflects information for equity compensation plans and arrangements for any and all directors, officers, employees and/or consultants through September 30, 2010. Warrants initially granted by Interactive are excluded.

Equity Compensation Plan Information

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	8,525,000	$1.375	275,000

Equity compensation plans not approved by security holders	11,000,000	$0.080	1,920,000

Total	19,525,000	$0.645	2,195,000

In April 2008 our Board of Directors and stockholders adopted the 2008 Stock Option Plan (the “2008 Plan”) to provide participating employees, non-employee directors, consultants and advisors with an additional incentive to promote our success. The maximum number of shares of common stock which may be issued pursuant to options and awards granted under the 2008 Plan is 8,800,000.

The 2008 Plan is currently administered by our Board of Directors but may be subsequently administered by a compensation committee designated by our Board of Directors.

The 2008 Plan authorizes the grant to 2008 Plan participants of non-qualified stock options, incentive stock options, restricted stock awards, and stock appreciation rights. No option shall be exercisable more than 10 years after the date of grant. Upon separation from service, no further vesting of options can occur, and vested options will expire unless exercised within a year after separation. No option granted under the 2008 Plan is transferable by the individual or entity to whom it was granted otherwise than by will or laws of decent and distribution, and, during the lifetime of such individual, is not exercisable by any other person, but only by him.

In December 2009 our Board of Directors adopted the 2009 Employee and Consultant Stock Plan (“2009 Plan”) to provide common stock grants to selected employees, non-employee directors, consultants and advisors. The total number of shares subject to the 2009 Plan is 2,000,000.

The 2009 Plan is administered by our Board of Directors.

The 11,000,000 shares shown as underlying under “Equity compensation plans not approved by security holders” consist of shares underlying a warrant which we granted to Peltz Capital Management, LLC in October 2008 as compensation for consulting services; the warrant’s number of underlying shares and exercise price have subsequently been amended pursuant to the warrant’s terms.

A summary of recent overall activity in our stock option and compensatory warrants programs is as follows:

	Number of shares	Weighted average exercise price
Outstanding - September 30, 2007	4,750,000	$0.71
Granted	10,675,000	1.12
Exercised	—	—
Canceled	—	—
Outstanding - September 30, 2008	15,425,000	$0.99
Granted	11,000,000	0.08
Exercised	(40,000)	0.01
Canceled	—	—
Outstanding - September 30, 2009	26,385,000	$0.61
Granted	1,325,342	1.00
Exercised	(275,000)	(0.04)
Canceled	—	—
Outstanding - September 30, 2010	27,435,342	$0.64

Of these 27,435,342 options and compensatory warrants outstanding at September 30, 2010, all were exercisable on that date.

Director Compensation

There are currently no regular cash compensation arrangements in place for members of the Board of Directors acting as such. Directors may however be reimbursed their expenses, if any, for attendance at meetings of the Board of Directors.

The following table sets forth compensation received by our directors in fiscal year 2009.

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)		All other compensation ($)	Total ($)
Anthony Macaluso	0	0	3,140	(1)(2)	0	3,140
James Cassina	0	0	3,140	(1)	0	3,140
Laurence Dunn	0	0	3,140	(1)	0	3,140
Richard Siber	0	0	3,140	(1)	0	3,140

(1)

In fiscal 2008, we granted to each respective director (as such) 100,000 options to purchase common stock at price per share of $1.375. 50,000 of these options vested on July 28, 2009 and 50,000 of these options vested on July 28, 2010. In fiscal 2009, $3,140 was recognized as compensation to each respective director on the July 2009 vesting of the first 50,000 of the options.

(2)	This table includes only his compensation which was expressly for service as a director. Mr. Macaluso received other compensation as an executive officer—see the Summary Compensation Table above.

RELATED PARTY TRANSACTIONS

Macaluso 2008 Debt Conversion

On February 28, 2008, Single Touch Interactive, Inc. issued 2,500,000 shares (as adjusted for a reverse stock split) of its common stock to Anthony Macaluso in consideration for the cancellation of $375,000 of indebtedness.

Cassina 2008 Investment

In 2008, James Cassina and his affiliated company Core Energy Enterprises, Inc., together with 21 other accredited investors, participated in our private placement of $3,300,000 of convertible promissory notes. Mr. Cassina and Core Energy Enterprises, Inc. invested a total of $1,150,000, on the same terms as the other investors. Later in 2008, upon the completion of the reverse merger, the notes were automatically converted into our common stock, Class A Warrants and Class B Warrants. Mr. Cassina and Core Energy Enterprises, Inc. received a total of 920,000 shares of common stock, 920,000 Class A Warrants and 920,000 Class B Warrants in this conversion.

Macaluso 2008 Compensation

On July 15, 2008, Single Touch Interactive, Inc. entered into an employment agreement with Anthony Macaluso, covering his services through December 31, 2008. Under the agreement, Anthony Macaluso received $275,000 in salary during the ensuing portion of 2008 and received (on July 24, 2008) 1,500,000 shares of common stock as compensation for services.

Macaluso 2008 Indebtedness Consolidation and Restatement

Before the reverse merger of July 24, 2008, Anthony Macaluso made certain loan advances to Single Touch Interactive, Inc. Initially, the outstanding balance bore interest at a rate of 8% per annum and was to become due and payable in December 2010. On July 24, 2008, we and he entered into a modification of the debt arising from such loan advances, accrued interest and $893,750 of accrued compensation, evidencing it by a convertible promissory note with a principal amount of $2,319,512, bearing interest at an annual rate of 8%, with interest payable monthly. The principal balance was payable on demand, and if no demand was made the note was to mature on July 15, 2010. The note was convertible at the holder’s option into shares of our common stock at $0.08 per share.

Before the reverse merger of July 24, 2008, Activate Sports, LLC, which is an affiliate of Anthony Macaluso, made certain loan advances to Single Touch Interactive, Inc. Initially, the outstanding balance bore interest at a rate of 8% per annum and was to become due and payable in December 2010. On July 24, 2008, we and Activate Sports, LLC entered into a modification of the debt arising from such loan advances and accrued interest, evidencing it by a convertible promissory note with a principal amount of $561,558, bearing interest at an annual rate of 8%, with interest payable monthly. The principal balance was payable on demand, and if no demand was made the note was to mature on July 15, 2010. The note was convertible at the holder’s option into shares of our common stock at $0.08 per share.

Before the reverse merger of July 24, 2008, Activate, Inc., which is an affiliate of Anthony Macaluso, made certain loan advances to Single Touch Interactive, Inc. Initially, the outstanding balance bore interest at a rate of 8% per annum and was to become due and payable in December 2010. On July 24, 2008, we and Activate, Inc. entered into a modification of the debt arising from such loan advances and accrued interest, evidencing it by a convertible promissory note with a principal amount of $73,445, bearing interest at an annual rate of 8%, with interest payable monthly. The principal balance was payable on demand, and if no demand was made the note was to mature on July 15, 2010. The note was convertible at the holder’s option into shares of our common stock at $0.08 per share.

On September 16, 2008, Activate Sports, LLC exercised its right to convert the full principal balance due it by the Company of $561,558 into 7,019,475 shares of common stock.

Dunn Warrants for Consulting 2007/2008

In July 2007 and June 2008 Single Touch Interactive, Inc. issued common stock warrants to Laurence Dunn, who later became a Director, as consideration for consulting services as a strategic advisor performing corporate planning, strategic consulting projects, mergers and acquisition advice, introduction to institutional groups, financial engineering services and related services. The warrants were for the purchase of 500,000 shares of common stock at a price of $0.02 per share and for the purchase of 1,000,000 shares of common stock at an exercise price of $0.01 per share, respectively. Mr. Dunn has transferred 52,500 of the $0.02 warrants and exercised 235,000 of the $0.01 warrants. The remaining 447,500 $0.02 warrants and 765,000 $0.01 warrants are still outstanding.

Siber Consulting

Single Touch engages Richard Siber, a director, on a cash basis for technical and marketing consulting services through Siber Consulting. Mr. Siber beneficially received a total of $80,000 in cash compensation for the year ended September 30, 2008.

StreamWorks 2009 Intellectual Property Transaction (Macaluso/Activate)

On June 2, 2009, we entered into an Intellectual Property Rights Purchase and Transfer Agreement with StreamWorks Technologies, Inc., a Delaware corporation (“StreamWorks”), pursuant to which we acquired a portfolio of 2 US patents and 14 patent applications related primarily to the management, streaming and routing of electronic media. In consideration for the portfolio, StreamWorks received 3,666,667 common shares of the Company and warrants to purchase 1,833,334 shares of our common stock at an exercise price of $2.30 per share for a period of two years. In addition, StreamWorks executives Floyd Bowen and Charles Jennings entered into non-compete agreements in our favor not to compete with us in the field of mobile Abbreviated Dial Codes or mobile Streaming Dynamic Advertising for three years. Shortly before this transaction, Activate, Inc., an affiliate of Anthony Macaluso, sold 1,200,000 shares of our common stock, which it owned, to three major investors in StreamWorks for $1,200,000.

On March 30, 2010, an additional US patent, for “System and Method for Streaming Media,” was issued to us, based on a patent application in this portfolio.

Dunn 2009-2010 Consulting

We have engaged our director Laurence Dunn as a consultant on financial matters, at a rate of $15,000 per month, since December 1, 2009.

Macaluso 2009 Intellectual Property Transaction

On December 14, 2009, Anthony Macaluso assigned to us, as required by the Agreement and Plan of Merger and Reorganization dated March 20, 2008, under which we acquired Interactive in a reverse merger, all of his rights in a US patent and approximately 20 patent applications, generally related to providing information over cell phones. Upon the assignment, we reimbursed him $244,840 for the total legal fees he had incurred relating to the property transferred.

Since then, one additional US patent and one foreign patent have been issued on these patent applications.

2010 Macaluso/Activate Consolidation and Restatement - 2009 Debt

In fiscal 2009, Activate, Inc., which is an affiliate of Anthony Macaluso, made loan advances of $894,500 to us, at 8% interest per annum. We repaid $99,081 in fiscal 2009 and $504,000 in fiscal 2010.

In June 2009, Activate, Inc. purchased from a third party a $250,000 promissory note, bearing 10% interest per annum, which we had issued.

On June 28, 2010, we issued Activate, Inc. a new convertible promissory note with a principal amount of $633,651, which represented $291,397 of outstanding loan advances, plus the $54,170 of accrued but unpaid interest on the loan advances, plus the $250,000 principal amount of the purchased promissory note, plus the $29,787 of accrued but unpaid interest on the purchased $250,000 promissory note, plus the $8,297 of accrued but unpaid interest on the converted $73,445 convertible promissory note. The new note matures on June 27, 2011, accrues interest at an annual rate of 1% and is convertible at the holder’s option into our common stock at $0.37 per share.

Macaluso 2010 Debt Conversion

On or shortly after June 28, 2010, Anthony Macaluso and his ex-wife Nicole Macaluso converted a convertible promissory note’s principal balance of $2,319,512 into 28,993,896 shares of our common stock. Anthony Macaluso received 13,773,992 of these shares issued.

On June 28, 2010, we issued Anthony Macaluso a new convertible promissory note with a principal amount of $155,531, which represented $123,581 of accrued compensation (net of payroll taxes) plus the $31,950 accrued but unpaid interest due him on the converted $2,319,512 convertible promissory note. The new note matures on June 27, 2011, accrues interest at an annual rate of 1% and is convertible at the holder’s option into our common stock at $0.37 per share.

On June 28, 2010, Activate, Inc. converted a convertible note’s principal balance of $73,445 into 918,063 shares of our common stock.

Cassina 2010 Debt Conversion

From time to time our director James Cassina advanced funds to us, and from time to time we have repaid some of the principal amount of and accrued interest on such advances. The net advances began accruing interest in December 2008 at an annual rate of 8%. On June 29, 2010, we issued 606,768 shares of common stock to him in satisfaction of the total balance of $224,511 (which included accrued interest of $25,011), for an effective conversion rate of $0.37 per share.

Ongoing Macaluso Related-Party Arrangements

Anthony Macaluso is currently a majority shareholder of Soapbox Mobile, Inc., which provided the use of servers, certain other equipment, fixtures and furniture, an analytic platform and other software, and certain service accounts to us from February 2008 through June 2010 at a monthly rate of $4,000 and has been providing them to us since July 1, 2010 at a monthly rate of $7,500.

Activate, Inc., an affiliate of Anthony Macaluso, has licensed a wireless application to Single Touch Interactive, Inc., in return for a 3% royalty. The 3% amounted to $7,597 in our fiscal year 2008, $2,093 in our fiscal year 2009, and under $1,000 in our fiscal year 2010.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of September 30, 2010, the beneficial ownership of Single Touch Systems Inc. common stock by each of our directors and named executive officers, each person known to us to beneficially own more than 5% of our common stock, and by the officers and directors of the company as a group. Except as otherwise indicated, all shares are owned directly. Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power (subject to applicable community property laws) and that person’s address is c/o Single Touch Systems Inc., 2235 Encinitas Blvd., Suite 210, Encinitas, CA 92024. Shares of Common Stock subject to options, warrants, or convertible notes currently exercisable or convertible or exercisable or convertible within 60 days after September 30, 2010 are deemed outstanding for computing the share ownership and percentage of the person holding such options, warrants, or convertible notes but are not deemed outstanding for computing the percentage of any other person.

	Shares	Percentage
Anthony Macaluso (1)	50,495,268	38.2%
Laurence Dunn(2)	1,412,500	1.1%
Richard Siber(3)	125,000	*
James Cassina (4)	4,954,409	4.0%
Medical Provider Financial Corporation IV (5)	12,700,000	10.3%
Peltz Capital Management, LLC(6)	11,000,000	8.2%
Nicole Macaluso (1) (7)	27,017,989	21.2%
Mike Robert (8)	15,795,070	12.1%
Daniel and Jill Harrington (1)(9)	8,000,000	6.7%

James Darcey (10)	552,000	*
Thomas Hovasse (11)	325,000	*
Officers and Directors as a Group (6 persons) (12)	58,401,177	42.9%
*Less than 1%.

(1)

Includes 3,050,000 shares underlying stock options, 1,250,000 shares underlying warrants and 409,100 shares underlying a convertible note. Also includes 1,708,203 shares underlying a convertible note owned by Activate, Inc., a corporation of which Mr. Macaluso is the sole owner. Also includes 1,961,285 shares owned by Activate, Inc. Also includes 3,829,309 shares owned by Dan Ayala, which Mr. Macaluso has the right to vote pursuant to a proxy. Also includes 22,717,989 shares owned directly or as custodian by Nicole Macaluso, which Mr. Macaluso has the right to vote pursuant to a proxy. Mr. Macaluso owns 7,569,382 shares outright in his own name. Mr. Macaluso disclaims beneficial ownership of the shares owned by Dan Ayala and of the shares owned by Nicole Macaluso.

Also includes 8,000,000 shares subject to an Agreement for Satisfaction of Judgment between Mr. Macaluso and Daniel and Jill Harrington dated September 9, 2010, as amended. Under this Agreement, 8,000,000 shares were transferred of record from Mr. Macaluso to the Harringtons. Mr. Macaluso has a right to reclaim the shares upon satisfaction of a judgment (relating to a private real estate dispute) and certain related amounts he owes to the Harringtons. The Company interprets this arrangement as being essentially an assignment for security (under which the Harringtons are entitled to effect sales), and considers that Mr. Macaluso (as well as the Harringtons) has beneficial ownership in the shares so long as he would be able to, within 60 days, reclaim them.

(2)	Includes 100,000 shares underlying stock options and 1,212,500 shares underlying warrants.
(3)	Includes 100,000 shares underlying stock options.
(4)

Includes 100,000 shares underlying stock options and 1,040,000 shares underlying warrants. Also includes 800,000 shares underlying warrants owned by Core Energy Enterprises, Inc., a corporation in which Mr. Cassina is the controlling shareholder. Includes 391,305 shares owned by Spring Capital Corp., a corporation in which Mr. Cassina is the controlling shareholder. Includes 458,805 shares owned by Core Energy Enterprises, Inc., a corporation in which Mr. Cassina is the controlling shareholder. Mr. Cassina owns 2,164,299 shares outright in his own name.

(5)

The address for Medical Provider Financial Corporation IV is 2100 South State College Boulevard, Anaheim, CA 92806. Thomas Seaman is now acting as receiver for Medical Provider Financial Corporation IV.

(6)	The address for Peltz Capital Management, LLC is 280 Park Avenue, New York, NY 10017. Includes 11,000,000 shares underlying warrants.
(7)

The address for Ms. Macaluso is P. O. Box 1318, Rancho Santa Fe, CA 92067. Includes 3,050,000 shares underlying stock options and 1,250,000 shares underlying warrants. Ms. Macaluso owns 22,467,989 shares outright in her own name and 250,000 shares as custodian for children. Other than the shares listed in the table next to her name, Ms. Macaluso disclaims beneficial ownership of the shares beneficially owned by Anthony Macaluso.

(8)

The address for Mr. Robert is 4831 Mt. Longs Drive, San Diego, CA 92117. Includes 7,250,000 shares underlying warrants issued by us and 550,000 shares underlying contractual rights to purchase granted by third parties. Mr. Robert owns 7,995,070 shares outright and in the name of his retirement account.

(9)	The address for Mr. and Ms. Harrington is P. O. Box 1931, Rancho Santa Fe, CA 92067.
(10)	Includes 400,000 shares underlying stock options.
(11)	Includes 150,000 shares underlying stock options.
(12)

Includes Messrs. Macaluso, Dunn, Siber, Cassina, Darcey and Thomas Candelaria. Mr. Candelaria beneficially owns 862,000 shares, including 200,000 shares underlying warrants and also including 46,000 shares owned by his children. Mr. Candelaria owns 576,000 shares outright in his own name.

SELLING STOCKHOLDERS

This prospectus covers offers and sales of up to 8,000,000 shares of our common stock which may be offered from time to time by the selling stockholders identified in this prospectus.

The table below identifies the selling stockholders and shows the number of shares of common stock beneficially owned by each of the selling stockholders before and after this offering, and the numbers of shares offered for resale by each of the selling stockholders. Our registration of these shares does not necessarily mean that any selling stockholder will sell all or any of their shares of common stock. However, the “Shares Beneficially Owned After Offering” columns in the table assume that all shares covered by this prospectus will be sold by the selling stockholders and that no additional shares of common stock will be bought or sold by any selling stockholders. No estimate can be given as to the number of shares that will be held by the selling stockholders after completion of this offering because the selling stockholders may offer some or all of the shares and, to our knowledge, there are currently no agreements, arrangements or understanding with respect to the sale of any of the shares.

Pursuant to an agreement with Anthony Macaluso, the selling stockholders hold the 8,000,000 shares to provide a source for payment of a judgment in a private lawsuit (and certain related amounts). Once the judgment and such related amounts have been satisfied by net proceeds of sales of the shares (or otherwise), any further net proceeds will be paid over to Mr. Macaluso, and/or any remaining shares will be transferred back to Mr. Macaluso.

The following table sets forth the name of each selling stockholder, and, if applicable, the nature of any position, office, or other material relationship which the selling stockholder has had, within the past three years, with us or with any of our predecessors or affiliates, the amount of shares of our common stock beneficially owned by such stockholder before the offering, the amount being offered for the stockholder’s account, the amount being offered for the stockholder’s account and the amount to be owned by such stockholder after completion of the offering.

	Shares Beneficially Owned Before Offering(1)		Shares Being Offered	Shares Beneficially Owned After Offering(1)
Beneficial Owner	Shares	%		Shares	%
Daniel and Jill Harrington	8,000,000	6.7%	8,000,000	0	0%

*	Less than 1%
(1)

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 under the Securities Exchange Act and is not necessarily indicative of beneficial ownership for any other purpose. Applicable percentage ownership is based on 123,176,892 shares of common stock outstanding as of September 30, 2010. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options, warrants and convertible promissory notes exercisable or convertible within 60 days after September 30, 2010 are deemed to be outstanding. Except as otherwise noted, we believe that each of the stockholders named in the table has sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to applicable community property laws. The information with respect to beneficial ownership is based upon record ownership data provided by our transfer agent, information as supplied or confirmed by selling stockholders or based upon our actual knowledge.

DESCRIPTION OF CAPITAL STOCK

General Background

Our authorized capital stock currently consists of 200 million shares of common stock, $0.001 par value, and 5 million shares of preferred stock, $0.0001 par value.

As of September 30, 2010, we had issued and outstanding 123,176,892 shares of common stock, held by 272 stockholders of record. In addition, as of September 30, 2010, we had outstanding options to acquire 8,675,000 shares of common stock, outstanding warrants to acquire 38,861,820 shares of common stock and convertible debt convertible into 2,117,303 shares of common stock.

Common Stock

Except as required by law, holders of our common stock are entitled to vote on all matters as a single class, and each holder of common stock is entitled to one vote for each share of common stock owned. Holders of common stock do not have cumulative voting rights.

Holders of our common stock are entitled to receive ratably any dividends that may be declared by the board of directors out of legally available funds, subject to any preferential dividend rights of any outstanding preferred stock. Upon any liquidation, dissolution, or winding up of Single Touch Systems, holders of our common stock are entitled to share ratably in all assets remaining available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock.

Holders of our common stock have no preemptive, subscription, redemption or conversion rights. Our outstanding shares of common stock are validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock which we may designate and issue in the future without further stockholder approval.

Our common stock is not currently traded on any national securities exchange and instead is quoted on the OTC Bulletin Board under the symbol “SITO.”

Preferred Stock

We are authorized to issue 5,000,000 shares of “blank check” preferred stock, $0.0001 par value per share, none of which as of the date hereof is designated or outstanding. The Board of Directors is vested with authority to divide the shares of preferred stock into series and to fix and determine the relative rights and preferences of the shares of any such series. Once authorized, the dividend or interest rates, conversion rates, voting rights, redemption prices, maturity dates and similar characteristics of the preferred stock will be determined by the Board of Directors, without the necessity of obtaining approval of our stockholders.

The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of Single Touch Systems without further action by the stockholders and may adversely affect the market price of and voting, economic and other rights of holders of our common stock.

Warrants

The shares and exercise-price figures below reflect adjustments for any stock splits, reverse stock splits and stock dividends. Warrants issued by Single Touch Interactive, Inc. are now exercisable only for shares of Single Touch Systems Inc. common stock.

In 2005, Single Touch Interactive, Inc. issued to one consulting firm and to Jordan Schur warrants for the purchase of 5,000,000 shares of common stock at an exercise price of $1.00 per share. These warrants expire on July 15, 2015. In the merger, we assumed these warrants. These warrants do not have a net-exercise provision. Of these warrants, 1,250,000 have been canceled upon the issuance of 1,250,000 shares; and the remaining 1,250,000 warrants owned by Jordan Schur have been amended so that their exercise price is $0.70 per share (which exercise price can, however, at the discretion of our Board of Directors, be increased at the time of a proposed exercise to an exercise price no greater than the then market price per share).

From July 9, 2006 through July 23, 2007, in connection with issuances of convertible debt, Single Touch Interactive, Inc. issued to 20 note purchasers warrants for the purchase of 774,000 shares of common stock at an exercise price of $1.76 per share. Each respective warrant expires on the fifth anniversary of its date of grant. In the merger, we assumed these warrants. These warrants do not have a net-exercise provision.

On July 25, 2007, Single Touch Interactive, Inc. issued to 2 consultants (including Laurence Dunn, now our director) warrants for the purchase of 1,000,000 shares of common stock at an exercise price of $0.02 per share. These warrants expire on July 25, 2012. In the merger, we assumed these warrants. These warrants do not have a net-exercise provision.

On June 23, 2008, Single Touch Interactive, Inc. issued to 2 consultants (including Laurence Dunn, now our director) warrants for the purchase of 2,000,000 shares of common stock at an exercise price of $0.01 per share. These warrants expire on June 22, 2011. In the merger, we assumed these warrants. These warrants do not have a net-exercise provision. Of these warrants, 235,000 have been exercised and 1,765,000 remain outstanding.

On June 23, 2008, in connection with issuance of convertible debt, Single Touch Interactive, Inc. issued to 20 note purchasers warrants for the purchase of 2,322,000 shares of common stock at an exercise price of $0.88 per share. These warrants expire on June 22, 2011. In the merger, we assumed these warrants. These warrants do not have a net-exercise provision.

On July 24, 2008, in the merger, convertible notes which we had issued to 23 note purchasers were automatically converted into (among other things) 2,640,000 Class A Warrants and 2,640,000 Class B Warrants. The Class A Warrants had an exercise price of $1.60 per share and although they were scheduled to expire on January 23, 2010, our Board of Directors has extended the expiration date to July 23, 2011. The Class B Warrants have an exercise price of $2.05 per share and expire on July 23, 2011. The Class A Warrants and Class B Warrants do not have a net-exercise provision.

On October 30, 2008, in connection with a Non-Exclusive Special Advisory Services Agreement, we issued to Peltz Capital Management, LLC warrants initially exercisable for the purchase of 5,952,362 shares of common stock at an exercise price of $2.10 per share. These warrants have a net-exercise provision and expire on October 30, 2013. The number of underlying shares and the exercise price of these warrants have subsequently been adjusted to 11,000,000 and $0.08, respectively.

On June 2, 2009, as part of the purchase price for a portfolio of patents and patent applications, we issued to StreamWorks Technologies, Inc. warrants for the purchase of 1,833,334 shares of common stock at an exercise price of $2.30 per share. These warrants expire on June 8, 2011. These warrants do not have a net-exercise provision.

From September 23, 2009 through January 7, 2010, in connection with the sale of common stock, we issued to Mike Robert warrants to purchase 2,750,000 shares at an exercise price of $1.50 per share, 1,250,000 that expire on September 23, 2011 and 1,500,000 that expire on November 4, 2011, and warrants to purchase 3,500,000 shares at an exercise price of $1.00 per share, half expiring on December 13, 2011 and half expiring on January 7, 2012. These warrants do not have a net-exercise provision.

In January 2010, in connection with the sale of common stock, we issued to Zanett Opportunity Fund Ltd. and its affiliates warrants to purchase 510,811 shares at an exercise price of $1.50 per share that expire on January 11, 2012. These warrants do not have a net-exercise provision.

In January 2010, in connection with our engagement of it as a financial adviser, we issued to Gar Wood Securities, LLC warrants to purchase 1,000,000 shares at an exercise price of $1.00 per share that expire in January 2013. Also in connection with the issuance of our common stock from January 2010 to May 2010, the compensation we paid to Gar Wood Securities, LLC as our placement agent included issuing to it and its affiliates 100,273 common stock warrants at an exercise price of $1.00 per share that expire on May 10, 2013. Also, in connection with these common stock issuances, the compensation we paid to Financial West Investment Group, Inc. as our placement agent included issuing to it and its affiliates 55,541 common stock warrants at an exercise price of $1.00 per share that expire on May 28, 2013. These warrants do not have a net-exercise provision.

On March 12, 2010, in connection with the issuance of a convertible note, we issued to Mike Robert warrants for the purchase of 1,000,000 shares of common stock at an exercise price of $0.75 per share. These warrants expire on March 12, 2012. These warrants do not have a net-exercise provision.

On July 16, 2010, in connection with the sale of common stock, we issued to 27 accredited investors warrants for the purchase of 2,056,334 shares of common stock at an exercise price of $1.00 per share. These warrants expire on July 15, 2013. In connection therewith, the compensation we paid to Gar Wood Securities, LLC as our placement agent included issuing to it and its affiliates 169,528 of such common stock warrants. These warrants do not have a net-exercise provision.

Convertible Promissory Notes

Anthony Macaluso and Activate, Inc., of which he is the sole owner, hold convertible promissory notes with a total principal amount of $783,402, which bear interest at 1% per year, mature on June 27, 2011 and are convertible into common stock at $0.37 per share.

Anti-takeover Effects of Provisions of Delaware Law and our Charter and Bylaws

Certain provisions of our Certificate of Incorporation and Bylaws may make it more difficult to acquire control of us by various means. These provisions could deprive our stockholders of opportunities to realize a premium on the shares of common stock owned by them. In addition, these provisions may adversely affect the prevailing market price of our stock. These provisions are intended to:

•	enhance the likelihood of continuity and stability in the composition of the board and in the policies formulated by the board;

•	discourage certain types of transactions which may involve an actual or threatened change in control of Single Touch Systems;

•	discourage certain tactics that may be used in proxy fights;

•	encourage persons seeking to acquire control of us to consult first with the board of directors to negotiate the terms of any proposed business combination or offer; and

•	reduce our vulnerability to an unsolicited proposal for a takeover that does not contemplate the acquisition of all our outstanding shares or that is otherwise unfair to our stockholders.

Our Certificate of Incorporation provides that special meetings of our stockholders may be called only by the board of directors or an officer authorized by it to do so. This limitation on the right of stockholders to call a special meeting could make it more difficult for stockholders to initiate actions that are opposed by the board of directors. These actions could include the removal of an incumbent director or the election of a stockholder nominee as a director. They could also include the implementation of a rule requiring stockholder ratification of specific defensive strategies that have been adopted by the board of directors with respect to unsolicited takeover bids. In addition, the limited ability of the stockholders to call a special meeting of stockholders may make it more difficult to change the existing board and management.

Our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

The Delaware General Corporation Law, or DGCL, provides generally that the affirmative vote of a majority of the shares outstanding and entitled to vote is required to amend a corporation’s certificate of incorporation. Our bylaws may be amended generally by the affirmative vote of a majority of the shares entitled to vote thereon or by the act of a majority of our directors.

We believe that we currently would not satisfy the elements of Section 203 of the DGCL (Section 203), and accordingly that currently the provisions of Section 203 would not apply to any proposed business combination in which we would be acquired. Under Section 203, certain business combinations between a Delaware corporation whose stock generally is publicly traded or held of record by more than 2,000 stockholders and an interested stockholder are prohibited for a three-year period following the date that such stockholder became an interested stockholder, unless (i) the corporation has elected in its original certificate of incorporation not to be governed by Section 203 (we did not make such an election), (ii) the business combination was approved by the Board of Directors of the corporation before the other party to the business combination became an interested stockholder, (iii) upon consummation of the transaction that made it an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the commencement of the transaction (excluding voting stock owned by directors who are also officers or held in employee benefit plans in which the employees do not have a confidential right to render or vote stock held by the plan), or (iv) the business combination was approved by the Board of Directors of the corporation and ratified by two-thirds of the voting stock which the interested stockholder did not own. The three-year prohibition also does not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of certain extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of the majority of the corporation’s directors. The term business combination is defined generally to include mergers or consolidations between a Delaware corporation and an interested stockholder, transactions with an interested stockholder involving the assets or stock of the corporation or its majority-owned subsidiaries and transactions which increase an interested stockholder’s percentage ownership of stock. The term interested stockholder is defined generally as a stockholder who, together with affiliates and associates, owns (or, within three years prior, did own) 15% or more of a Delaware corporation’s voting stock. If it should become applicable to us in the future, Section 203 could prohibit or delay a merger, takeover or other change in control of our company and therefore could discourage attempts to acquire us.

Applicability of California Corporate Law

Although we are incorporated in Delaware, we may nonetheless be subject to Section 2115 of the California General Corporation Law, which imposes various requirements of California corporate law on non-California corporations if they have specified characteristics of ownership and operations indicating significant contacts with California. Public companies listed on a recognized national securities exchange or the Nasdaq National Market are generally exempt from Section 2115. Since our common stock is traded on the OTC Bulletin Board, we are potentially subject to the provisions of Section 2115. The key provision of California corporate law that may apply to us is the right of our stockholders to cumulate votes in the election of directors.

In May 2005, the Delaware Supreme Court in VantagePoint Venture Partners 1996 v. Examen, Inc. held that Section 2115 violates the internal affairs doctrine and thus does not apply to Delaware corporations. If followed by California courts, this ruling would mean that the cumulative voting requirements and other sections of the California Corporations Code do not apply to us. The impact of the Delaware Supreme Court’s decision on our situation, as it may be interpreted by California courts, is uncertain.

Indemnification of Directors and Officers

The DGCL permits a corporation to indemnify its current and former directors and officers against expenses, judgments, fines and amounts paid in connection with a legal proceeding. To be indemnified, the person must have acted in good faith and in a manner the person reasonably believed to be in, and not opposed to, the best interests of the corporation. With respect to any criminal action or proceeding, the person must not have had reasonable cause to believe the conduct was unlawful.

The DGCL permits a present or former director or officer of a corporation to be indemnified against certain expenses if the person has been successful, on the merits or otherwise, in defense of any proceeding brought against such person by virtue of the fact that such person is or was an officer or director of the corporation. In addition, the DGCL permits the advancement of expenses relating to the defense of any proceeding to directors and officers contingent upon the person’s commitment to repay advances for expenses against such person is not ultimately entitled to be indemnified.

The DGCL provides that the indemnification provisions contained in the DGCL are not exclusive of any other right that a person seeking indemnification may have or later acquire under any provision of a corporation’s by-laws, by any agreement, by any vote of stockholders or disinterested directors or otherwise. Furthermore, the DGCL provides that a corporation may maintain insurance, at its expense, to protect its directors and officers against any expense, liability or loss, regardless of whether the corporation has the power to indemnify such persons under the DGCL.

Our Certificate of Incorporation provides that, to the extent permitted by the DGCL, we will indemnify our current and former directors and officers against all expenses actually and reasonably incurred by them as a result of their being threatened with or otherwise involved in any action, suit or proceeding by virtue of the fact that they are or were one of our officers or directors. However, we will not be required to indemnify an officer or director for an action, suit or proceeding commenced by that officer or director unless we authorized that director or officer to commence the action, suit or proceeding. Our Certificate of Incorporation also provides that we shall advance expenses incurred by any person we are obligated to indemnify, upon presentation of appropriate documentation.

Furthermore, our Bylaws provide that we may purchase and maintain insurance on behalf of our directors and officers against any liability, expense or loss, whether or not we would otherwise have the power to indemnify such person under our Certificate of Incorporation or the DGCL.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors and officers, we have been advised that, although the validity and scope of the governing statute have not been tested in court, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In addition, indemnification may be limited by state securities laws.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions, at fixed or negotiated prices, all subject to certain price, transaction size, daily sales volume, buyer qualification and “commercial reasonableness” limitations set forth in an agreement between the selling stockholders and Anthony Macaluso. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	to cover short sales make after the date this Registration Statement is declared effective by the Securities and Exchange Commission;

•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Upon being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will, if then required, file a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon the being notified in writing by a selling stockholder that a donee or pledgee intends to sell more than 500 shares of common stock, we will, if then required, file a supplement to this prospectus in accordance with applicable securities law.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of securities will be paid by the selling stockholder and/or the purchasers. Each selling stockholder has represented and warranted to us that it acquired the securities subject to this registration statement in the ordinary course of such selling stockholder’s business and, at the time of its purchase of such securities such selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

We have advised each selling stockholder that it may not use shares registered on this registration statement to cover short sales of common stock made before the date on which this registration statement shall have been declared effective by the Securities and Exchange Commission. If a selling stockholder uses this prospectus for any sale of the common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholders will be responsible to comply with the applicable provisions of the Securities Act and the Securities Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such selling stockholders in connection with resales of their respective shares under this registration statement.

We will pay all fees and expenses incident to the registration of the shares, but we will not receive any proceeds from the sale of the common stock.

LEGAL MATTERS

Selected legal matters with respect to the validity of the securities offered by this prospectus will be passed upon for us by Stradling Yocca Carlson & Rauth, a Professional Corporation, San Diego, California.

EXPERTS

Our financial statements as of and for the fiscal years ended September 30, 2008 and 2009, included in this prospectus have been audited by Weaver & Martin LLC, an independent registered public accounting firm, as stated in their reports appearing herein and elsewhere in this prospectus, and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 with the SEC for the stock offered pursuant to this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. For further information with respect to us and the common stock offered hereby, please refer to the registration statement and its exhibits and schedules for further information relating to us and our common stock.

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934 and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements, other information and a copy of the registration statement may be inspected by anyone without charge and copies of these materials may be obtained upon the payment of the fees prescribed by the Securities and Exchange Commission, at the Public Reference Room maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The registration statement and the reports, proxy statements and other information filed by us are also available through the Securities and Exchange Commission’s website on the World Wide Web at the following address: http://www.sec.gov.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

Single Touch Systems Inc. and Subsidiaries

Encinitas, California

We have audited the accompanying consolidated balance sheet of Single Touch Systems Inc. and Subsidiaries (“the Company”) as of September 30, 2009 and 2008 and the related consolidated statements of operations, changes in shareholders’(deficit) and cash flows for the two years ended September 30, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Single Touch Systems, Inc .and Subsidiaries as of September 30, 2009 and 2008, and the consolidated results of their operations and their cash flows for the two years ended September 30, 2009 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses and had negative cash flows from operations that raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in the Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ WEAVER & MARTIN LLC
Weaver & Martin LLC
Kansas City, Missouri
January 13, 2010

Consolidated Balance Sheet

	September 30, 2009	September 30, 2008
Assets
Current assets
Cash and cash equivalents	$259,558	$175,061
Accounts receivable – trade	104,423	284,985
Accounts receivable – related party	21,748	66,457
Prepaid consulting expense	1,152,625	—
Prepaid expenses	31,628	65,468

Total current assets	1,569,982	591,971

Property and equipment, net	233,718	315,163

Other assets
Capitalized software development costs – net	434,765	609,078
Intangible assets:
Patents	100,985	—
Deferred offering costs	—	50,988
Deposits and other assets	15,282	15,282

Total other assets	551,032	675,348

Total assets	$2,354,732	$1,582,482

Liabilities and Stockholders’ (Deficit)
Current liabilities
Accounts payable and accrued expenses	$1,386,548	$1,145,448
Accrued compensation	715,846	112,000
Accrued compensation - related party	219,468	13,020
Current portion of notes payable - related parties	1,502,073	365,530
Note payable - other	1,015,962	—
Convertible debentures - related parties, including accrued interest, net of discount of $1,041,709	1,374,104	—
Convertible debentures and accrued interest, net of discount	—	181,887
Deferred income	—	249,329

Total current liabilities	$6,214,001	$2,067,214

Long-term liabilities
Derivative warrant liability	4,712,400	—

Total liabilities	$10,926,401	$2,067,214

Stockholders’ (Deficit)
Preferred stock, $.001 par value, 5,000,000 shares authorized, none outstanding	—	—
Common stock, $.001 par value; 200,000,000 shares authorized, 64,442,417 issued and outstanding at September 30, 2009, and 59,505,540 issued and outstanding at September 30, 2008	64,442	59,505
Additional paid-in capital	92,568,239	87,099,272
Accumulated deficit	(101,204,350)	(87,643,509)

Total stockholders’ (deficit)	(8,571,669)	(484,732)

Total liabilities and stockholders’ (deficit)	$2,354,732	$1,582,482

The accompanying notes are an integral part of these financial statements.

Consolidated Statements of Operations

	For the Year Ended September 30,
	2009	2008
Revenue
Wireless applications	$813,019	$1,713,014

Operating Expenses
Royalties and application costs	787,315	802,262
Research and development	127,355	131,327
Stock based compensation - non employee	12,694,578	2,292,704
Advisory and consulting services	336,812	785,895
Professional fees	372,683	397,051
Salaries and wages	1,476,647	2,390,674
Officers compensation	377,352	2,238,258
Travel expense	149,374	1,377,494
Impairment loss	5,667,898	—
Depreciation and amortization	761,716	539,160
General and administrative	411,410	427,979
Net gain on settlement of indebtedness	(166,153)	—

Total operating expenses	22,996,987	11,382,804

Loss from operations	(22,183,968)	(9,669,790)

Other Income (Expenses)
Changes in fair value of derivative liability	9,119,103	—
Interest expense	(494,950)	(1,450,913)
Interest income	—	—
Net loss before income taxes	(13,559,815)	(11,120,703)
Provision for income taxes	(1,026)	(2,300)

Net loss	$(13,560,841)	$(11,123,003)

Basic and diluted loss per share	$(0.22)	$(0.24)

Weighted average shares outstanding	60,767,234	47,127,858

The accompanying notes are an integral part of these financial statements.

Statements of Cash Flows

	For the Year Ended September 30,
	2009	2008
Cash Flows from Operating Activities
Net loss	$(13,560,841)	$(11,123,003)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	101,228	66,542
Impairment loss	5,667,898	—
Amortization expense – software development costs	657,055	493,084
Amortization expense – patents	3,433	—
Amortization expense – discount of convertible debt	26,316	1,124,943
Amortization expense – financing fees	50,988	39,568
Stock based compensation	12,761,774	5,172,504
(Increase) decrease in assets
(Increase) decrease in accounts receivable	234,271	(112,635)
(Increase) decrease in prepaid expenses	24,838	208,180
(Increase) decrease in liabilities
Increase (decrease) in accounts payable	261,665	639,699
Increase (decrease) in accrued compensation	590,825	—
Increase (decrease) in accrued compensation due related party	206,448	199,167
Increase (decrease) in accrued expenses	(7,544)	137,209
Increase (decrease) in accrued interest	266,265	125,770
Increase (decrease) in deferred income	(249,328)	(1,031,927)
Decrease (increase) in derivative liability	(9,119,103)	—

Net cash used in operating activities	(2,083,812)	(4,060,899)

Cash Flows from Investing Activities
Purchase of property and equipment	(19,782)	(151,779)
Capitalized software development costs	(784,207)	(536,778)

Net cash used in investing activities	(803,989)	(688,557)

Cash Flows from Financing Activities
Proceeds from issuance of common stock	551,050	—
Proceeds received from related parties	1,981,962	2,444,500
Repayments on related party advances	(860,714)	(881,604)
Proceeds from issuance of debt to others	1,500,000	3,300,000
Repayments on other notes payable	(200,000)	—

Net cash provided by financing activities	2,972,298	4,862,896

Net increase (decrease) in cash	84,497	113,440
Beginning balance – cash	175,061	61,621

Ending balance – cash	$259,558	$175,061

Supplemental Information:
Interest expense paid	$172,713	$—

Income taxes paid	—	—

The accompanying notes are an integral part of these financial statements.

Statements of Cash Flows - continuation

Non-cash investing and financing activities:

In October 2008, the Company granted a warrant to an Advisor for services. The warrant allows the Advisor to purchase the greater of 5,952,362 common shares or 5.2% or the outstanding common shares of the company, calculated on a fully dilutive basis. The terms of the warrant also allow for a cashless exercise. The warrant was originally valued at $13,831,504 and capitalized as a prepaid expense. It is being charged to operations over the one year term of the consulting agreement. Based upon the terms of the warrant, the Company considers it to be a derivative and is including the fair value of the warrant in its liabilities (see Note 14).

During the year ended September 30, 2009, the Company charged $1,162,038 to equity relating to the amortization of discounts on related party convertible debt (See Note 10).

During the year ended September 30, 2009, the Company issued 90,000 shares of its common stock through the exercise of warrants. The total exercise price amounted to $1,050.

In August 2009, the Company borrowed $500,000 through the issuance of a convertible note. The Company recorded a discount against the principal of $26,316 which was allocated to the beneficial conversion feature of the note. In September 2009, principal and accrued interest totaling $504,830 was converted into 531,400 shares of the Company’s common stock. The discount of $26,316 was charged to operations and is included in interest expense.

In June 2009, the Company issued 3,666,667 shares of its common stock and granted warrants to purchase 1,833,334 shares of its common stock in consideration for patents and other intellectual property. The property was valued at the fair value of the shares issued and warrants granted totaling $5,470,851. As of September 30, 2009 it was determined that the fair value of the patents amounted to $104,418. The remaining balance of $5,366,433 was deemed impaired and charged to operations.

During 2008, the Company issued 1,500,000 shares of its common stock to its President in exchange for the cancellation of $2,100,000 of accrued compensation.

During 2008, the Company issued 2,500,000 shares of its common stock to its President in exchange for the cancellation of $375,000 of indebtedness due him.

During 2008, the Company issued 6,700,000 shares of the Company’s common stock in exchange for the cancellation of $2,920,000 of convertible debt and accrued interest.

During 2008, the Company issued 2,361,219 shares of the Company’s common stock in exchange for the cancellation of $3,395,584 of convertible debt and accrued interest.

During 2008, the Company issued 1,000,000 shares to employees and consultants for services valued at $1,400,000.

During 2008, the Company issued 1,500,000 shares of its common stock to its President in exchange for the cancellation of $1,050,000 of accrued compensation.

During 2008, the Company issued 2,211,460 shares of its common stock to the above indicated convertible note holders as additional consideration. The Company valued these shares at par ($2,211).

During 2008, the Company issued warrants to purchase 2,322,000 shares of its common stock at a price of $0.88 per share. The warrants were valued at $190,404, which was charged to operations. During 2008, the Company issued warrants to a Director and a consultant to purchase 2,000,000 shares each of its common stock at a price of $0.01 per share. These warrants were valued at $1,741,800, which was charged to operations.

During 2008, the Company granted options to its employees and officer to purchase up to 8,675,000 shares of its common stock at an exercise price of $1.37 per share. The options vest over a period of three years. As of September 30, 2008, 6,000,000 were fully vested and valued at $376,800, which was charged to operations.

The accompanying notes are an integral part of these financial statements.

Single Touch Systems Inc.

Statement of Stockholders’ (Deficit)

From October 1, 2007 through September 30, 2009

	Common Stock		Additional Paid-In Capital	Accumulated
	Shares	Amount		Deficit	Total
Balance – September 30, 2007	35,986,430	35,987	67,507,896	(76,520,506)	(8,976,623)
Shares issued in cancellation of convertible debt and accrued interest	6,700,000	6,700	2,913,300	—	2,920,000
Shares issued in cancellation of accrued interest	82,846	83	165,609	—	165,692
Shares issued in cancellation of indebtedness due officer	2,500,000	2,500	372,500	—	375,000
Shares issued in cancellation of convertible debt and accrued interest	2,278,373	2,278	3,227,614	—	3,229,892
Shares issued for services	1,000,000	1,000	1,399,000	—	1,400,000
Shares issued in cancellation of accrued compensation due officer	1,500,000	1,500	2,098,500	—	2,100,000
Additional shares issued to convertible debt holders	2,211,460	2,211	(2,211)	—	—
Return of common shares by former President for cancellation	(3,913,044)	(3,913)	3,913	—	—
Shares issued in cancellation of accrued compensation due officer	1,500,000	1,500	1,048,500	—	1,050,000
Shares issued in cancellation of convertible debt	2,640,000	2,640	3,297,360	—	3,300,000
Shares issued in cancellation of convertible debt and accrued interest	7,019,475	7,019	554,539	—	561,558
Compensation recognized on warrant grants	—	—	2,309,004	—	2,309,004
Gain on modification of debt due related parties	—	—	2,954,515	—	2,954,515
Amortization of beneficial conversion feature on related parties debt	—	—	(750,767)	—	(750,767)
Net loss for the year ended September 30, 2008	—	—	—	(11,123,003)	(11,123,003)

Balance – September 30, 2008	59,505,540	$59,505	$87,099,272	$(87,643,509)	$(484,732)

Shares issued for cash	648,810	649	549,351	—	550,000
Shares issued in exercise of warrants	90,000	90	960	—	1,050
Shares issued cancellation of debt and accrued interest	531,400	531	504,298	—	504,829
Acquisition of intellectual property	3,666,667	3,667	5,467,184	—	5,470,851
Recognition of beneficial conversion feature on issuance of convertible debt	—	—	26,316	—	26,316
Compensation recognized on vesting of option grants	—	—	82,896	—	82,896
Amortization of beneficial conversion feature on related party debt	—	—	(1,162,038)	—	(1,162,038)
Net loss for the year ended September 30, 2009	—	—	—	(13,560,841)	(13,560,841)

Balance – September 30, 2009	64,442,417	$64,442	$92,568,239	$101,204,350)	$(8,571,669)

The accompanying notes are an integral part of these financial statements.

NOTES TO FINANCIAL STATEMENTS

September 30, 2009 and 2008

Note 1. Organization, History and Business

Single Touch Systems Inc. (“the Company’) was incorporated in Delaware on May 31, 2000, under its original name, Hosting Site Network, Inc. On May 12, 2008, the Company changed its name to Single Touch Systems Inc.

On July 24, 2008, the Company acquired all of the outstanding shares of Single Touch Interactive, Inc. (“Interactive”), a company incorporated in the state of Nevada on April 2, 2002, in exchange for issuing 42,967,554 shares of its common stock. For financial reporting purposes, the acquisition was treated as a reverse acquisition whereby Interactive’s operations continue to be reported as if it had actually been the acquirer. Assets and liabilities continue to be reported at Interactive’s historical cost, as the Company had nominal assets, liabilities and operations before the reverse acquisition.

The Company develops software applications utilized by end users in downloading images, ringtones, games, and other content into their cell phones and other wireless communication devices.

On May 27, 2008, Interactive declared a 1-for-2 reverse split of its common stock. All references in the accompanying financial statements to the number of shares outstanding and per-share amounts have been restated to reflect this stock split.

Basis of Presentation

The accompanying consolidated financial statements are prepared using the accrual method of accounting in accordance with accounting principles generally accepted in the United States of America and have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities in the normal course of business. The Company has accumulated operating losses since its inception (May 31, 2000). In addition, the Company has used ongoing working capital in its operations. At September 30, 2009, its accumulated deficit amounted to $101,204,350.In view of current matters, the continuation of the Company’s operations is dependent on revenue from its licensing of its technologies and related services, advances made by its officers, and the raising capital through the sale of its equity instruments or issuance of debt. Management believes that these sources of funds will allow the Company to continue as a going concern through 2010. However, no assurances can be made that current or anticipated future sources of funds will enable the Company to finance future periods’ operations. In light of these circumstances, substantial doubt exists about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded assets or liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 2. Summary of Significant Accounting Policies

Reclassification

Certain reclassifications have been made to conform the 2008 amounts to 2009 classifications for comparative purposes.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Single Touch Systems Inc. and its wholly owned subsidiaries, Single Touch Interactive, Inc, and HSN, Inc. an inactive company formed in New Jersey on August 21, 2001. Intercompany transactions and balances have been eliminated in consolidation.

NOTES TO FINANCIAL STATEMENTS—(Continued)

September 30, 2009 and 2008

Revenue Recognition

The Company recognizes revenue in accordance with Staff Accounting Bulletin (“SAB”) No. 101, Revenue Recognition in Financial Statements, as revised by SAB No. 104. As such, the Company recognizes revenue when persuasive evidence of an arrangement exists, title transfer has occurred, the price is fixed or readily determinable and collectibility is probable. Sales are recorded net of sales discounts.

Revenue is derived from licensing of the Company’s wireless applications to various telecommunication companies. Under the terms of the various licensing agreements, the Company receives a fee, net of revenue sharing and other costs, each time its application is utilized by the end user. Revenue is recognized in the month the application is utilized. The Company records its revenue pursuant to Accounting Standards Codification (“ASC”) Topic 605—45-45 “Reporting Revenue Gross as a Principal versus Net as an Agent.” Advanced licensing fees received with minimum guarantees where it cannot determine the fee earned are recognized in income on the straight line basis over the term of the license in accordance with ASC Topic 928-605-25, “Financial Reporting in the Record and Music Industry.”

In addition, the Company also generates income through the development of software for third parties on a contractual basis. Revenue is recognized upon delivery of the software.

Accounts Receivable

Accounts receivable is reported at the customers’ outstanding balances less any allowance for doubtful accounts. Interest is not accrued on overdue accounts receivable.

Allowance for Doubtful Accounts

An allowance for doubtful accounts on accounts receivable is charged to operations in amounts sufficient to maintain the allowance for uncollectible accounts at a level management believes is adequate to cover any probable losses. Management determines the adequacy of the allowance based on historical write-off percentages and information collected from individual customers. Accounts receivable are charged off against the allowance when collectibility is determined to be permanently impaired.

Property and Equipment

Property and equipment are stated at cost. Major renewals and improvements are charged to the asset accounts while replacements, maintenance and repairs that do not improve or extend the lives of the respective assets are expensed. At the time property and equipment are retired or otherwise disposed of, the asset and related accumulated depreciation accounts are relieved of the applicable amounts. Gains or losses from retirements or sales are credited or charged to income.

Depreciation is computed on the straight-line and accelerated methods for financial reporting and income tax reporting purposes based upon the following estimated useful lives:

Software development	2 -3 years
Equipment	5 years
Computer hardware	5 years
Office furniture	7 years

Long-Lived Assets

The Company accounts for its long-lived assets in accordance with ASC Topic 360-10-05, “Accounting for the Impairment or Disposal of Long-Lived Assets.” ASC Topic 360-10-05 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the historical cost carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the carrying value of an asset by estimating the future net cash flows expected to result from the asset, including eventual disposition. If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the

NOTES TO FINANCIAL STATEMENTS—(Continued)

September 30, 2009 and 2008

difference between the asset’s carrying value and fair value or disposable value. At September 30, 2009, the Company recorded an impairment loss for certain software development costs totaling $301,465 and an impairment loss on acquired patents totaling $5,366,433 (See Note 6).

Prepaid Royalties

The Company’s agreements with licensors and developers generally provide it with exclusive publishing rights and require it to make advance royalty payments that are recouped against royalties due to the licensor or developer based on product sales. Prepaid royalties are amortized on a software application-by-application basis, based on the greater of the proportion of current year sales to total current and estimated future sales or the contractual royalty rate based on actual net product sales. The Company continually evaluates the recoverability of prepaid royalties, and charges to operations the amount that management determines is probable that will not be recouped at the contractual royalty rate in the period in which such determination is made or at the time the Company determines that it will cancel a development project. Prepaid royalties are classified as current and non-current assets based upon estimated net product sales within the next year.

Capitalized Software Development Costs

The Company capitalizes internal software development costs subsequent to establishing technological feasibility of a software application. Capitalized software development costs represent the costs associated with the internal development of the Company’s software applications. Amortization of such costs is recorded on a software application-by-application basis, based on the greater of the proportion of current year sales to total of current and estimated future sales for the applications or the straight-line method over the remaining estimated useful life of the software application. The Company continually evaluates the recoverability of capitalized software costs and will charge to operations amounts that are deemed unrecoverable for projects it will abandon.

Issuances Involving Non-cash Consideration

All issuances of the Company’s stock for non-cash consideration have been assigned a dollar amount equaling the market value of the shares issued on the date the shares were issued for such services. The non-cash consideration received pertains to consulting services.

Stock Based Compensation

The Company accounts for stock-based compensation under SFAS No. 123R, “Share- based Payment” and SFAS No. 148, “Accounting for Stock-Based Compensation—Transition and Disclosure - An amendment to SFAS No. 123.” (ASC Topic 505-50) These standards define a fair value based method of accounting for stock-based compensation. In accordance with SFAS Nos. 123R and 148, the cost of stock-based compensation is measured at the grant date based on the value of the award and is recognized over the vesting period. The value of the stock-based award is determined using the Black-Scholes option-pricing model, whereby compensation cost is the excess of the fair value of the award as determined by the pricing model at the grant date or other measurement date over the amount that must be paid to acquire the stock. The resulting amount is charged to expense on the straight-line basis over the period in which the Company expects to receive the benefit, which is generally the vesting period. During the year ended September 30, 2009, the Company recognized stock based compensation expense of $12,678,878 from the granting of a common stock warrant to an advisor (See Note 14) and $82,896 from the vesting of options granted to certain employees, directors and consultants in 2008. Of the $12,761,774 in stock-based compensation, a total of $12,694,578 was attributed to consulting expense, $12,560 was included in officers’ compensation and $54,636 was included in salaries and wages. During the year ended September 30, 2008, the Company issued 1,500,000 shares of its common stock to its President in exchange for canceling the $1,050,000 of accrued compensation. Also in 2008, the Company issued 1,500,000 shares of its common stock to its President for $525,000 in accrued compensation for services rendered during 2008 and $1,575,000 for services rendered during 2007, $1,400,000 in stock based compensation from the issuance of 1,000,000 shares of its common stock to employees and consultants and recognized $376,800 in stock based compensation in the granting of options to purchase 8,675,000 shares of the Company’s common stock.

NOTES TO FINANCIAL STATEMENTS—(Continued)

September 30, 2009 and 2008

Earnings (Loss) Per Share

The Company reports earnings (loss) per share in accordance with ASC Topic 260-10, “Earnings per Share.” Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted average number of common shares available. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Diluted earnings (loss) per share has not been presented since the effect of the assumed conversion of warrants and debt to purchase common shares would have an anti-dilutive effect. Potential common shares as of September 30, 2009 that have been excluded from the computation of diluted net loss per share include 29,119,334 warrants, 8,675,000 options, and $2,415,660 of debt convertible into 30,195,747 shares of the Company’s common stock. Potential common shares as of September 30, 2008 were 16,376,000 warrants,8,675,000 options and $2,319,512 of debt convertible into 28,993,900 shares of the Company’s common stock that have been excluded from the computation of diluted net loss per share. If such shares were included in diluted EPS, they would have resulted in weighted-average common shares of 127,466,447 and 63,114,094 for the year ended September 30, 2009 and 2008, respectively.

Cash and Cash Equivalents

For purpose of the statements of cash flows, the Company considers cash and cash equivalents to include all stable, highly liquid investments with maturities of three months or less.

Concentration of Credit Risk

The Company primarily transacts its business with one financial institution. The amount on deposit in that one institution may from time-to-time exceed the federally insured limit.

During the years ended September 30, 2009 and 2008, significantly all of the Company’s revenue was generated from contracts with ten customers.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affects the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Convertible Debentures

If the conversion feature of conventional convertible debt provides for a rate of conversion that is below market value, this feature is characterized as a beneficial conversion feature (“BCF”). A BCF is recorded by the Company as a debt discount pursuant to ASC Topic 470-20 “Debt with conversion and other Options” In those circumstances, the convertible debt will be recorded net of the discount related to the BCF and the Company will amortize the discount to interest expense or equity (if the debt is due to a related party), over the life of the debt using the effective interest method.

Income Taxes

The Company accounts for its income taxes under the provisions of Statement of Financial Accounting Standards 109 (ASC Topic 740-10). The method of accounting for income taxes under SFAS 109 is an asset and liability method. The asset and liability method requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between tax bases and financial reporting bases of other assets and liabilities.

NOTES TO FINANCIAL STATEMENTS—(Continued)

September 30, 2009 and 2008

Recent Accounting Pronouncements

In May 2009, the FASB adopted Codification Topic 855,” Subsequent Event’s, which requires entities to disclose the date through which they have evaluated subsequent events and whether the date corresponds with the release of its financial statements. The statement established general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. ASC 855 is effective for interim or annual financial periods ending after June 15, 2009, and shall be applied prospectively. The adoption ASC 855 did not have a material impact on the Company’s financial statements.

In June 2009, the FASB adopted Codification Topic Statement No. 105 “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles” ASC 105 is the single source of authoritative nongovernmental U.S. generally accepted accounting principles (“GAAP”), superseding existing FASB, American Institute of Certified Public Accounts (“AICPA”), Emerging Issues Task Force (“EITF”), and related accounting literature. ASC 105 reorganized the thousands of GAAP pronouncements into roughly 90 accounting topics and displays them using a consistent structure. Also included is relevant Securities and Exchange Commission guidance organized using the same topical structure in separate sections. ASC 105 will be effective for financial statements issued for reporting periods that end after September 15, 2009. The Company adopted the Codification during the current period ending September 30, 2009. There was no impact upon adoption.

In April 2009, the Financial Accounting Standards Board (FASB) issued FASB Staff Position (FSP) Financial Accounting Standard (FAS) 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly” (Codification Topic 820). Based on the guidance, if an entity determines that the level of activity for an asset or liability has significantly decreased and that a transaction is not orderly, further analysis of transactions or quoted prices is needed, and a significant adjustment to the transaction or quoted prices may be necessary to estimate fair value in accordance with Statement of Financial Accounting Standards (SFAS) No. 157 Fair Value Measurements. This FSP is to be applied prospectively and is effective for interim and annual periods ending after June 15, 2009 with early adoption permitted for periods ending after March 15, 2009. The company adopted this FSP for its quarter ending June 30, 2009. There was no impact upon adoption.

FSP FAS 115-2 (ACS Topic 320) and FAS 124-2 - In April 2009, the FASB issued FSP FAS 115-2 and FAS 124-2, Recognition and Presentation of Other-Than-Temporary Impairments (Codification Topic 320). The guidance applies to investments in debt securities for which other-than-temporary impairments may be recorded. If an entity’s management asserts that it does not have the intent to sell a debt security and it is more likely than not that it will not have to sell the security before recovery of its cost basis, then an entity may separate other-than-temporary impairments into two components: 1) the amount related to credit losses (recorded in earnings), and 2) all other amounts (recorded in other comprehensive income). This FSP is to be applied prospectively and is effective for interim and annual periods ending after June 15, 2009 with early adoption permitted for periods ending after March 15, 2009. The company adopted this FSP for its quarter ending June 30, 2009. There was no impact upon adoption.

FSP FAS 107-1 and APB 28-1 - In April 2009, the FASB issued FSP FAS 107-1 and Accounting Principles Board (APB) 28-1, Interim Disclosures about Fair Value of Financial Instruments ((ACS Topic 825). The FSP amends SFAS No. 107 Disclosures about Fair Value of Financial Instruments to require an entity to provide disclosures about fair value of financial instruments in interim financial information. This FSP is to be applied prospectively and is effective for interim and annual periods ending after June 15, 2009 with early adoption permitted for periods ending after March 15, 2009. The company included the required disclosures in its quarter ending June 30, 2009.

Recent Accounting Pronouncement Issued But Not in Effect

In June 2009, the FASB adopted SFAS 166,” Accounting for Transfers of Financial Assets (“ACS Topic 860”) Statement 166 is a revision to FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, and will require more information about transfers of financial assets, including securitization transactions, and where entities have continuing exposure to the risks related to transferred financial assets. It eliminates the concept of a “qualifying special-purpose entity,” changes the requirements for

NOTES TO FINANCIAL STATEMENTS—(Continued)

September 30, 2009 and 2008

derecognizing financial assets, and requires additional disclosures. SFAS 166 enhances information reported to users of financial statements by providing greater transparency about transfers of financial assets and an entity’s continuing involvement in transferred financial assets.

SFAS 166 will be effective at the start of a reporting entity’s first fiscal year beginning after November 15, 2009. Early application is not permitted. The Company does not anticipate the adoption of SFAS 166 will have an impact on its consolidated results of operations or consolidated financial position.

In June 2009, the FASB issued SFAS No. 167, Amendments to FASB Interpretation No. 46(R) (“ACS Topic 810). Statement 167 is a revision to FASB Interpretation No. 46 (Revised December 2003), Consolidation of Variable Interest Entities, and changes how a reporting entity determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated. The determination of whether a reporting entity is required to consolidate another entity is based on, among other things, the other entity’s purpose and design and the reporting entity’s ability to direct the activities of the other entity that most significantly impact the other entity’s economic performance. SFAS 167 will require a reporting entity to provide additional disclosures about its involvement with variable interest entities and any significant changes in risk exposure due to that involvement. A reporting entity will be required to disclose how its involvement with a variable interest entity affects the reporting entity’s financial statements. SFAS 167 will be effective at the start of a reporting entity’s first fiscal year beginning after November 15, 2009. Early application is not permitted. The Company is currently evaluating the impact, if any, of adoption of SFAS 167 on its financial statements.

Note 3. Accounts Receivable

Fees earned but not paid as of September 30, 2009 and 2008, net of any revenue sharing, amounted to $126,171 and $351,442, respectively. . Of the amounts due, $21,748 and $66,457 are due at September 30, 2009 and 2008, respectively, from a related party (see Note 11 - Related Party Transactions).

Note 4. Property and Equipment

The following is a summary of property and equipment:

	September 30
	2009	2008
Computer hardware	$501,791	$482,008
Equipment	46,731	46,731
Office furniture	37,194	37,194

	585,716	565,933
Less accumulated depreciation	(351,998)	(250,770)

	$233,718	$315,163

Depreciation expense for the year ended September 30, 2009 and 2008 was $101,228 and $66,542, respectively.

NOTES TO FINANCIAL STATEMENTS—(Continued)

September 30, 2009 and 2008

Note 5. Capitalized Software Development Costs

The following is a summary of capitalized software development costs:

	September 30,
	2009	2008
Beginning balance	$609,078	$565,384
Additions	784,207	536,778
Amortizations	(657,055)	(493,084)
Charge offs	(301,465)	—

Ending balance	$434,765	$609,078

Amortization expense for the remaining estimated lives of these costs are as follows:

September 30,
2010	$349,819
2011	84,946

$434,765

Note 6. Intangible Assets

On June 2, 2009, the Company entered into an Intellectual Property Rights Purchase and Transfer Agreement (“Agreement”) with Streamworks Technologies, Inc., a Delaware corporation (“Streamworks”). Pursuant to the Agreement, the Company acquired a portfolio of sixteen patents and patent applications related primarily to the management, streaming and routing of electronic media. In consideration for the portfolio, Streamworks received 3,666,667 common shares of the Company and warrants to purchase 1,833,334 shares of the Company’s common stock at an exercise price of $2.30 per share for a period of two years.

In addition, non-compete agreements were provided to the Company by certain management of Streamworks and the Company provided Streamworks with registration rights covering the common shares issued pursuant to the agreement. The Company valued the intellectual property at the fair value of the common shares and warrants provided totaling $5,470,851. The property purchased has not reached technological feasibility. Therefore, the Company valued the technology at its estimated fair value of $104,418 and recognized an impairment loss during the year ended September 30, 2009 of $5,366,433. The Company is amortizing the technologies estimated fair value of $104,418 over its seven year estimated life.

Amortization charged to operations for the year ended September 30, 2009 totaled $3,433. A schedule of amortization expense over the estimated life of the patents is as follows:

Year Ending September 30,
2010	$14,917
2011	14,917
2012	14,917
2013	14,917
2014	14,917
Thereafter	26,400

$100,985

Note 7. Income Taxes

As of September 30, 2009, for income tax purposes, the Company has unused operating loss carryforwards of approximately $26,000,000, which may provide future federal tax benefits of approximately $8,800,000 which expire in various years through 2029 and future state benefits of approximately $2,300,000 which expire in various years through 2020.

NOTES TO FINANCIAL STATEMENTS—(Continued)

September 30, 2009 and 2008

An allowance of $11,100,000 has been provided to reduce the tax benefits accrued by the Company for these operating losses to zero as it cannot be determined when, or if, the tax benefits derived from these losses will materialize. Timing differences between expenses deducted for income tax and deducted for financial reporting purposes are insignificant and have no material impact to the differences in the reporting of income taxes.

The provisions for income tax expense for the year ended September 30, 2009 and 2008 are as follows:

	2008	2007
Current
Federal	$—	$—
State	1,026	2,300

Total income tax expense	$1,026	$2,300

Note 8. Convertible Debt

During 2007 and 2006, the Company received a total of $3,096,000 in exchange for issuing promissory notes that were assessed interest at a rate of 6.5% per annum.

During the year ended September 30, 2008, the total amount of debt and accrued interest totaling $3,229,892 were converted into 2,278,373 shares of the Company’s common stock. In addition, during the year, the Company issued an additional 2,211,460 common shares to the debt holders pursuant to the terms of the anti-dilution provisions of the respective loan agreements. The Company valued the additional shares issued at par value.

Note 9. Related Parties – Loan Activities

Note payable - Officer

The Company’s president has assisted in funding the operations of the Company through loan advances of which a portion have been repaid. Initially, the outstanding balance, including accrued interest assessed at a rate of 8% per annum, was fully due and payable on December 2010. On July 24, 2008, the Company modified the terms of the debt and the balance due him on that date including accrued interest and accrued compensation totaling $2,319,512 was evidenced by a convertible promissory note bearing interest at an annual rate of 8%. Interest is payable monthly and the principal outstanding balance is payable on demand. If no demand is made, than the principal balance and any accrued interest is fully due and payable on July 15, 2010. Any portion of the outstanding principal loan balance is convertible into shares of the Company’s common stock at a price of $0.08 per share.

The Company accounted for the modification of the debt pursuant to EITF 96-19 “Debtor’s Accounting for a Modification or Exchange of Debt Instruments” and APB Opinion 26 (ASC Topic 470-50), and recognized a gain on the modification of $2,319,512 that was charged to equity. The convertible debt was recorded net of a discount that includes a beneficial conversion feature (“BCF”) amounting to $2,319,512. The discount is amortized to equity over the life of the debt using the effective interest method.

Interest charged to operations relating to these notes for the year ended September 30, 2009 and 2008 amounted to $180,861 and $123,156 respectively.

NOTES TO FINANCIAL STATEMENTS—(Continued)

September 30, 2009 and 2008

A summary of the balance due the Company’s president as of September 30, 2009 and 2008 is as follows:

September 30,
2009	2008
$2,319,512	$2,207,497
18,852	104,601
(1,009,737)	(2,136,110)

$1,328,627	$175,988

For the year ended September 30, 2009 and 2008, the Company charged $1,126,373 and $183,402 to equity on the amortization of the discount.

Note Payable - Activate, Inc.

Activate, Inc. (“Activate”), a corporation wholly owned by the Company’s President, has advanced the Company $50,000. Under the originally terms of the loan, the advance was assessed interest at an annual rate of 8% and was fully due and payable with accrued interest in December 2010. On July 24, 2008, the Company modified the terms of the debt and the balance due Activate on that date including accrued interest totaling $73,445 was evidenced by a convertible promissory note bearing interest at an annual rate of 8%. Interest is payable monthly and the principal outstanding balance is payable on demand. If no demand is made, than the principal balance and any accrued interest is fully due and payable on July 15, 2010. Any portion of the outstanding principal loan balance is convertible into shares of the Company’s common stock at a price of $0.08 per share.

The Company accounted for the modification of the debt pursuant to EITF 96-19 “Debtor’s Accounting for a Modification or Exchange of Debt Instruments” and APB Opinion 26 (ASC Topic 470-50), and recognized a gain on the modification of $73,445 that was charged to equity. The convertible debt was recorded net of a discount that includes BCF amounting to $73,445. The discount is amortized to equity over the life of the debt using the effective interest method.

Interest charged to operations relating to these notes for the year ended September 30, 2009 and 2008 amounted to $5,875 and $7,867, respectively.

A summary of the balance due to Activate as of September 30, 2009 and 2008 is as follows:

	September 30,
	2009	2008
Principal balance due	$73,445	$50,000
Accrued interest	4,004	19,994
Less: discount	(31,972)	(67,638)

	$45,477	$2,356

For the year ended September 30, 2009 and 2008, the Company charged $35,666 and $5,807, respectively to equity on the amortization of the discount.

In addition to the above, Activate during 2009 has advanced an additional $894,500 of which $99,103 was repaid. The advances bear interest at a rate of 8% and the outstanding balance is fully due and payable on demand. Interest accruing on the advances during the year ended September 30, 2009 totaled $23,638, which was charged to operations. The balance due at September 30, 2009 including accrued interest amounted to $ 819,056.

In June 2009, Activate purchased a $250,000 promissory note from a debtor of the Company and assumed all of his rights and interest in the note. The note matured on June 30, 2009 and the Company is currently in default under its terms. The note bears interest at an annual rate of 10%. Interest accruing in 2009 on the Note was $9,965, which was charged to operations. The balance due at September 30, 2009 including accrued interest amounted to $ 259.965.

NOTES TO FINANCIAL STATEMENTS—(Continued)

September 30, 2009 and 2008

Note Payable - Activate Sports LLC

Activate Sports LLC (“Sports”) has also made a $350,000 advance to the Company. Sports is wholly owned by the Company’s President. Under the original terms of the loan, the advance was assessed interest an annual rate of 8% and was fully due and payable along with accrued interest in December 2010. On July 24, 2008, the Company modified the terms of the debt and the balance due Activate on that date including accrued interest totaling $561,558 was evidenced by a convertible promissory note bearing interest at an annual rate of 8%. Interest is payable monthly and the principal outstanding balance is payable on demand. If no demand is made, than the principal balance and any accrued interest is fully due and payable on July 15, 2010. Any portion of the outstanding principal loan balance is convertible into shares of the Company’s common stock at a price of $0.08 per share.

The Company accounted for the modification of the debt pursuant to EITF 96-19 “Debtor’s Accounting for a Modification or Exchange of Debt Instruments” and APB Opinion 26 (ASC 470-50), and recognized a gain on the modification of $561,558 that was charged to equity. The convertible debt was recorded net of a discount that includes BCF amounting to $561,558. The discount is amortized to equity over the life of the debt using the effective interest method.

On September 16, 2008, the principal balance of the loan amounting to $561,558 was converted in 7,019,475 shares of the Company’s common stock. Interest charged to operations for the year ended September 30, 2008, amounted to $42,917. For the year ended September 30, 2008, the Company charged $561,558 to equity on the amortization of the discount.

Other Related Party Loans

A Company director and an affiliate of the director advanced funds to the Company. The balance of the advances began accruing interest in December 2008 at an annual rate of 8%. The balance owed as of September 30, 2009 including accrued interest totaled $423,052. Interest charged to operations during the year ended September 30, 2009 amounted to $22,967. The principal and accrued interest are due on demand.

Note 10. Notes Payable – Other

On December 5, 2008, the Company entered into a Loan and Security Agreement with a third party for a total loan of $1,000,000. Proceeds from the loan were net of loan fees incurred by lender. The loan bears interest at an annual rate of 10% per annum and accrued interest is payable 90 days after the loan proceeds are received. All related party debt is subordinate to this loan. The loan has been guaranteed by the Company’s President, and is secured by the Company’s assets. Interest charged to operations on this loan for the year ended September 30, 2009 amounted to $23,556.

In June 2009, the Parties entered into a Change in Terms Agreement. Under the terms of the agreement, the maturity date of the loan was initially extended to July 31, 2009. In consideration for the extension, the Company paid an interest payment of $25,000 and agreed to loan extension fee of $25,000 that increased the amount the principal balance of the note. In addition, the Agreement required the Company to pay $300,000 by July 5, 2009.

The Agreement allows for further extensions assuming the Company is not in default as of July 31, 2009. To extend the maturity date to August 31, 2009, the Company is required make additional payments to the noteholder of no less than $300,000 by July 31, 2009, pay an extension fee of $25,000 due by July 31, 2009, and pay all interest that has accrued to July 31, 2009. A final extension to September 30, 2009 was available providing the Company make additional payments to the noteholder of no less than $300,000 by August 31, 2009, pay an extension fee of $25,000 by August 31, 2009, and pay all interest that has accrued through August 31, 2009. The Company reduced principal by $200,000 and paid loan fees totaling $75,000 that was charged to operations.

Interest charged to operations on this loan for the year ended September 30, 2009 amounted to $75,222. As of September 30, 2009, the loan was in default.

NOTES TO FINANCIAL STATEMENTS—(Continued)

September 30, 2009 and 2008

A summary of the balance due on this loan as of September 30, 2009 is as follows:

Principal balance due	$800,000
Accrued interest	75,222

$875,222

Also in December 2008, the Company borrowed $250,000 from an unrelated third party. The loan is assessed interest at an annual rate of 10% and principal and interest are fully due and payable in June 2009. As indicated above, Activate, Inc. purchased this note in June 2009. Interest charged to operations on this loan prior to the purchase amounted to $14,072, which was paid in the purchase of the Note.

During the year ended September 30, 2009, a third party advanced funds to the Company. The balance of the advances began accruing interest in December 2008 at an annual rate of 8%. The balance owed as of September 30, 2009 including accrued interest totaled $140,740. Interest charged to operations during the year ended September 30, 2009 amounted to $6,740. The principal and accrued interest are due on demand.

In August 2009, the Company received $500,000 through the issuance of a convertible note. The note bears interest at an annual rate of 12% and principal and accrued interest are convertible into the Company’s common stock at a conversion price of $0.95 per share. As the conversion price was less the trading price of the Company’s common stock on the date the Note, the Company recognized a beneficial conversion feature of $26,310 pursuant to ASC Topic 470-20 “Debt with conversion and other Options” that was charged to equity On September 21, 2009, the principal and accrued interest totaling $504,830 was converted into 531,400 shares of the Company’s common stock. Interest charged to operations for the year ended September 30, 2009, amounted to $4,830. For the year ended September 30, 2008, the Company charged $26,310 to operations on the amortization of the discount.

Note 11. Related Party Transactions

During 2008, the Company accrued compensation to its President of $1,050,000. The compensation was valued based upon the estimated fair value of the 750,000 shares of the Company’s common stock that were issued in consideration for these services. (See Note 13). Also during 2008, the Company issued 2,500,000 shares of its common stock in consideration for the cancellation of $375,000 of indebtedness due him.

On July 15, 2008, the Company entered into a new employment agreement with its President. The term of the new agreement is through December 31, 2008. Under the new agreement, the President will receive an annual salary of $275,000 and will receive 1,500,000 shares of common stock for accrued compensation. The 1,500,000 shares were issued on July 24, 2008. As discussed in Note 13, the Company issued stock warrants to various consultants in 2005 for the purchase of 5,000,000 shares of the Company’s common stock at a price of $.50 per share. In 2007, the Company’s President acquired these stock warrants.

The Company entered into an agreement with Activate, Inc., a corporation wholly owned by the Company’s President. Activate holds a license on certain applications on which the Company licensed to a third party Activate has sublicensed the applications to the Company and in consideration, receives 3% of all net revenue generated under the license. Activate collects the revenue generated under this license and pays 97% of the amounts collected to the Company.

In 2008, Activate Sports, LLC exercised its right to convert the full principal balance due it by the Company of $561,558 into 7,019,475 shares of the Company’s common stock. Activate Sports, LLC Is wholly owned by the Company’s President.

Note 12. Fair Value

The Company adopted Statement of Financial Accounting Standard No. 157, “Fair Value Measurements” (“ASC Topic 820-10”), at the beginning of fiscal year 2009 to measure the fair value of certain of its financial assets required to be measured on a recurring basis. The adoption of ASC Topic 820-10 did not impact the Company’s consolidated financial position or results of operations. ASC Topic 820-10 establishes a fair value hierarchy that

NOTES TO FINANCIAL STATEMENTS—(Continued)

September 30, 2009 and 2008

prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). ASC Topic 820-10 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants on the measurement date. A fair value measurement assumes that the transaction to sell the asset or transfer the liability occurs in the principal market for the asset or liability.

The three levels of the fair value hierarchy under ASC Topic 820-10 are described below:

Level 1. Valuations based on quoted prices in active markets for identical assets or liabilities that an entity has the ability to access.

The Company’s Level 1 assets include cash.

Level 2. Valuations based on quoted prices for similar assets or liabilities, quoted prices for identical assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable data for substantially the full term of the assets or liabilities.

The Company’s Level 2 assets consist of a accounts receivable, notes and convertible notes payable, and derivative liability. Due to the short term nature of its accounts receivable, notes and convertible notes payable, the Company estimates he fair value of these assets and liabilities at their current basis. The Company determines the fair value of its derivative liability based upon the trading prices of its common stock on the date of issuance and when applicable, on the last day of the quarter. The Company uses the Black-Sholes Option Model in valuing the fair value of level 2 assets.

Level 3. Valuations based on inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The Company has no level 3 assets or liabilities.

The table below presents reconciliation for all assets and liabilities measured at fair value on a recurring basis.

	September 30, 2009
	Fair Value Measurements
	Level 1 Quoted Prices in Active Markets Identical Assets	Level 2 Significant Other Observable Inputs	Level 3 Significant Unobservable Inputs	Assets/ Liabilities At Fair Value
Assets:
Cash	$259,558	—	—	$259,558
Accounts receivable	—	$104,423	—	$104,423

Liabilities
Accounts payable and accrued expenses	—	$2,321,862	—	$2,321,862
Notes payable - related party		$1,502,073		$1,502,073
Notes payable - other	—	$1,015,962		$1,015,962
Convertible debentures	—	$2,415,813		$2,415,813
Derivative and warrant Liability	—	$4,712,400	—	$4,712,400

NOTES TO FINANCIAL STATEMENTS—(Continued)

September 30, 2009 and 2008

Note 13. Deferred Income

In December 2005, the Company received $2,000,000 in connection with an option agreement and related service agreement. Under the terms of the option agreement, the third party payer had until July 30, 2006 to exercise the option to acquire the Company. The option was not exercised and the $2,000,000 is treated as an advance against royalties earned by the Company on the use of an application licensed to the third party payer.

Under the service agreement, the Company provides the application for the first four months at no cost, but is entitled to reimbursement for any direct pass through third party costs paid by the Company relating to the use of the licensed technology and related service. Thereafter the Company nets $.175 per transaction on the delivery of any mobile content to the third party payer through the utilization of the application for a period of up to three years. As the $2,000,000 advance is not refundable, the Company is amortizing it into revenue evenly over the remaining 29 months of the license agreement pursuant to SFAS No. 50 (ASC Topic 928-10). Therefore on a monthly basis, the Company is reporting revenue relating to this license agreement the greater of the transaction fee earned or $68,966 ($2,000,000/29 months). In addition, during the first four months of the contract, the Company received the revenue generated under the service agreement as a contingency against future costs associated with the first four months of the agreement. The amount received during the four months totaled $488,952. The Company is also amortizing it into revenue on the straight-line basis pursuant to SFAS No. 50.

Revenue recognized during the year ended September 30, 2009 and 2008 under this agreement amounted to $249,329 and $1,029,911, respectively.

Note 14. Stockholders’ Equity

Common Stock

The holders of the Company’s common stock are entitled to one vote per share of common stock held.

During the year ended September 30, 2009, the Company issued 648,810 shares of its common stock for $550,000. During the year ended September 30, 2009, the Company issued 3,666,667 shares of its common stock in consideration for receiving patents and other intellectual properties (see Note 6).

During the year ended September 30, 2009, the Company issued 90,000 shares of its common stock through exercises of warrants. The Company received $1,050 through the exercises.

During the year ended September 30, 2009, the Company issued 531,400 shares of its common stock in consideration for the cancellation of $504,829 of convertible debt.

During the year ended September 30, 2008, the Company issued the 6,700,000 shares held in escrow to the note holder in consideration for the cancellation of $2,920,000 of indebtedness which including accrued interest.

During the year ended September 30, 2008, the Company issued 82,846 shares of its common stock in consideration for the cancellation of $165,692 of accrued interest due on its convertible debt.

During the year ended September 30, 2008, the Company issued 2,500,000 shares of its common stock in consideration for the cancellation of $375,000 of indebtedness due its President.

During the year ended September 30, 2008, the Company issued 2,278,373 shares of its common stock in consideration of canceling $3,229,892 of convertible debt and accrued interest. In June 2008, the Company issued these investors an additional 2,211,460 shares pursuant to the anti-dilution provision of the underlying loan documents. The 2,211,460 were valued at par pursuant to APB Opinion #29 (ASC Topic 845-10).

During the year ended September 30, 2008, the Company issued 1,000,000 shares of its common stock to various employees, consultants, and an attorney for services valued at $1,400,000.

NOTES TO FINANCIAL STATEMENTS—(Continued)

September 30, 2009 and 2008

During the year ended September 30, 2008, the Company issued 1,500,000 shares of its common stock to its president for accrued compensation valued at $2,100,000.

During the year ended September 30, 2008, the former president of the Company returned 3,913,044 shares of the Company’s common stock to treasury for cancellation.

During the year ended September 30, 2008, the Company issued 1,500,000 shares of its common stock to its president for accrued compensation valued at $1,050,000.

During the year ended September 30, 2008, the Company issued 2,640,000 shares of its common stock in consideration for the cancellation of $3,300,000 of convertible debt.

During the year ended September 30, 2008, the Company issued 7,019,475 shares of its common stock in consideration for the cancellation of $561,558 of convertible debt due Activate Sports, LLC.

Warrants

In 2005, the Company issued stock warrants to various consultants to purchase 5,000,000 shares of the Company’s common stock at a price of $1.00 per share. The warrants expire on July 15, 2015. These warrants were valued at $27,187,000 using the Black-Sholes Option Model based upon an expected life of 10 years, risk free interest rate of 4.5%, and expected volatility of 50%. At the date of grant, the Company’s common stock had an estimated market value based upon the price established in its past private offering of $6 per share.

As part of the convertible debt issued in 2006 and 2007, as discussed above in Note 8, the Company issued stock warrants to the various note holders to purchase a total of 774,000 shares of its common stock at a current price of $1.76 per share. The warrants expire on the fifth anniversary date of the respective grant. As the exercise price of $1.76 per share was greater than the estimated market price of the Company’s common stock of $1.40 at date of grant, no compensation expense was recognized.

In 2007, the Company issued stock warrants to three consultants to purchase 1,000,000 shares of the Company’s common stock a price of $0.02 per share. The warrants expire on July 12, 2012. These warrants were valued at $1,384,400 using the Black-Sholes Option Model based upon an expected life of 5 years, risk free interest rate of 4.8%, and expected volatility of 65%. At the date of grant, the Company’s common stock had an estimated market value based upon the price established in its debt offering of $1.40 per share.

In 2008, the Company granted the convertible note holders indicated above additional warrants to purchase 2,322,000 shares of the Company’s common stock at a price of $.88 per share. The warrants expire on June 22, 2011. These warrants were valued at $190,404 using the Black-Sholes Option Model based upon an expected life of 3 years, risk free interest rate of 3.27%, and expected volatility of 50%. At the date of grant, the Company’s common stock had an estimated market value based upon the price established in its debt offering of $.88 per share.

In 2008, the Company issued stock warrants to two consultants to purchase 2,000,000 shares of the Company’s common stock a price of $0.01 per share. The warrants expire on June 22, 2011. These warrants were valued at $1,741,800 using the Black-Sholes Option Model based upon an expected life of 3 years, risk free interest rate of 3.27%, and expected volatility of 50%. At the date of grant, the Company’s common stock had an estimated market value based upon the price established in its debt offering of $.88 per share.

In a private offering, the Company issued 2,640,000 Class A Warrants and 2,640,000 Class B Warrants Each Class A Warrant entitles the holder to purchase one share of common stock at a price of $1.60 per share for a period of 36 months from date of grant. Each Class B Warrant entitles the holder to purchase one share of common stock at a price of $2.05 per share for a period of 18 months from date of grant. As the exercise price of both the Class A and Class B Warrants were greater than the market price of the Company’s common stock of $0.25 at date of grants, no compensation expense was recognized.

NOTES TO FINANCIAL STATEMENTS—(Continued)

September 30, 2009 and 2008

On October 30, 2008, the Company entered into a Non-exclusive Special Advisory Services Agreement with Peltz Capital Management, LLC, a Delaware limited liability company (“Peltz”). The Agreement ends on September 30, 2009; but will be renewed for up to two additional one-year terms commencing on September 30 of each year unless on or prior to September 20th of such year either party delivers a notice of non-renewal to the other (in which case the Agreement shall terminate on the date set forth in the notice). The agreement is also terminable upon thirty days notice by either party. Inclusive with this Non-exclusive Special Advisory Services Agreement is the Warrant and a Registration Rights Agreement (“Warrant Agreement”). In consideration for the services to be rendered under the terms of the agreement, the Company granted to Peltz a warrant for the purchase of the greater of Five Million Nine Hundred Fifty Two Thousand Three Hundred Sixty Two (5,952,362) shares of common stock of the Company or 5.2% of the total outstanding common stock of the Company, computed on a fully dilutive basis. The warrants can be exercised at a price of $2.10 per share and expire five years from the date of grant. The Warrant Agreement contains various penalty and non-dilution clauses which if triggered could reduce the exercise price of the warrants and/or require the company to issue additional warrants. The Warrant Agreement contains cashless exercise provisions and the Registration Rights Agreement provides some contingent registration rights as described in the agreement. The initial third of the warrants vested upon execution of the agreement and the remaining warrants vest over a two-month period. The initial 5,952,362 warrants were valued at $13,831,504 using the Black-Sholes Option Model based upon an expected life of 5 years, risk free interest rate of 2.84%, and expected volatility of 94%. At the date of grant, the Company’s common stock had a trading price of $3.00 per share. The Company is charging the $13,831,504 to operations as compensation expense over the initial twelve months of the agreement. Consulting expense charged to operations during the year ended September 30, 2009 totaled $ 12,678,878.

The Company has accounted for the terms of the Warrant Agreement pursuant to EITF 00-19 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock” (ACS Topic 815-40) and initially recorded the $13,831,503 as a derivative liability. As September 30, 2009, the Company valued the liability at $4,712,400 using the Black-Sholes Option Model based upon an expected life of 4.09 years, risk free interest rate of 2.31%, expected volatility of approximately 133%., and a per share market price of the Company’s underlying stock of $0.54. The $9,119,103 decrease in the derivative liability was credited to operations year ended September 30, 2009.

In February 2009, warrants for 10,000 shares of the Company’s common stock were exercised at a total purchase price of $150.

In June 2009, the Company granted warrants in connection with the purchase of intellectual property to purchase 1,833,334 shares of common stock at purchase price $2.30 per share. The warrants expire on June 2, 2011. The Company valued the warrants at $887,517 using the Black-Sholes Option Model based upon an expected life of 2 years, risk free interest rate of .96%, expected volatility of approximately 101%, and a per share market price of the Company’s underlying stock of $1.25. The $887,517 was included in the cost of the property acquired (See Note 6). In July 2009, warrants for 30,000 shares of the Company’s common stock were exercised at a total purchase price of $300.

In August 2009, warrants for 50,000 shares of the Company’s common stock were exercised at a total purchase price of $500.

Options

On April 22, 2008, the Company adopted its 2008 Stock Option Plan. Under the plan, the Company reserved 8,800,000 shares of its common stock to be issued to employees, directors, consultants, and advisors. The exercise price under the plan cannot be less than the fair market value of the shares on date of grant. In 2008, the Company granted options to employees and consultants to purchase a total of 8,675,000 shares of the Company’s common stock at price per share of $1.375 per share. The options expire three years from date of vesting, which is as follows:

Vesting Date	Number of Options
July 28, 2008	6,000,000
July 28, 2009	1,320,000
July 28, 2010	1,355,000

8,675,000

NOTES TO FINANCIAL STATEMENTS—(Continued)

September 30, 2009 and 2008

The 6,000,000 options that vest on July 28, 2008 were granted to the Company’s president. These 8,675,000 options were valued at $544,790 using the Black-Sholes Option Model based upon an expected life of 3 years, risk free interest rate of 2.90%, and expected volatility of 94%. At the date of grant, the Company’s common stock had a trading price of $.25 per share. The Company is charging the $544,200 to operations as compensation expense based upon the vesting of the respective option. Compensation expense for the year ended September 30, 2008, 2009, and 2010 is $376,800, $82,896, and $85,094, respectively.

A summary of outstanding stock warrants and options is as follows:

	Number of shares	Weighted average exercise price
Outstanding - September 30, 2007	6,769,000	$0.94
Granted	18,282,000	1.30
Exercised	—	—
Canceled	—	—
Outstanding - September 30, 2008	25,051,000	$1.20
Granted	12,833,334	1.01
Exercised	(90,000)	0.01
Canceled	—	—
Outstanding - September 30, 2009	37,794,334	$1.14

Of the 37,794,334 options and warrants granted at September 30, 2009, a total of 36,419,334 are exercisable.

Note 15. Commitments and Contingency Operating Leases

The Company leases office space in Encinitas, California that expires on July 31, 2010. In addition to paying rent, the Company is also required to pay its pro rata share of the property’s operating expenses.

Rent expense for the year ended September 30 2009 and 2008 was $108,135 and $105,010, respectively.

Licensing Fee Obligations

The Company has entered into various licensing agreements that require the Company to pay fees to the licensors on revenues earned by the Company utilizing the related license. The amounts paid on each license vary depending on the terms of the related license.

Creditor Settlement

The Company settled lawsuits with two vendors. Under the terms of the settlements, the Company’s total original obligation due the two creditors of $401,153 and was reduced to $235,000. The $35,000 owe done vendor is due in December 2009. The $200,000 due the second vendor is payment in four monthly installments of $50,000 commencing January 2010. If the $200,000 is not paid as indicated, the balance increases to $300,000 plus attorney fees. At September 30, 2009, the Company recognized a gain of $166,153 on the indicated settlements that was credited to operations.

NOTES TO FINANCIAL STATEMENTS—(Continued)

September 30, 2009 and 2008

Note 16. Subsequent Events

The Company has evaluated subsequent events through January 13, 2010, the date these financial statements were issued. In December 2009, the Company’s President assigned to the Company all of his patented technology relating to the applications utilized by the Company for consideration that is currently being determined.

In December 2009, the Company issued 50,000 shares for legal services and 30,000 shares for accounting services. The shares were issued through the Company’s 2009 Employee and Consultant Stock Plan that was filed with the Securities and Exchange Commission on Form S-8 on December 8, 2009.

Under the terms of the 2009 Plan, 2,000,000 common shares have been registered for issuance to employees and eligible consultants. Grants under the plan are authorized by the Company’s Board of Directors or a committee established by the Board. Unissued shares reserved under the plan will be adjusted by stock-splits, stock dividends, recapitalization, merger or similar event.

SINGLE TOUCH SYSTEMS INC.

Condensed Consolidated Balance Sheets

	June 30, 2010	September 30, 2009
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$4,983,424	$259,558
Accounts receivable - trade, net	150,683	104,423
Accounts receivable - related party	34,316	21,748
Prepaid consulting expense	—	1,152,625
Prepaid expenses - other	6,645	31,628

Total current assets	5,175,068	1,569,982

Property and equipment, net	202,132	233,718

Other assets:
Capitalized software development costs, net	395,177	434,765
Intangible assets:
Patents, net	811,386	100,985
Patent applications cost	410,577	—
Deposits and other assets	15,282	15,282

Total other assets	1,632,422	551,032

Total assets	$7,009,622	$2,354,732

Liabilities and Stockholders’ (Deficit)
Current liabilities:
Accounts payable and accrued expenses	$545,626	$1,386,548
Accrued compensation	279,923	715,846
Accrued compensation – related party	—	219,468
Payroll taxes payable	276,688	—
Current obligation on patent acquisitions	175,000	—
Current portion of notes payable – related parties	—	1,502,073
Note payable – other	—	1,015,962
Convertible debentures - including accrued interest, net of discount	300,588	—
Convertible debentures – related parties, including accrued interest, net of discounts	4,265	1,374,104

Total current liabilities	1,582,090	6,214,001
Long term liabilities
Obligation on patent acquisitions	119,482	—
Derivative warrant liability	15,372,500	4,712,400

Total liabilities	17,074,072	10,926,401

Stockholders’ (Deficit):
Preferred stock, $.0001 par value, 5,000,000 shares authorized; none outstanding	—	—
Common stock, $.001 par value; 200,000,000 shares authorized;
Issued and outstanding: 119,252,313 shares at June 30, 2010, and 64,442,417 shares at September 30, 2009	119,482	64,442
Additional paid-in capital	107,964,958	92,568,239
Accumulated deficit	(118,148,160)	(101,204,350)
Common stock subscriptions receivable	(500)	—

Total stockholders’ (deficit)	(10,064,450)	(8,571,669)

Total liabilities and stockholders’ (deficit)	$7,009,622	$2,354,732

The accompanying notes are an integral part of these financial statements

SINGLE TOUCH SYSTEMS INC.

Condensed Consolidated Statements of Operations

	For the Three Months Ended June 30,		For the Nine Months ended June 30,
	2010	2009	2010	2009
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenue
Wireless applications	$131,451	$133,866	$265,546	$775,760

Operating expenses:
Royalties and application costs	153,554	203,570	435,207	640,615
Research and development	28,759	5,279,631	76,164	5,308,012
Stock based compensation – non employees	—	3,457,876	1,152,625	9,221,002
Consulting services	60,000	62,649	208,400	248,951
Professional fees	58,996	66,025	239,697	273,699
Bad debt expense	—	—	54,084	—
Salaries and wages	284,889	44,800	837,881	779,534
Officers’ compensation	57,292	24,986	194,792	149,467
Travel expenses	49,727	33,649	116,751	114,245
Rent expense	27,674	26,906	83,023	80,717
Depreciation and amortization	208,973	194,534	474,706	556,168
General and administrative	26,565	86,347	177,544	375,370
Impairment of long-lived assets	53,999	—	53,999	—
Net loss on settlement of indebtedness	1,843,407	—	1,888,987	—

Total operating expenses	2,853,835	9,480,973	5,993,860	17,747,780

Loss from operations	(2,722,384)	(9,347,107)	(5,728,314)	(16,972,020)

Other income (expenses):
Changes in fair value of derivative and warrant liability	(11,842,600)	5,728,665	(10,660,100)	9,631,629
Interest expense	(307,551)	(94,831)	(554,596)	(243,382)

Net (loss) before income taxes	(14,872,535)	(3,713,273)	(16,943,010)	(7,583,773)
Provision for income taxes	—	—	(800)	(1,026)

Net income (loss)	$(14,872,535)	$(3,713,273)	$(16,943,810)	$(7,584,799)

Basic and diluted net income (loss) per share	$(0.19)	$(0.06)	$(0.23)	$(0.13)

Weighted average shares outstanding	78,764,275	60,655,781	72,689,722	59,890,419

The accompanying notes are an integral part of these financial statements

SINGLE TOUCH SYSTEMS INC.

Condensed Consolidated Statements of Cash Flows

	For the Nine Months ended June 30,
	2010	2009
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net loss	$(16,943,810)	$(7,584,799)
Adjustments to reconcile net loss to net cash (used in) operating activities:
Depreciation expense	71,585	62,682
Impairment loss	53,999	—
Research and development	—	5,270,851
Amortization expense - software development costs	361,084	493,485
Amortization expense – patents	42,037	—
Stock based compensation - non employees	—	—
Bad debt expense	54,084	—
Loss on settlement of indebtedness	1,888,987	—
(Increase) decrease in assets
(Increase) decrease in accounts receivable	(112,911)	173,905
(Increase/decrease in employee receivables	—	(278,843)
(Increase) decrease in prepaid expenses	1,177,608	9,229,002
(Increase) decrease in deposits and other assets	—	62,439
Increase (decrease) in liabilities
Increase (decrease) in accounts payable	(562,340)	524,637
Increase (decrease) in accrued compensation due related party	(55,500)	(13,020)
Increase (decrease) in other accrued expenses	(199,300)	306,009
Amortization of discount on convertible debentures	282,255	—
Increase (decrease) in accrued interest	131,741	128,570
Increase (decrease) in deferred income	—	(249,328)
Increase (decrease) in derivative liability	10,660,100	(9,631,629)

Net cash used in operating activities	(3,150,381)	(1,506,039)

Cash flows from investing activities:
Purchase of property and equipment	(40,000)	(19,782)
Purchase of patent and patent applications	(904,720)	—
Capitalized software development costs	(360,465)	(521,171)

Net cash used in investing activities	(1,305,215)	(540,953)

Cash flows from financing activities:
Proceeds from issuance of common stock	10,193,004	50,150
Proceeds received from related parties	—	1,499,201
Principal reduction on related party loans	(504,000)	(646,632)
Proceeds from convertible debt and other notes payable	500,000	1,250,000
Principal reduction on notes payable	(875,222)	(200,000)
Offering costs	(134,320)	—
Finance costs	—	(35,000)

Net cash provided by financing activities	9,179,462	1,917,719

Net increase (decrease) in cash	4,723,866	(129,273)
Beginning balance – cash	$259,558	$175,061

Ending balance – cash	$4,983,424	$45,788

Supplemental information:
Interest expense paid	$181,244	$110,599

Income taxes paid	$800	$1,026

The accompanying notes are an integral part of these financial statements

SINGLE TOUCH SYSTEMS INC.

Condensed Consolidated Statements of Cash Flows (Continued)

Non-cash investing and financing activities:

For the nine months ended June 30, 2010

During the nine months ended June 30, 2010, the Company issued 612,500 common shares in cancellation of professional and consulting fees totaling $368,304. The shares were valued at their respective market value on date of issuance and the Company recognized a loss on the settlement of debt in the amount of $97,977.

During the nine months ended June 30, 2010, the Company issued a total of 28,993,896 common shares in cancellation of convertible debt which had matured totaling $2,319,512. The holders included the Company’s President who received 13,773,992 of the total shares issued.

During the nine months ended June 30, 2010, the Company issued a total of 918,063 common shares to the Company’s President’s wholly owned company in cancellation of convertible debt due it totaling $73,445.

During the nine months ended June 30, 2010, the Company issued convertible promissory notes to its President and his wholly owned company evidencing the remaining balances due for loans, accrued interest and accrued compensation totaling $789,182. The Company also recorded a discount on these two notes of $789,182 for the beneficial conversion features of these notes. The $789,182 was credited to equity.

During the nine months ended June 30, 2010, the Company issued 1,607,521 shares in cancellation of notes payable and related accrued interest due third parties totaling $596,346. The shares were valued at their respective trading price on the date of issuance and the Company recognized a loss on the settlement of debt in the amount of $1,831,011.

During the nine months ended June 30, 2010, the Company recorded a $500,000 discount related to the beneficial conversion feature of the underlying convertible note (see Note 9).

During the nine months ended June 30, 2010, the Company issued 22,529,919 shares of its common stock for $10,192,004 in cash.

During the nine months ended June 30, 2010, the Company issued 150,000 shares of its common stock to a Director through the exercise of a warrant. The shares were issued for $1,000 in cash.

During the nine months ended June 30, 2010, the Company paid $134,320 and granted warrants to purchase 1,155,814 shares of the Company’s common stock at $1 per share in connection with the Company’s private stock offerings. The Company valued the warrants at their respective market value on the date of the respective grants totaling $558,200. In addition, the Company accrued an additional $137,500 for fees due on its June 2010 share offerings. The total offering costs of $823,145 were offset against the proceeds received from the offerings. During the nine months ended June 30, 2010, the Company charged $1,045,930 to equity relating to the amortization of discounts on related party convertible debt (see Note 8).

During the nine months ended June 30, 2010, the Company acquired patents and patent applications from an unrelated third party for a total of $831,394 including the down payment of $550,000.

The accompanying notes are an integral part of these financial statements

For the nine months ended June 30, 2009

In October 2008, the Company granted a warrant to an advisor for services. The warrant allows the advisor to purchase the greater of 5,952,362 common shares or 5.2% of the outstanding common shares of the Company, calculated on a fully dilutive basis. The terms also allow for a cashless exercise. The warrant was originally valued at $13,831,504 and capitalized as a prepaid expense. It is being charged to operations over the one year term of the consulting agreement. Based upon the terms of the warrant, the Company considers it to be a derivative and is including the fair value of the warrant in its liabilities (see Note 8).

During the nine months ended June 30, 2009, the Company charged $862,786 to equity relating to the amortization of discounts on related party convertible debt (see Note 8).

During the nine months ended June 30, 2009, the Company issued 10,000 shares of its common stock through the exercise of warrants. The total exercise price amounted to $150.

In June 2009, the Company issued 3,666,667 shares of its common stock and granted warrants to purchase 1,833,334 shares of its common stock in consideration for patents and other intellectual property. The property was valued at the fair value of the shares issued and warrants granted totaling $5,470,851. Of this total, $200,000 was capitalized as patent costs and the remaining $5,270,851 was expensed as research and development fees (see Note 7).

In June 2009, the Company entered into a loan extension with Fort Ashford, As part of the consideration for the extension, the loan balance was increased by $25,000. The Company accounted for the $25,000 increase as a deferred loan fee which is being amortized over the extended life of the loan (see Note 11).

The accompanying notes are an integral part of these financial statements

SINGLE TOUCH SYSTEMS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2010

(UNAUDITED)

1. Organization, History and Business

Single Touch Systems Inc. (“the Company’) was incorporated in Delaware on May 31, 2000, under its original name, Hosting Site Network, Inc. On May 12, 2008, the Company changed its name to Single Touch Systems Inc.

On July 24, 2008, the Company acquired all of the outstanding shares of Single Touch Interactive, Inc. (“Interactive”), a company incorporated in the state of Nevada on April 2, 2002, in exchange for issuing 42,967,554 shares of its common stock. For financial reporting purposes, the acquisition was treated as a reverse acquisition whereby Interactive’s operations continue to be reported as if it had actually been the acquirer. Assets and liabilities continue to be reported at Interactive’s historical cost, as the Company had nominal assets, liabilities and operations before the reverse acquisition.

The Company initially developed software applications utilized by end users in downloading images, ringtones, games, and other content into their cell phones and other wireless communication devices. The Company has transitioned to a transaction based revenue model facilitating mobile commerce and advertising using software based services. The Company generates revenue from each voice call, data transmission, advertisement and mobile payment transaction its services enable.

On May 27, 2008, Interactive declared a 1-for-2 reverse split of its common stock. All references in the accompanying financial statements to the number of shares outstanding and per-share amounts have been restated to reflect this stock split.

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements contain all adjustments (consisting only of normal recurring adjustments) which, in the opinion of management, are necessary to present fairly the financial position of the Company as of June 30, 2010, and the results of its operations and cash flows for the three months and nine-months ended June 30, 2010 and 2009. Certain information and footnote disclosures normally included in financial statements have been condensed or omitted pursuant to rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”). The Company believes that the disclosures in the unaudited condensed consolidated financial statements are adequate to make the information presented not misleading. However, the unaudited condensed consolidated financial statements included herein should be read in conjunction with the financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2009 filed with the Commission on January 14, 2010.

2. Summary of Significant Accounting Policies

Reclassification

Certain reclassifications have been made to conform the 2009 amounts to 2010 classifications for comparative purposes.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Single Touch Systems Inc. and its wholly owned subsidiaries, Single Touch Interactive, Inc, and HSN, Inc. (an inactive company formed in New Jersey on August 21, 2001). Intercompany transactions and balances have been eliminated in consolidation.

SINGLE TOUCH SYSTEMS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

JUNE 30, 2010

(UNAUDITED)

Revenue Recognition

The Company recognizes revenue in accordance with Staff Accounting Bulletin (“SAB”) No. 101, Revenue Recognition in Financial Statements, as revised by SAB No. 104. As such, the Company recognizes revenue when persuasive evidence of an arrangement exists, title transfer has occurred, the price is fixed or readily determinable and collectibility is probable. Sales are recorded net of sales discounts.

Revenue is derived from licensing of the Company’s wireless applications to various telecommunication companies. Under the terms of the various licensing agreements, the Company receives a fee, net of revenue sharing and other costs, each time its application is utilized by the end user. Revenue is recognized in the month the application is utilized. The Company records its revenue pursuant to Accounting Standards Codification (“ASC”) Topic 605-45-45 “Reporting Revenue Gross as a Principal versus Net as an Agent.”

Advanced licensing fees received with minimum guarantees where it cannot determine the fee earned are recognized in income on the straight line basis over the term of the license in accordance with ASC Topic 928-605-25, “Financial Reporting in the Record and Music Industry.”

In addition, the Company also generates income through the development of software for third parties on a contractual basis. Revenue is recognized upon delivery of the software.

Accounts Receivable

Accounts receivable is reported at the customers’ outstanding balances less any allowance for doubtful accounts. Interest is not accrued on overdue accounts receivable.

Allowance for Doubtful Accounts

An allowance for doubtful accounts on accounts receivable is charged to operations in amounts sufficient to maintain the allowance for uncollectible accounts at a level management believes is adequate to cover any probable losses. Management determines the adequacy of the allowance based on historical write-off percentages and information collected from individual customers. Accounts receivable are charged off against the allowance when collectibility is determined to be permanently impaired. As of June 30, 2010, the Company established an allowance for doubtful accounts totaling $54,084.

Property and Equipment

Property and equipment are stated at cost. Major renewals and improvements are charged to the asset accounts while replacements, maintenance and repairs that do not improve or extend the lives of the respective assets are expensed. At the time property and equipment are retired or otherwise disposed of, the asset and related accumulated depreciation accounts are relieved of the applicable amounts. Gains or losses from retirements or sales are credited or charged to income.

Depreciation is computed on the straight-line and accelerated methods for financial reporting and income tax reporting purposes based upon the following estimated useful lives:

Software development	2 - 3 years
Equipment	5 years
Computer hardware	5 years
Office furniture	7 years

Long-Lived Assets

The Company accounts for its long-lived assets in accordance with ASC Topic 360-10-05, “Accounting for the Impairment or Disposal of Long-Lived Assets.” ASC Topic 360-10-05 requires that long-lived assets be

SINGLE TOUCH SYSTEMS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

JUNE 30, 2010

(UNAUDITED)

reviewed for impairment whenever events or changes in circumstances indicate that the historical cost carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the carrying value of an asset by estimating the future net cash flows expected to result from the asset, including eventual disposition. If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset’s carrying value and fair value or disposable value. At June 30, 2010, the Company recognized an impairment loss of $53,999 pertaining to certain abandoned software development costs.

Prepaid Royalties

The Company’s agreements with licensors and developers generally provide it with exclusive publishing rights and require it to make advance royalty payments that are recouped against royalties due to the licensor or developer based on product sales. Prepaid royalties are amortized on a software application-by-application basis, based on the greater of the proportion of current year sales to total current and estimated future sales or the contractual royalty rate based on actual net product sales. The Company continually evaluates the recoverability of prepaid royalties, and charges to operations the amount that management determines is probable that will not be recouped at the contractual royalty rate in the period in which such determination is made or at the time the Company determines that it will cancel a development project. Prepaid royalties are classified as current and non-current assets based upon estimated net product sales within the next year.

Capitalized Software Development Costs

The Company capitalizes internal software development costs subsequent to establishing technological feasibility of a software application. Capitalized software development costs represent the costs associated with the internal development of the Company’s software applications. Amortization of such costs is recorded on a software application-by-application basis, based on the greater of the proportion of current year sales to total of current and estimated future sales for the applications or the straight-line method over the remaining estimated useful life of the software application. The Company continually evaluates the recoverability of capitalized software costs and will charge to operations amounts that are deemed unrecoverable for projects it abandons.

Issuances Involving Non-cash Consideration

All issuances of the Company’s stock for non-cash consideration have been assigned a dollar amount equaling the market value of the shares issued on the date the shares were issued for such services. The non-cash consideration received pertains to consulting services.

Stock Based Compensation

The Company accounts for stock-based compensation under ACS Topic 505-50, formerly SFAS No. 123R, “Share-Based Payment” and SFAS No. 148, “Accounting for Stock-Based Compensation - Transition and Disclosure - An amendment to SFAS No. 123.” These standards define a fair value based method of accounting for stock-based compensation. In accordance with SFAS Nos. 123R and 148, the cost of stock-based compensation is measured at the grant date based on the value of the award and is recognized over the vesting period. The value of the stock-based award is determined using the Black-Scholes option-pricing model, whereby compensation cost is the excess of the fair value of the award as determined by the pricing model at the grant date or other measurement date over the amount that must be paid to acquire the stock. The resulting amount is charged to expense on the straight-line basis over the period in which the Company expects to receive the benefit, which is generally the vesting period. During the three months ended June 30, 2010 and 2009, the Company recognized stock based compensation expense of $0 and $3,457,846 from the granting of a common stock warrant to an advisor. During the nine months ended June 30, 2010 and 2009, the Company recognized stock based compensation expense of $1,152,625 and $9,221,002 from the granting of a common stock warrant to an advisor.

Loss Per Share

The Company reports earnings (loss) per share in accordance with ASC Topic 260-10, “Earnings per Share.” Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted average number of common shares available. Diluted earnings (loss) per share is computed similar to

SINGLE TOUCH SYSTEMS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

JUNE 30, 2010

(UNAUDITED)

basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Diluted earnings (loss) per share has not been presented since the effect of the assumed conversion of warrants and debt to purchase common shares would have an anti-dilutive effect. Potential common shares as of June 30, 2010 that have been excluded from the computation of diluted net loss per share include 38,219,293 warrants, 8,675,000 options, and $1,289,182 of debt convertible into 3,484,276 shares of the Company’s common stock. Potential common shares as of June 30, 2009 that have been excluded from the computation of diluted net loss per share were 33,113,934 warrants and $2,392,957 of debt convertible into 29,911,963 shares of the Company’s common stock. If such shares were included in diluted EPS, they would have resulted in weighted-average common shares of 125,408,456 and 122,412,447 for the three months ended June 30, 2010 and 2009, respectively, and weighted average common shares of 81,476,116 and 121,225,305 for the nine months ended June 30, 2010 and 2009, respectively.

Cash and Cash Equivalents

For purpose of the statements of cash flows, the Company considers cash and cash equivalents to include all stable, highly liquid investments with maturities of three months or less.

Concentration of Credit Risk

The Company primarily transacts its business with one financial institution. The amount on deposit in that one institution may from time-to-time exceed the federally insured limit.

During the three and nine months ended June 30, 2010, significantly all of the Company’s revenue was generated from contracts with eight customers. During the three and nine months ended June 30, 2009, significantly all of the Company’s revenue was generated from contracts with ten customers.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affects the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Convertible Debentures

If the conversion feature of conventional convertible debt provides for a rate of conversion that is below market value, this feature is characterized as a beneficial conversion feature (“BCF”). A BCF is recorded by the Company as a debt discount pursuant to ASC Topic 470-20 “Debt with Conversion and Other Options.” In those circumstances, the convertible debt is recorded net of the discount related to the BCF and the Company amortizes the discount to interest expense or equity (if the debt is due to a related party), over the life of the debt using the effective interest method.

Income Taxes

The Company accounts for its income taxes under the provisions of ASC Topic 740 “Income Taxes” (formerly Statement of Financial Accounting Standards 109). The method of accounting for income taxes under ASC 740 is an asset and liability method. The asset and liability method requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between tax bases and financial reporting bases of other assets and liabilities.

SINGLE TOUCH SYSTEMS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

JUNE 30, 2010

(UNAUDITED)

Recent Accounting Pronouncements

In April 2010, the FASB issued ASU 2010-17, Revenue Recognition – Milestone Method (Topic 605). ASU 2010-17 provides guidance on applying the milestone method of revenue recognition in arrangements with research and development activities. The Company does not expect this ASU to have a material impact on its revenue recognition when adopted for our fiscal year beginning January 1, 2011.

In March 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-11 (ASU 2010-11), “Derivatives and Hedging (Topic 815): Scope Exception Related to Embedded Credit Derivatives.” The amendments in this Update are effective for each reporting entity at the beginning of its first fiscal quarter beginning after June 15, 2010. Early adoption is permitted at the beginning of each entity’s first fiscal quarter beginning after issuance of this Update. The Company does not expect the provisions of ASU 2010-11 to have a material effect on the financial position, results of operations or cash flows of the Company.

In February 2010, the FASB Accounting Standards Update 2010-10 (ASU 2010-10), “Consolidation (Topic 810): Amendments for Certain Investment Funds.” The amendments in this Update are effective as of the beginning of a reporting entity’s first annual period that begins after November 15, 2009 and for interim periods within that first reporting period. Early application is not permitted. The Company’s adoption of provisions of ASU 2010-10 did not have a material effect on the financial position, results of operations or cash flows.

In February 2010, the FASB issued ASU No. 2010-09 “Subsequent Events (ASC Topic 855) “Amendments to Certain Recognition and Disclosure Requirements” (“ASU No. 2010-09”). ASU No. 2010-09 requires an entity that is an SEC filer to evaluate subsequent events through the date that the financial statements are issued and removes the requirement for an SEC filer to disclose a date, in both issued and revised financial statements, through which the filer had evaluated subsequent events. The adoption did not have an impact on the Company’s financial position and results of operations.

In January 2010, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2010-06, “Improving Disclosures about Fair Value Measurements.” ASU No. 2010-06 amends FASB Accounting Standards Codification (“ASC”) 820 and clarifies and provides additional disclosure requirements related to recurring and non-recurring fair value measurements and employers’ disclosures about postretirement benefit plan assets. This ASU is effective for interim and annual reporting periods beginning after December 15, 2009. The adoption of ASU 2010-06 did not have a material impact on the Company’s financial statements.

3. Accounts Receivable

Fees earned but not paid as of June 30, 2010, net of any revenue sharing, amounted to $184,999. Of this amount, $34,316 is due from Activate, Inc., a related party. The Company established a reserve for bad debt at June 30, 2010 totaling $54,084.

4. Property and Equipment

The following is a summary of property and equipment at June 30, 2010:

Computer hardware	$541,791
Equipment	46,731
Office furniture	37,194

625,716

Less: accumulated depreciation	(423,584)

$202,132

SINGLE TOUCH SYSTEMS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

JUNE 30, 2010

(UNAUDITED)

Depreciation expense for the three months ended June 30, 2010 and 2009 was $22,630 and $20,894, respectively. Depreciation expense for the nine months ended June 30, 2010 and 2009 was $71,585 and $62,682, respectively.

5. Capitalized Software Development Costs

The following is a summary of capitalized software development costs at June 30, 2010:

Beginning balance	$434,765
Additions	360,495
Amortization	(346,084)
Charge-offs	(53,999)

Ending balance	$395,177

Amortization expense for the three months ended June 30, 2010 and 2009 was $156,126 and $105,236, respectively. Amortization expense for the nine months ended June 30, 2010 and 2009 was $346,084 and $493,485, respectively. During the nine-months ended June 30, 2010, the Company recognized an impairment loss of $53,999 on abandoned software. Amortization expense for the remaining estimated lives of these costs are as follows:

Year ending June 30,
2011	$259,371
2012	135,806

$395,177

6. Intangible Assets

On June 2, 2009, the Company entered into an Intellectual Property Rights Purchase and Transfer Agreement (“Agreement”) with Streamworks Technologies, Inc., a Delaware corporation (“Streamworks”). Pursuant to the Agreement, the Company acquired a portfolio of sixteen patents and patent applications related primarily to the management, streaming and routing of electronic media. In consideration for the portfolio, Streamworks received 3,666,667 common shares of the Company and warrants to purchase 1,833,334 shares of the Company’s common stock at an exercise price of $2.30 per share for a period of two years.

In addition, non-compete agreements were provided to the Company by certain management of Streamworks and the Company provided Streamworks with registration rights covering the common shares issued pursuant to the agreement. The Company valued the intellectual property at the fair value of the common shares and warrants provided totaling $5,470,851. The property purchased has not reached technological feasibility. Therefore, the Company valued the technology at its estimated fair value of $104,418 and recognized an impairment loss during the year ended September 30, 2009 of $5,366,433. The Company is amortizing the technology’s estimated fair value of $104,418 over its seven year estimated life. The Company incurred additional legal fees associated with the patent applications during the nine months ended June 30, 2010 of $23,609. Costs associated with patent applications are not being amortized. Upon the issuance of a patent, its respective cost will be amortized over the patent’s estimated useful life. Costs associated with abandoned applications are charged to operations. On March 30, 2010, the Company was issued US Patent 7,689,706 “System and Method for Streaming Media”. The costs associated with this patent of $3,116 is being amortized over the patent’s estimated useful life of 7 years. On December 14, 2009, the Company’s president assigned all of his rights in a patent and various patent applications for a total of $244,840, which represented the total legal fees he incurred relating to the property transferred. Of the $244,840 total, $42,368 is allocated to the cost of the patent and $202,472 is allocated to the various patent applications. The Company incurred additional legal fees associated with the patent applications during the nine months ended June 30, 2010 of $64,384. Costs associated with patent applications are not being amortized. Upon the issuance of a patent, its respective cost will be amortized over the patent’s estimated useful life. Costs associated with abandoned applications are charged to operations. On March 15, 2010, the Company purchased six patents and three patent applications from an unrelated third party for $900,000 of which $550,000 was paid on the execution of the purchase agreement. $175,000 is due on or before March 15, 2011 and the final installment of $175,000 is due

SINGLE TOUCH SYSTEMS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

JUNE 30, 2010

(UNAUDITED)

on or before March 15, 2012. As the agreement did not provide for any stated interest on the payments, the Company was required to impute interest on the payment stream The Company present valued the payments at $831,394 using an effective interest rate of 15% in its computation .Of the $831,394, $706,685 was allocated to the purchased patents and $124,709 was allocated to the patent applications. The patents are being amortized over 7 years. The value assigned to the patent applications is not being amortized. Upon the issuance of a patent, its respective cost will be amortized over the patent’s estimated useful life. Costs associated with abandoned applications are charged to operations. The Company granted the Seller a license to utilize all acquired patents over their respective lives on a world-wide basis for no consideration. In addition, the Company is required to reserve for the Seller ten abbreviated dialing codes for a five year period.

Amortization charged to operations for the three months ended June 30, 2010 and 2009 was $30,217 and $0, respectively. Amortization charged to operations for the nine months ended June 30, 2010 and 2009 was $42,037 and $0, respectively. A summary of patent costs subject to amortization at June 30, 2010 is as follows:

Patent costs	$856,857
Less accumulated amortization	(45,471)

$811,836

A schedule of amortization expense over the estimated life of the patents is as follows:

Period Ending June 30,
2011	$122,904
2012	122,904
2013	122,904
2014	122,903
2015	122,903
Thereafter	196,869

$811,386

7. Income Taxes

As of June 30, 2010, for income tax purposes, the Company has unused operating loss carryforwards of approximately $27,300,000, which may provide future federal tax benefits of approximately $9,277,000 which expire in various years through 2030 and future state benefits of approximately $2,330,000 which expire in various years through 2020.

An allowance of $11,607,000 has been provided to reduce the tax benefits accrued by the Company for these operating losses to zero as it cannot be determined when, or if, the tax benefits derived from these losses will materialize. Timing differences between expenses deducted for income tax and deducted for financial reporting purposes are insignificant and have no material impact to the differences in the reporting of income taxes.

The provisions for income tax expense for the nine months ended June 30, 2010 and 2009 are as follows:

	2010	2009
Current
Federal	$—	$—
State	800	1,026

Total income tax expense	$800	$1,026

8. Obligation on Patent Acquisitions

As discussed in Note 6, the Company acquired six patents and three patent applications for a payments totaling $900,000 of which $550,000 was paid. The remaining $350,000 is payable in two annual installments of

SINGLE TOUCH SYSTEMS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

JUNE 30, 2010

(UNAUDITED)

$175,000 each. The patents have been pledged as collateral against the remaining balance due. As the agreement did not provided for any stated interest on the remaining two payments, the Company imputed interest at an annual rate of 15% and present valued the remaining payments to $281,394. Interest accrued and charged to operations for the three and nine months ended June 30, 2010 totaled $11,130 and $13,087, respectively. Following is the maturities of the long-term portion of the obligation:

March 31, 2012	$175,000
Less imputed interest	(55,518)

$119,482

9. Convertible Debt

In March 2010, the Company received $500,000 in consideration for issuing a convertible note and warrants to purchase 1,000,000 shares of the Company’s common stock. The note is assessed interest at a rate of 12% per annum and accrued interest is required to be paid quarterly commencing on June 30, 2010. Principal is convertible into shares of the Company common stock at a price of $0.37 per share. The note matures on September 30, 2010, when principal and any remaining accrued interest are fully due and payable. On August 11, 2010, the Company accepted notice of conversion from the note holder for the full principal amount of $500,000 and all accrued interest totaling $25,167 resulting in the issuance of 1,419,370 restricted common shares.

The warrants are exercisable into common shares commencing March 12, 2010 at a price of $0.75 per share and expire on March 12, 2012. As required, the Company valued the warrants and conversion feature of the note. The value of these instruments totaled $500,000, which was recorded as a discount against the note’s outstanding balance. The discount is amortized to interest expense over the life of the debt using the effective interest method.

Interest charged to operations relating to this note for the three months and nine months ended June 30, 2010 amounted to $15,166 and $18,333 respectively. Interest charged to operations relating to Note’s discount for the three months and nine months ended June 30, 2010 amounted to $212,508 and $282,255, respectively.

A summary of the balance due as of June 30, 2010 is as follows:

Principal balance due	$500,000
Accrued interest	18,333
Less: discount	(217,745)

$300,588

10. Related Parties – Loan Activities

Note payable - officer

The Company’s president has assisted in funding the operations of the Company through loan advances of which a portion have been repaid. Initially, the outstanding balance, including accrued interest assessed at a rate of 8% per annum, was fully due and payable on December 2010. On July 24, 2008, the Company modified the terms of the debt and the balance due him on that date including accrued interest and accrued compensation totaling $2,319,512 was evidenced by a convertible promissory note bearing interest at an annual rate of 8%. Interest is payable monthly and the principal outstanding balance is payable on demand. If no demand is made, than the principal balance and any accrued interest is fully due and payable on July 15, 2010. Any portion of the outstanding principal loan balance is convertible into shares of the Company’s common stock at a price of $0.08 per share. On June 28, 2010, the holders elected to convert the principal balance due of $2,319,512 into 28,993,896 shares of the Company’s common stock. The holders included the Company’s President who received 13,773,992 of the total shares issued.

The Company accounted for the modification of the debt pursuant to EITF 96-19 “Debtor’s Accounting for a Modification or Exchange of Debt Instruments” and APB Opinion 26 (ASC Topic 470-50), and recognized a gain

SINGLE TOUCH SYSTEMS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

JUNE 30, 2010

(UNAUDITED)

on the modification of $2,319,512 that was charged to equity. The convertible debt was recorded net of a discount that includes a beneficial conversion feature (“BCF”) amounting to $2,319,512. The discount is amortized to equity over the life of the debt using the effective interest method.

Interest charged to operations relating to this note for the three months ended June 30, 2010 and 2009 amounted to $45,246 and $46,263 respectively. Interest charged to operations relating to this note for the nine months ended June 30, 2010 and 2009 amounted to $133,778 and $138,789 respectively.

For the three months ended June 30, 2010 and 2009, the Company charged $411,963 and $284,343 respectively, to equity on the amortization of the discount. For the nine months ended June 30, 2010 and 2009, the Company charged $1,009,737 and $836,306 respectively, to equity on the amortization of the discount.

On June 28, 2010, the Company issued its President a new convertible promissory note totaling $155,531, which consisted of the remaining accrued interest due him on the above indicated converted note totaling $31,950 and accrued compensation due him (net of payroll taxes) totaling $123.581. The new note accrues interest at an annual rate of 1% and the principal balance owed is convertible into shares of the Company’s common stock at a price of $0.37 per share. The President has the right to convert at anytime up to June 27, 2011, the maturity date of the note. Any remaining principal and unpaid accrued interest is fully due and payable on the maturity date. Interest charged to operations relating to this note for the three months and nine months June 30, 2010 amounted to $8.

The Company valued the conversion feature of the note at $155,531 using the Black-Scholes Option Model and was recorded as a discount against the note’s outstanding balance. The discount is amortized to interest expense over the life of the debt using the effective interest method. For the three and nine months ended June 30, 2010, the Company charged $832 to equity on the amortization of the discount.

Note Payable - Activate, Inc

Activate, Inc. (“Activate”), a corporation wholly owned by the Company’s President, has advanced the Company $50,000. Under the originally terms of the loan, the advance was assessed interest at an annual rate of 8% and was fully due and payable with accrued interest in December 2010. On July 24, 2008, the Company modified the terms of the debt and the balance due Activate on that date including accrued interest totaling $73,445 was evidenced by a convertible promissory note bearing interest at an annual rate of 8%. Interest is payable monthly and the principal outstanding balance is payable on demand. If no demand is made, than the principal balance and any accrued interest is fully due and payable on July 15, 2010. Any portion of the outstanding principal loan balance is convertible into shares of the Company’s common stock at a price of $0.08 per share. On June 28, 2010, Activate converted the principal balance due it of $73,445 into 918,063 shares of the Company’s common stock.

The Company accounted for the modification of the debt pursuant to EITF 96-19 “Debtor’s Accounting for a Modification or Exchange of Debt Instruments” and APB Opinion 26 (ASC Topic 470-50), and recognized a gain on the modification of $73,445 that was charged to equity. The convertible debt was recorded net of a discount that includes BCF amounting to $73,445. The discount is amortized to equity over the life of the debt using the effective interest method.

Interest charged to operations relating to this note for the three months ended June 30, 2010 and 2009 amounted to $1,433 and $1,465, respectively. Interest charged to operations relating to this note for the nine months ended June 30, 2010 and 2009 amounted to $4,325 and $4,395, respectively. On June 28, 2010, the accrued interest on the converted note totaling $8,297 was incorporated into a new convertible promissory note as discussed below.

For the three months ended June 30, 2010 and 2009, the Company charged $13,558 and $9,004, respectively, to equity on the amortization of the discount. For the nine months ended June 30, 2010 and 2009, the Company charged $31,972 and $26,480, respectively, to equity on the amortization of the discount.

During the year ended September 30, 2009 Activate advanced the Company an additional net amount of $795,397. During the nine months ended June 30, 2010, the Company repaid $504,000 on these advances. The

SINGLE TOUCH SYSTEMS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

JUNE 30, 2010

(UNAUDITED)

advances bear interest at a rate of 8% and the outstanding balance is fully due and payable on demand. Interest accruing on the advances and charged to operations during the three months ended June 30, 2010 and 2009 amounted to $5,685 and $0, respectively. Interest accruing on the advances and charged to operations during the nine months ended June 30, 2010 and 2009 amounted to $25,158 and $0, respectively. The balance of the outstanding advances and related accrued interest at June 28, 2010 amounted to $345,567 was converted into a new convertible promissory note as discussed below.

In June 2009, Activate purchased a $250,000 promissory note from a debtor of the Company and assumed all of his rights and interest in the note. The note bears interest at an annual rate of 10%. Interest accruing on this note and charged to operations during the three months ended June 30, 2010 and 2009 amounted to $6,164 and $7,172, respectively Interest accruing on this note and charged to operations during the nine months ended June 30, 2010 and 2009 amounted to $13,726 and $19,584, respectively. The balance of the Note at June 28, 2010 including accrued interest totaling to $279,787 was incorporated into a new promissory note as discussed below.

As indicated above, on June 28, 2010, the Company issued Activate a new convertible promissory note totaling $633,651, which accrues interest at an annual rate of 1%. The principal balance owed is convertible into shares of the Company’s common stock at a price of $0.37 per share. Activate has the right to convert at anytime up to June 27, 2011, the maturity date of the note. Any remaining principal and unpaid accrued interest is fully due and payable on the maturity date. Interest charged to operations relating to this note for the three months and nine months June 30, 2010 amounted to $34.

The Company valued the conversion feature of the note at $633,651 using the Black Scholes Option Model and was recorded as a discount against the note’s outstanding balance. The discount is amortized to interest expense over the life of the debt using the effective interest method. For the three and nine months ended June 30, 2010, the Company charged $3,389 to equity on the amortization of the discount.

Other Related Party Loans

A Company director advanced funds $199,500 to the Company. The balance of the advances began accruing interest in December 2008 at an annual rate of 8%. Interest accrued and charged to operations during the three months ended June 30, 2010 and 2009 amounted to $3,935 and $3,979, respectively. Interest accrued and charged to operations during the nine months ended June 30, 2010 and 2009 amounted to $11,893 and $13,118, respectively. The total balance owed as of June 28, 2010 including accrued interest of $224,511 was cancelled in exchange for the issuance of 606,768 shares of the Company’s common stock. The shares were valued at $916,219 based upon the trading price of the shares on the date of cancellation. The Company recognized a loss on the transaction of $691,708, which is the difference between the amount due and the market value of the shares issued.

11. Notes Payable - Other

On December 5, 2008, the Company entered into a Loan and Security Agreement with a third party for a total loan of $1,000,000. Proceeds from the loan were net of loan fees incurred by lender. The loan bears interest at an annual rate of 10% per annum and accrued interest is payable 90 days after the loan proceeds are received. All related party debt is subordinate to this loan. The loan has been guaranteed by the Company’s President, and is secured by the Company’s assets.

In June 2009, the Parties entered into a Change in Terms Agreement. Under the terms of the agreement, the maturity date of the loan was initially extended to July 31, 2009. In consideration for the extension, the Company paid an interest payment of $25,000 and agreed to a loan extension fee of $25,000 that increased the amount the principal balance of the note. In addition, the Agreement required the Company to pay $300,000 by July 5, 2009.

The Agreement allowed for further extensions assuming the Company was not in default as of July 31, 2009. To extend the maturity date to August 31, 2009, the Company was required make additional payments to the note holder of no less than $300,000 by July 31, 2009, pay an extension fee of $25,000 due by July 31, 2009, and pay all interest that has accrued to July 31, 2009. A final extension to September 30, 2009 was available providing the Company made additional payments to the note holder of no less than $300,000 by August 31, 2009, paid an extension fee of $25,000 by August 31, 2009, and paid all interest that had accrued through August 31, 2009.

SINGLE TOUCH SYSTEMS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

JUNE 30, 2010

(UNAUDITED)

The Company made principal repayments of $200,000 during the year ended September 30, 2009 and paid loan fees totaling $75,000 that were charged to operations during that period. On March 29, 2010, the Company made a payment including principal and accrued interest totaling of $431,000. The Company paid the remaining balance due of $400,000 on May 12, 2010. Interest charged to operations during the three months ended June 30, 2010 and 2009 amounted $0 and $23,556, respectively. Interest charged to operations during the nine months ended June 30, 2010 and 2009 amounted to $27,222 and $53,778, respectively.

An unrelated third party advanced a total of $134,500 to the Company. Interest accrued and charged to operations during the three months ended June 30, 2010 and 2009 amounted to $2,653 and $2,683. Interest accrued and charged to operations during the nine months ended June 30, 2010 and 2009 amounted to $8,018 and $3,302, respectively. The total balance owed as of June 28, 2010 including accrued interest of $148,532 was cancelled in exchange for the issuance of 399,356 shares of the Company’s common stock. The shares were valued at $603,027 based upon the trading price of the shares on the date of cancellation. The Company recognized a loss on the transaction of $454,495, which is the difference between the amount due and the market value of the shares issued.

An unrelated third party advanced a total of $50,085 to the Company. Interest accrued and charged to operations during the three months ended June 30, 2010 and 2009 amounted to $988 and $0. Interest accrued and charged to operations during the nine months ended June 30, 2010 and 2009 amounted to $3,886 and $0. The total balance owed as of June 28, 2010 including accrued interest of $53,971 was cancelled in exchange for the issuance of 145,344 shares of the Company’s common stock. The shares were valued at $219,469 based upon the trading price of the shares on the date of cancellation. The Company recognized a loss on the transaction of $165,498, which is the difference between the amount due and the market value of the shares issued.

An unrelated third party advanced a total of $150,000 to the Company. Interest accrued and charged to operations during the three months ended June 30, 2010 and 2009 amounted to $2,959 and $2,992. Interest accrued and charged to operations during the nine months ended June 30, 2010 and 2009 amounted to $8,942 and $7,364. The total balance owed as of June 28, 2010 including accrued interest of $169,331 was cancelled in exchange for the issuance of 456,053 shares of the Company’s common stock. The shares were valued at $688,640 based upon the trading price of the shares on the date of cancellation. The Company recognized a loss on the transaction of $519,309, which is the difference between the amount due and the market value of the shares issued.

12. Related Party Transactions

On December 14, 2009, the Company’s president assigned all of his rights in a patent and various patent applications for a total of $244,840, which represented the total legal fees he incurred relating to the property transferred.

In March 2010, a Company director exercised warrants to purchase 50,000 shares of the Company’s common stock for $500. In June 2010, the same director exercised warrants to purchase 100,000 shares of the Company’s common stock for a cash payment of $1,000.

13. Fair Value

The Company’s financial instruments consist principally of notes payable, convertible debentures and a derivative warrant liability. Notes payable and convertible debentures are financial liabilities with carrying values that approximate fair value. The Company determines the fair value of notes payable and convertible debentures based on the effective yields of similar obligations. The Company determines the fair value of its derivative warrant liability based upon the trading prices of its common stock on the date of issuance and when applicable, on the last day of the quarter. The Company uses the Black-Scholes Option Model in valuing the fair value of its derivative warrant liability.

SINGLE TOUCH SYSTEMS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

JUNE 30, 2010

(UNAUDITED)

The Company believes all of the financial instruments’ recorded values approximate fair market value because of their nature and respective durations.

The Company complies with the provisions of ASC 820, “Fair Value Measurements and Disclosures” (“ASC 820”), previously referred to as SFAS No. 157. ASC 820 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements required under other accounting pronouncements. ASC 820-10-35, “Fair Value Measurements and Disclosures - Subsequent Measurement” (“ASC 820-10-35”), clarifies that fair value is an exit price, representing the amount that would be received from the sale of an asset or paid to transfer a liability in an orderly transaction between market participants. ASC 820-10-35 also requires that a fair value measurement reflect the assumptions market participants would use in pricing an asset or liability based on the best information available. Assumptions include the risks inherent in a particular valuation technique (such as a pricing model) and/or the risks inherent in the inputs to the model. The Company also follows ASC 825 “Interim Disclosures about Fair Value of Financial Instruments”, previously referred to as FAS 107-1 to expand required disclosures.

ASC 820-10-35 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). The three levels of the fair value hierarchy under ASC 820-10-35 are described below:

Level 1. Valuations based on quoted prices in active markets for identical assets or liabilities that an entity has the ability to access.

Level 2. Valuations based on quoted prices for similar assets or liabilities, quoted prices for identical assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable data for substantially the full term of the assets or liabilities.

Level 3. Valuations based on inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The Company utilizes the best available information in measuring fair value. The following table summarizes, by level within the fair value hierarchy, the financial assets and liabilities recorded at fair value on a recurring basis as of June 30, 2010:

	Fair Value Measurements
	Level 1	Level 2		Level 3	Total Fair Value

Liabilities

Obligation on patent acquisition		-$	294,482		- $	294,482

Convertible debentures		-$	300,588		- $	300,588

Convertible debentures - Related parties		-$	4,265		- $	4,265

Derivative liability		-$	15,372,500		- $	15,372,500

14. Deferred Income

In December 2005, the Company received $2,000,000 in connection with an option agreement and related service agreement. Under the terms of the option agreement, the third party payer had until July 30, 2006 to exercise the option to acquire the Company. The option was not exercised and the $2,000,000 is treated as an advance against royalties earned by the Company on the use of an application licensed to the third party payer.

Under the service agreement, the Company provides the application for the first four months at no cost, but is entitled to reimbursement for any direct pass through third party costs paid by the Company relating to the use of the licensed technology and related service. Thereafter the Company nets $.175 per transaction on the delivery of any mobile content to the third Party payer through the utilization of the application for a period of up to three years. As the $2,000,000 advance is not refundable, the Company is amortizing it into revenue evenly over the remaining

SINGLE TOUCH SYSTEMS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

JUNE 30, 2010

(UNAUDITED)

29 months of the license agreement pursuant to SFAS No. 50 (ASC Topic 928-10). Therefore on a monthly basis, the Company is reporting revenue relating to this license agreement the greater of the transaction fee earned or $68,966 ($2,000,000/29 months). In addition, during the first four months of the contract, the Company received the revenue generated under the service agreement as a contingency against future costs associated with the first four months of the agreement. The amount received during the four months totaled $488,952. The Company is also amortizing it into revenue on the straight-line basis pursuant to SFAS No. 50 (ASC Topic 928-10). Revenue recognized during the three months ended June 30, 2010 and 2009 under this agreement amounted to $0 and $0, respectively. Revenue recognized during the nine months ended June 30, 2010 and 2009 under this agreement amounted to $0 and $249,329, respectively.

15. Stockholders’ Equity

Common Stock

The holders of the Company’s common stock are entitled to one vote per share of common stock held.

During the nine months ended June 30, 2010, the Company issued a total of 54,809,896 shares of its common stock of which 22,527,916 shares were issued for $10,192,004 in cash, 150,000 shares were issued to a director of the Company for $1,500, 612,500 shares were issued to professional and consultants in exchange for the cancellation of $368,304 due them for past services, 1,607,521 shares were issued in cancellation of notes payable and accrued interest totaling $596,346, and 29,911,959 shares on the conversion of debt due an individual, the Company’s president and his wholly owned company totaling $2,392,957. The 612,500 shares issued to professional and consultants were valued at the trading price of the shares on their respective date of issuance and the Company recognized a loss on the issuances totaling $57,976 during the nine-month period. The 1,607,521 shares issued in cancellation of notes payable and accrued interest were valued at the trading price of the shares on their respective date of issuance and the Company recognized a loss on the issuances totaling $1,831,011 during the nine-month period.

Warrants

In connection with the above-indicated Company’s private offering of 22,527,916 shares of its common stock, the Company issued warrants to purchase 7,094,144 shares of the Company’s common stock at exercise prices ranging from $0.75 to $1.50 per share that expire in various dates commencing in November 2011 through June 2013. In connection with certain private placements, the Company granted warrants to purchase a total of 1,155,814 shares of the Company’s common stock at a price of $1 per share.

As discussed in Note 9, the Company received $500,000 in March 2010 in consideration for issuing a convertible note and warrants to purchase 1,000,000 shares of the Company’s common stock at $0.75 per share. The Warrants expire on March 12, 2012.

Options

On April 22, 2008, the Company adopted its 2008 Stock Option Plan (the “Plan”). Under the Plan, the Company reserved 8,800,000 shares of its common stock to be issued to employees, directors, consultants, and advisors. The exercise price under the Plan cannot be less than the fair market value of the shares on date of grant. In 2008, the Company granted options to employees and consultants to purchase a total of 8,675,000 shares of the Company’s common stock at price per share of $1.375 per share. The options expire three years from date of vesting, which is as follows:

Vesting Date	Number of Options
July 28, 2008	6,000,000
July 28, 2009	1,320,000
July 28, 2010	1,355,000
8,675,000

SINGLE TOUCH SYSTEMS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

JUNE 30, 2010

(UNAUDITED)

The 6,000,000 options that vest on July 28, 2008 were granted to the Company’s president. These 8,675,000 options were valued at $544,790 using the Black-Sholes Option Model based upon an expected life of 3 years, risk free interest rate of 2.90%, and expected volatility of 94%. At the date of grant, the Company’s common stock had a market value of $.25 per share. The Company is charging the $544,790 to operations as compensation expense based upon the vesting of the respective options. The Company did not recognize any compensation expense during the three and nine months ended June 30, 2010 or 2009 relating to these options.

A summary of outstanding stock warrants and options is as follows:

	Number of Shares	Weighted Average Exercise Price
Outstanding – September 30, 2009	37,794,334	$1.14
Granted	9,249,958	$1.08
Exercised	(150,000)	$(.01)
Cancelled	—	$—

Outstanding – June 30, 2010	46,894,292	$1.13

Of the 46,894,292 options and warrants granted at June 30, 2010, a total of 45,539,292 are currently exercisable.

16. Commitments and Contingency

Operating Leases

The Company leases office space in Encinitas, California under an agreement that expires on July 31, 2010. In addition to paying rent, the Company is also required to pay its prorata share of the property’s operating expenses.

Rent expense for the three months ended June 31 2010 and 2009 was $27,674 and $26,906, respectively. Rent expense for the nine months ended June 30 2010 and 2009 was $83,023 and $80,717, respectively.

Licensing Fee Obligations

The Company has entered into various licensing agreements that require the Company to pay fees to the licensors on revenues earned by the Company utilizing the related license. The amounts paid on each license vary depending on the terms of the related license.

17. Subsequent Events

In July 2010, the Company issued 1,892,001 shares of its common stock and granted warrants to purchase 473,000 of its common stock in consideration for receiving $1,419,001 through various private offerings. In connection with these offerings, the Company granted warrants to the placement agent to purchase 169,528 shares of the Company’s common stock at $1 per share and paid $40,950 in commission.

On August 11, 2010, the Company accepted notice of conversion from a note holder for the full principal amount of $500,000 and all accrued interest totaling $25,167 resulting in the issuance of 1,419,370 restricted common shares.

Through and including                     , 2010 (the 25th day after the date of this prospectus), all dealers effecting transaction in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Single Touch Systems Inc.

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The following table sets forth expenses in connection with the issuance and distribution of the securities being registered. All amounts shown are estimated, except the SEC registration fee.

SEC registration fee	$525
Legal fees and expenses	$85,000
Accountants’ fees and expenses	$10,000
Miscellaneous fees	$475

Total	$96,000

Item 14.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (“DGCL”) empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

Our Certificate of Incorporation, as amended, and our Amended and Restated Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law, except that no indemnification will be provided to a director, officer, employee or agent if the indemnification sought is in connection with a proceeding initiated by such person without the authorization of the board of directors. The bylaws also provide that the right of directors and officers to indemnification shall be a contract right and shall not be exclusive of any other right now possessed or hereafter acquired under any statute, provision of our certificate of incorporation, bylaws, agreements, vote of stockholders or disinterested directors or otherwise. The bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity.

In accordance with Section 102(b)(7) of the DGCL, our Certificate of Incorporation, as amended, provides that directors shall not be personally liable for monetary damages for breaches of their fiduciary duty as directors. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any actions involving gross negligence. Notwithstanding this provision the DGCL does not permit us to eliminate personal liability for (i) breaches of their duty of loyalty to us or our stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (iii) certain transactions under Section 174 of the DGCL (unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) transactions from which a director derives an improper personal benefit.

We have directors’ and officers’ liability insurance which provides, subject to certain policy limits, deductible amounts and exclusions, coverage for all persons who have been, are or may in the future be, our directors or officers, against amounts which such persons may pay resulting from claims against them by reason of their being such directors or officers during the policy period for certain breaches of duty, omissions or other acts done or wrongfully attempted or alleged. Such policies provide coverage to certain situations where we cannot directly provide indemnification under the DGCL.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described above, or otherwise, the registrant has been advised that, although the validity and scope of the governing statutes have not been tested in court in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 15.	Recent Sales of Unregistered Securities

The securities that we issued or sold within the past three years and were not registered with the Securities and Exchange Commission are described below. The share numbers and exercise prices set forth below have been adjusted for our 2008 1:2.3 reverse stock split and 3:1 forward stock split/stock dividend and for Single Touch Interactive, Inc.’s 2008 premerger 1:2 reverse stock split.

1. On each of January 29, 2008 and February 13, 2008, we sold 500,000 shares of common stock to an accredited investor for $10,000.

2. From March 24, 2008 through June 30, 2008 we issued convertible promissory notes totaling $3,300,000 in principal amount to 23 accredited investors (including our director James Cassina and one of his affiliates) for an aggregate of $3,300,000. (See also Paragraph 22 below.)

3. On July 24, 2008, we issued 42,967,554 shares of common stock to the shareholders of Single Touch Interactive, Inc. in exchange for all of the outstanding shares of Single Touch Interactive, Inc. In this transaction we also assumed obligations to issue up to 11,096,000 shares underlying warrants which had been issued by Single Touch Interactive, Inc. and up to 36,931,433 shares underlying convertible notes which had been issued by Single Touch Interactive, Inc.

Those figures include securities we issued in the merger exchange in respect of some Single Touch Interactive, Inc. securities which had been issued since November 1, 2007; specifically:

1. On February 28, 2008, Single Touch Interactive, Inc. issued 2,500,000 shares of common stock to Anthony Macaluso in consideration for the cancellation of $375,000 of indebtedness, representing an effective conversion rate of $0.15 per share.

2. On March 27, 2008, Single Touch Interactive, Inc. issued 1,000,000 shares of common stock valued at $1,400,000 to employees and consultants, including James Darcey, in consideration of services, representing an effective valuation rate of $1.40 per share.

3. In March and April 2008, Single Touch Interactive, Inc. issued 2,360,219 shares of common stock to 20 persons (including James Cassina) in consideration of cancellation of $3,395,584 of convertible debt (plus accrued interest), representing an effective conversion rate of $1.44 per share.

4. On June 4, 2008, Single Touch Interactive, Inc. issued an additional 2,211,427 shares of common stock to the convertible noteholders described in sub-item 3 above.

5. On June 23, 2008, Single Touch Interactive, Inc. issued, to 20 investors, warrants to purchase 2,322,000 shares of common stock at an exercise price of $0.88 per share.

6. On June 23, 2008, Single Touch Interactive, Inc. issued, to Laurence Dunn (who later became a Company director) and to another consultant, warrants to purchase 2,000,000 shares of common stock at an exercise price of $0.01 per share. Laurence Dunn has subsequently partially exercised these warrants for 235,000 shares of our common stock.

7. On July 24, 2008, Single Touch Interactive, Inc. issued three convertible promissory notes totaling $2,954,514 in principal amount (and maturing on July 15, 2010) to Anthony Macaluso and his affiliated companies in respect of prior loans, accrued interest and $893,750 of accrued compensation: a $2,319,512 note in favor of Anthony Macaluso, a $561,558 note in favor of Activate Sports, LLC, and a $73,445 note in favor of Activate, Inc. (See also paragraphs 18-21 below.)

8. On July 24, 2008, Single Touch Interactive, Inc. issued 1,500,000 shares of common stock to Anthony Macaluso as compensation for services, with a stated valuation of $1.40 per share.

4. On July 24, 2008, by virtue of this same acquisition transaction, convertible promissory notes which we had issued from March 24, 2008 through June 30, 2008, totaling $3,300,000 in principal amount, were automatically converted into 2,640,000 shares of common stock, 2,640,000 Class A warrants and 2,640,000 Class B warrants.

5. On July 30, 2008, we issued 8,675,000 stock options to 23 of our directors, employees and consultants (including 7,100,000 to our directors and executive officers), with an exercise price of $1.375 per share, pursuant to our 2008 Stock Option Plan.

6. On September 16, 2008, Activate Sports, LLC (which is an affiliate of Anthony Macaluso) converted the principal balance of its $561,558 promissory note into 7,019,475 shares of our common stock, at the stated conversion price of $0.08 per share.

7. On October 30, 2008, in connection with a Non-Exclusive Special Advisory Services Agreement, we issued to Peltz Capital Management, LLC warrants initially exercisable for the purchase of 5,952,362 shares of common stock at an exercise price of $2.10 per share. These warrants have a net-exercise provision and expire on October 30, 2013. The number of underlying shares and the exercise price of these warrants have subsequently been adjusted to 11,000,000 and $0.08, respectively.

8. On June 2, 2009, we issued 3,666,667 shares of common stock and 1,833,334 common stock warrants (exercisable through June 8, 2011 at $2.30 per share) to StreamWorks Technologies, Inc. in exchange for a portfolio of 2 patents and 14 patent applications related primarily to the management, storage and routing of electronic media.

9. On June 30, 2009, we issued 23,810 shares of common stock for $50,000 to one individual.

10. On August 17, 2009, we issued a $500,000 convertible promissory note to Ted Cooper in exchange for $500,000 cash. On January 25, 2010, Ted Cooper converted the principal of and accrued interest on the note into 531,400 shares of common stock at the stated conversion price of $0.95 per share.

11. On September 24, 2009, we issued to Mike Robert 625,000 shares of common stock for $500,000 in cash. In connection with this private offering, we issued to Mike Robert warrants to purchase 1,250,000 shares at an exercise price of $1.50 that expire on September 23, 2011.

12. On November 5, 2009, we issued to Mike Robert 1,500,000 shares of common stock for $450,000 in cash. In connection with this private offering, we issued to Mike Robert warrants to purchase 1,500,000 shares at an exercise price of $1.50 per share that expire on November 4, 2011.

13. From December 14, 2009 through January 7, 2010, we issued to Mike Robert 3,500,000 shares of common stock for $825,000 in cash. In connection with this private offering, we issued to Mike Robert warrants to purchase 3,500,000 shares at an exercise price of $1.00 per share, half expiring on December 13, 2011 and half expiring on January 7, 2012.

14. On January 1, 2010, in connection with the initiation of a placement agent/financial advisor engagement, we issued to Gar Wood Securities, LLC and its affiliates warrants to purchase 1,000,000 shares at an exercise price of $1.00 per share, expiring on December 31, 2012.

15. On January 8, 2010, we issued to Zanett Opportunity Fund Ltd. and its affiliates 1,459,459 shares of common stock for $540,000 in cash. In connection with this private offering, we issued to Zanett Opportunity Fund Ltd. and its affiliates warrants to purchase 510,811 shares at an exercise price of $1.50 per share that expire on January 11, 2012.

16. From January 10, 2010 to May 28, 2010, we issued to 38 investors 9,735,132 shares of common stock for $3,602,000 in cash. Also, in connection therewith, the compensation we paid to our placement agent Gar Wood Securities, LLC included issuing to it and its affiliates 100,273 common stock warrants at an exercise price of $1.00 per share, expiring on May 10, 2010. Also, in connection therewith, the compensation we paid to our placement agent Financial West Investment Group, Inc. included issuing to it and its affiliates 55,541 common stock warrants at an exercise price of $1.00 per share, expiring on May 28, 2013.

17. On March 12, 2010, we issued a $500,000 convertible note to Mike Robert for $500,000 cash. In connection with this private offering, we issued to Mike Robert warrants to purchase 1,000,000 shares at an exercise price of $0.75 per share, expiring on March 12, 2012. On August 11, 2010, Mike Robert converted the principal of and accrued interest on the note into 1,419,370 shares of common stock at the stated conversion price of $0.37 per share.

18. On June 28, 2010, Anthony Macaluso converted $1,101,919 of the principal balance of a $2,319,512 promissory note (which Single Touch Interactive, Inc. had issued to him on July 24, 2008) into 13,773,992 shares of our common stock, at the stated conversion rate $0.08 per share.

19. In connection with the conversion described in Paragraph 18, on June 28, 2010 Single Touch Interactive, Inc. issued a new $155,531 convertible promissory note to Anthony Macaluso in lieu of $123,581 of accrued compensation (net of payroll taxes) plus the $31,950 of accrued but unpaid interest on the $2,319,512 convertible promissory note. The new note is convertible into our common stock at $0.37 per share.

20. On June 28, 2010, Activate, Inc. converted the principal balance of its $473,445 promissory note into 918,063 shares of our common stock, at the stated conversion rate of $0.08 per share.

21. In connection with the conversion described in Paragraph 20, on June 28, 2010 Single Touch Interactive, Inc. issued a new $633,651 convertible promissory note to Activate, Inc. in lieu of $345,567 of principal and accrued interest on prior loan advances, $279,787 of principal and accrued interest on a purchased promissory note, and the $8,297 of accrued but unpaid interest on the converted $73,445 convertible promissory note. The new note is convertible into our common stock at $0.37 per share.

22. On June 29, 2010, we issued 1,607,521 shares of common stock to four persons in exchange for cancellation of indebtedness (including accrued interest) of $596,345, representing an effective conversion rate of $0.37 per share. One of the persons was our director James Cassina, to whom we issued 606,768 shares in exchange for cancellation of indebtedness (including accrued interest) of $224,511.

23. On July 7, 2010, Nicole Macaluso converted $1,217,592 of the principal balance of a promissory note (which we had issued to Anthony Macaluso on July 24, 2008) into 15,219,904 shares of our common stock, at the stated conversion rate $0.08 per share.

24. On July 16, 2010, we issued 8,225,339 shares of common stock and 2,056,334 common stock warrants (exercisable for $1.00 per share cash and expiring on July 15, 2013), to 27 accredited investors for an aggregate of $6,169,005. Each detachable unit consisting of four shares and one warrant was sold for $3.00. In connection therewith, the compensation we paid to our placement agent Gar Wood Securities, LLC included issuing to it and its affiliates 169,528 of such common stock warrants.

25. On September 30, 2010, we issued 1,000,000 shares of common stock to Fort Ashford Funds, LLC in connection with a settlement agreement.

The offerings of the securities described in Paragraphs 1 through 25 above were exempt from registration under Section 3(a)(9) (in the case of conversions) or Section 4(2) of the Securities Act of 1933.

Item 16.	Exhibits and Financial Statement Schedules

(a)

2.1	Agreement and Plan of Merger and Reorganization dated March 20, 2008 among Single Touch Systems Inc., Single Touch Acquisition Corp. and Single Touch Interactive, Inc. (1)

2.2	Addendum dated May 29, 2008 to Agreement and Plan of Merger and Reorganization dated March 20, 2008 among Single Touch Systems Inc., Single Touch Acquisition Corp. and Single Touch Interactive, Inc. (2)

2.3	Second Addendum dated June 10, 2008 to Agreement and Plan of Merger and Reorganization dated March 20, 2008 among Single Touch Systems Inc., Single Touch Acquisition Corp. and Single Touch Interactive, Inc. (3)

2.4	Third Addendum dated June 27, 2008 to Agreement and Plan of Merger and Reorganization dated March 20, 2008 among Single Touch Systems Inc., Single Touch Acquisition Corp. and Single Touch Interactive, Inc. (4)

2.5	Fourth Addendum dated July 22, 2008 to Agreement and Plan of Merger and Reorganization dated March 20, 2008 among Single Touch Systems Inc., Single Touch Acquisition Corp. and Single Touch Interactive, Inc. (5)

2.6	Fifth Addendum dated July 24, 2008 to Agreement and Plan of Merger and Reorganization dated March 20, 2008 among Single Touch Systems Inc., Single Touch Acquisition Corp. and Single Touch Interactive, Inc. (6)

3.1	Certificate of Incorporation of Hosting Site Network, Inc. (currently known as Single Touch Systems Inc.) (7)

3.2	Certificate of Amendment to Certificate of Incorporation of Hosting Site Network, Inc. (currently known as Single Touch Systems Inc.) (8)

3.3	Certificate of Amendment to Certificate of Incorporation of Hosting Site Network, Inc. (currently known as Single Touch Systems Inc.) (9)

3.4	Amended and Restated Bylaws of Hosting Site Network, Inc. (currently known as Single Touch Systems Inc.) (10)

5.1*	Consent of Stradling Yocca Carlson & Rauth.

10.1*	Revenue Sharing and Software License Agreement between Single Touch Interactive, Inc. and Activate, Inc., dated 2004.

10.2*	Form of Single Touch Interactive, Inc. Warrant ($1.00 exercise price (post-adjustment), expires July 11, 2015). A total of 5,000,000 Warrants (post-adjustment) on this form were issued to two persons in 2005.

10.2.1*	Single Touch Interactive, Inc. Warrant, as amended and re-issued ($0.70 exercise price (post-adjustment), subject to Board resetting; expires July 11, 2015). 1,250,000 Warrants (post-adjustment) on this form were re-issued to Jordan Schur on June 12, 2007.

10.3*	Form of Single Touch Interactive, Inc. Warrant ($1.76 exercise price (post-adjustment), expires 5 years from issuance). A total of 774,000 Warrants (post-adjustment) were issued on this form to 20 persons in 2006 and 2007.

10.4*	Form of Single Touch Interactive, Inc. Warrant ($0.02 exercise price (post-adjustment), expires July 2012). A total of 2,000,000 Warrants (post-adjustment) were issued on this form to 2 persons in 2007.

10.5*	Form of Single Touch Interactive, Inc. Warrant ($0.01 exercise price (post-adjustment), expires June 22, 2011). A total of 1,000,000 Warrants (post-adjustment) were issued on this form to 2 persons in 2008.

10.6	Services Agreement 20071210.103.C Between Single Touch Interactive, Inc. and AT&T Services, Inc. dated April 11, 2008 (11)

10.6.1	Amendment 20071210.103.A.001 to the Services Agreement 20071210.103.C Between Single Touch Interactive, Inc. and AT&T Services, Inc., dated March 20, 2009. (12)

10.6.2*	Amendment 20071210.103.A.002 to Services Agreement 20071210.103.C Between Single Touch Interactive, Inc. and AT&T Services, Inc., dated October 25, 2010.

10.7	2008 Stock Option Plan for Single Touch Systems Inc. (formerly Hosting Site Network, Inc.) (13)

10.7.1*	Form of Notice of Stock Option Grant/Stock Option Agreement under 2008 Stock Option Plan

10.8	Form of Single Touch Interactive, Inc. Warrant to Purchase Common Stock ($0.88 exercise price (post-adjustment), expires June 22, 2011). A total of 2,322,000 Warrants (post-adjustment) on this form were issued to 20 persons on June 23, 2008 (14)

10.9	Form of Class A Warrant for the Purchase of Shares of Common Stock ($1.60 exercise price, expires January 23, 2010). A total of 2,640,000 Warrants on this form were issued to 23 persons on July 24, 2008. We later extended the scheduled expiration date to July 23, 2011.(15)

10.10	Form of Class B Warrant for the Purchase of Shares of Common Stock ($2.05 exercise price, expires July 23, 2011). A total of 2,640,000 Warrants on this form were issued to 23 persons on July 24, 2008. (16)

10.11	Non-Exclusive Special Advisory Services Agreement between Peltz Capital Management, LLC and us, dated October 30, 2008. (17)

10.11.1	(Form of) Warrant issued by us in favor of Peltz Capital Management, LLC, dated October 30, 2008 (17)

10.11.2	(Form of) Registration Rights Agreement between Peltz Capital Management, LLC and us, dated October 30, 2008 (17)

10.12	Intellectual Property Rights Purchase and Transfer Agreement, between StreamWorks Technologies, Inc. and us, dated June 2, 2009 (18)

10.12.1*	Form of Non-Compete Agreement in favor of us. Charles Jennings and Floyd Bowen entered into agreements with us on this form on June 22, 2009.

10.12.2*	Form of Warrant ($2.30 exercise price, expires June 8, 2011). 1,833,334 Warrants on this form were issued to StreamWorks Technologies, Inc. on June 8, 2009.

10.13*	Convertible Promissory Note ($500,000) issued by us in favor of Ted Cooper, dated August 17, 2009

10.14*	Common Stock Purchase Agreement, between Mike Robert and us, dated September 22, 2009

10.14.1*	Form of Warrant ($1.50 exercise price, expires September 23, 2011). 1,250,000 Warrants on this form were issued to Mike Robert on September 23, 2009.

10.15*	Common Stock Purchase Agreement, between Mike Robert and us, dated November 4, 2009

10.15.1*	Form of Warrant ($1.50 exercise price, expires November 4, 2011). 1,500,000 Warrants on this form were issued to Mike Robert on November 4, 2009.

10.16	2009 Employee and Consultant Stock Plan (19)

10.16.1*	Form of stock grant acknowledgement letter under 2009 Employee and Consultant Stock Plan

10.17*	Non-Exclusive Placement Agency Agreement with Financial West Investment Group, Inc., dated November 30, 2009.

10.18*	Common Stock Purchase Agreement, between Mike Robert and us, dated December 13, 2009

10.18.1*	Form of Warrant ($1.00 exercise price, expires December 13, 2011). 1,750,000 Warrants on this form were issued to Mike Robert on December 13, 2009.

10.19*	Engagement letter agreement with Gar Wood Securities, LLC, dated January 1, 2010.

10.19.1*	Form of Warrant to Purchase Common Stock ($1.00 exercise price, expires December 31, 2012). A total of 1,000,000 Warrants on this form were issued in favor of Gar Wood Securities, LLC and its affiliates on January 1, 2010.

10.20*	Common Stock Purchase Agreement, between Mike Robert and us, dated January 7, 2010

10.20.1*	Form of Warrant ($1.00 exercise price, expires January 7, 2012). 1,750,000 Warrants on this form were issued to Mike Robert on January 7, 2010.

10.21*	Form of Common Stock Purchase Agreement. We entered into respective agreements on this form with Zanett Opportunity Fund Ltd. and its affiliates, dated January 8, 2010, calling for the issuance of a total of 1,459,459 shares of common stock and 510,811 Warrants.

10.21.1*	Form of Warrant ($1.50 exercise price, expires January 11, 2012). A total of 510,811 Warrants on this form were issued to Zanett Opportunity Fund Ltd. and its affiliates on January 11, 2010.

10.22*	Form of Common Stock Purchase Agreement. We entered into respective agreements on this form with 38 persons between January and May 2010 calling for the issuance of 9,735,132 shares of common stock.

10.22.1*	Form of Warrant to Purchase Common Stock (1.00 exercise price, expires 3 years from issuance). A total of 100,273 Warrants were issued to our placement agent Gar Wood Securities, LLC and its affiliates on this form on May 10, 2010.

10.22.2*	Form of Warrant to Purchase Common Stock (1.00 exercise price, expires 3 years from issuance). A total of 55,541 Warrants were issued to our placement agent Financial West Investment Group, Inc. and its affiliates on this form on May 28, 2010.

10.23*	Convertible Promissory Note ($500,000) issued by us in favor of Mike Robert, dated March 12, 2010.

10.24*	Warrant to purchase 1,000,000 shares ($0.75 exercise price, expires March 12, 2012), issued by us to Mike Robert, dated March 12, 2010.

10.25	Confidential Patent Purchase Agreement among Microsoft Corporation, Microsoft Licensing, GP and Single Touch Interactive, Inc., dated March 15, 2010. (20)

10.26*	Single Touch Interactive, Inc. Convertible Promissory Note for $151,367 in favor of Anthony Macaluso, dated June 28, 2010.

10.27*	Single Touch Interactive, Inc. Convertible Promissory Note for $632,035 in favor of Activate, Inc., dated June 28, 2010.

10.28*	Form of Settlement, Release and Discharge. We entered into respective agreements on this form with 4 persons on June 29, 2010 calling for the issuance of a total 1,607,521 shares of common stock. One of persons was James Cassina (606,768 shares).

10.29*	Form of Common Stock Purchase Agreement. We entered into respective agreements on this form with 27 persons in July 2010 calling for the issuance of units comprising a total of 8,225,339 shares of common stock and 2,056,334 Warrants.

10.29.1	Form of Warrant to Purchase Common Stock ($1.00 exercise price, expires July 15, 2013). A total of 2,056,334 Warrants on this form were issued to 27 persons on July 16, 2010. Also, in connection therewith, the compensation we paid to our placement agent Gar Wood Securities, LLC included issuing to it and its affiliates 169,528 Warrants on this form. (21)

10.30*	Settlement Agreement and Mutual General Release, among Fort Ashford Funds, LLC, Frank Kavanaugh, Single Touch Interactive, Inc., Anthony Macaluso and us, dated September 30, 2010.

21	List of Subsidiaries. (22)

23.1*	Consent of Weaver & Martin LLC, independent registered public accounting firm.

23.2*	Consent of Stradling Yocca Carlson & Rauth (see Exhibit 5.1).

24.1	Power of Attorney (included in the signature pages hereof).

*	Filed herewith.
(1)	Incorporated by reference to Exhibit 2.1 to the registrant’s Current Report on Form 8-K, filed March 21, 2008.
(2)	Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K, filed June 3, 2008.
(3)	Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K, filed June 20, 2008.
(4)	Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K, filed July 14, 2008.
(5)	Incorporated by reference to Exhibit 2.5 to the registrant’s Current Report on Form 8-K, filed July 31, 2008.
(6)	Incorporated by reference to Exhibit 2.6 to the registrant’s Current Report on Form 8-K, filed July 31, 2008.
(7)	Incorporated by reference to Exhibit 3.1 to the registrant’s Registration Statement on Form SB-2, filed November 8, 2001.
(8)	Incorporated by reference to Exhibit 3.2 to Post-Effective Amendment No. 3 to the registrant’s Registration Statement on Form SB-2, filed April 11, 2002.

(9)	Incorporated by reference to Exhibit 3.3 to the registrant’s Current Report on Form 8-K, filed July 31, 2008.
(10)	Incorporated by reference to Exhibit 3.3 to Post-Effective Amendment No. 2 to the registrant’s Registration Statement on Form SB-2, filed February 8, 2002.
(11)	Incorporated by reference to Exhibit 10.6 to the registrant’s Annual Report on Form 10-K, filed January 14, 2010.
(12)	Incorporated by reference to Exhibit 10.7 to the registrant’s Annual Report on Form 10-K, filed January 14, 2010.
(13)	Incorporated by reference to Exhibit 10.10 to the registrant’s Current Report on Form 8-K, filed July 31, 2008.
(14)	Incorporated by reference to Exhibit 4.10 to the registrant’s Current Report on Form 8-K, filed July 31, 2008.
(15)	Incorporated by reference to Exhibit 4.8 to the registrant’s Current Report on Form 8-K, filed July 31, 2008.
(16)	Incorporated by reference to Exhibit 4.9 to the registrant’s Current Report on Form 8-K, filed July 31, 2008.
(17)

Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K, filed November 5, 2008. The form of Warrant is attached thereto as Exhibit A and the form of Registration Rights Agreement is attached thereto as Exhibit B. Both the warrant and the Registration Rights Agreement were executed on October 30, 2008.

(18)	Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K, filed June 8, 2009.
(19)	Incorporated by reference to Exhibit 4 to the registrant’s Registration Statement on Form S-8 (SEC File No. 333-163557), filed December 8, 2009.
(20)	Incorporated by reference to Exhibit 10.8 to the registrant’s Quarterly Report on Form 10-Q, filed May 14, 2010.
(21)	Incorporated by reference to Exhibit 4.1 to the registrant’s Current Report on Form 8-K, filed July 21, 2010.
(22)	Incorporated by reference to Exhibit 21 to the registrant’s Current Report on Form 8-K, filed July 31, 2008.

(b)	Financial Statement Schedules.

The financial statement schedules have been omitted because they are not applicable, not required, or the information is included in the financial statements or notes thereto.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser,

…. (ii) each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale before such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately before such date of first use.

Insofar as indemnification by the registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Encinitas, State of California, on November 12, 2010.

SINGLE TOUCH SYSTEMS INC.

By:	/S/ ANTHONY MACALUSO
Name:	Anthony Macaluso
Title:	Chief Executive Officer and President

POWER OF ATTORNEY

We, the undersigned directors of Single Touch Systems Inc. (the “Registrant”), hereby severally constitute and appoint Anthony Macaluso, with full powers of substitution and resubstitution, our true and lawful attorneys, with full powers to him to sign for us, in our names and in the capacities indicated below, the Registration Statement on Form S-1 filed with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 in connection with the registration under the Securities Act of 1933 of the Registrant’s equity securities, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorney, or his substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed below by the following persons in the capacities and on the dates indicated.

Date: November 12, 2010	By:	/S/ ANTHONY MACALUSO
Anthony Macaluso, Director, Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer

Date: November 12, 2010	By:	/S/ LAURENCE DUNN
Laurence Dunn, Director

Date: November 12, 2010	By:	/S/ RICHARD SIBER
Richard Siber, Director

Date:	By:
James Cassina, Director